As filed with the Securities and Exchange Commission on June 30, 2026.

Registration No. 333-296763

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

GAME YOUR GAME, INC.
(Exact name of registrant as specified in its charter)

__________________________________________

Nevada	7372	81-4611894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

405 Waverley Street
Palo Alto, CA 94301
(415) 223-4630
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Soumya Das
405 Waverley Street
Palo Alto, CA 94301
(415) 223-4630
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________

Copies to:

Nimish Patel
Blake Baron
Gabriel Miranda
Mitchell Silberberg & Knupp LLP
437 Madison Avenue
New York, NY 10022
(202) 509-3900

__________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory note

As of the date of this filing, Game Your Game, Inc., the registrant whose name appears on the cover of this registration statement, is a Nevada corporation. Effective as of March 31, 2026, we converted from a Delaware corporation into a Nevada corporation by means of a statutory conversion. This conversion is referred throughout the prospectus included in this registration statement as the “Conversion.” As a result of the Conversion, each outstanding share of our common stock was converted into 1.630876537 shares of common stock of Game Your Game, Inc., a Nevada corporation (the “Resulting Entity”). We are registering shares of the common stock of the Resulting Entity through the prospectus included in this registration statement.

On June 30, 2026, Grafiti LLC (“Grafiti”), the holder of a majority of our issued and outstanding shares of common stock, transferred and assigned all of the shares of common stock held by it to its parent company, Grafiti Group LLC. This transfer and assignment of our shares of common stock is referred throughout the prospectus included in this registration statement as the “Share Transfer.”

Further, also on June 30, 2026, we entered into an Exchange Agreement with Grafiti Group LLC, pursuant to which we issued 18,000.018 shares of our series A convertible preferred stock, par value $0.001 per share, which is a newly designated series of preferred stock, to Grafiti Group LLC in exchange for 2,500,000 shares of our common stock held by it. This exchange is referred throughout the prospectus included in this registration statement as the “Exchange.” In connection with the Exchange, that certain Stockholders’ Agreement dated April 9, 2021, which is further described below, was terminated, and all rights, preferences and obligations of the parties to the Stockholders’ Agreement are terminated and of no further force and effect.

Except as disclosed in the prospectus, the consolidated historical financial statements, operating data and other historical financial information included in this registration statement are those of Game Your Game, Inc., a Nevada corporation, and its consolidated subsidiaries, which reflect the effects of the Conversion, but do not give effect to the Share Transfer or the Exchange described above.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold by the selling stockholders until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

SUBJECT TO COMPLETION, DATED JUNE 30, 2026

16,072,730 Shares of Common Stock

GAME YOUR GAME, INC.

This prospectus relates to the registration of the resale of up to 16,072,730 shares of common stock, par value $0.001 per share (the “common stock”), of Game Your Game, Inc., a Nevada corporation, by our stockholders identified in this prospectus, or their permitted transferees (the “Registered Shareholders”), in connection with our proposed direct listing (the “direct listing”) on the Nasdaq Capital Market (“Nasdaq”). The shares being registered herein may be freely sold in market transactions following the direct listing and upon the effectiveness of this registration statement. The shares mentioned above in this paragraph include (i) 14,388,000 shares of common stock, representing one hundred percent (100%) of our issued and outstanding common stock, (ii) 184,730 shares of common stock underlying a convertible promissory note and (iii) 1,500,000 shares of common stock underlying outstanding warrants. See “Principal and Registered Shareholders” for more information regarding the shares of common stock being registered pursuant to the registration statement of which this prospectus forms a part.

Unlike an initial public offering, the resale of common stock by the Registered Shareholders is not being underwritten by any investment bank. The Registered Shareholders may, or may not, elect to sell their common stock covered by this prospectus, as and to the extent they may determine. The Registered Shareholders may offer, sell or distribute all or a portion of such shares publicly or through private transactions at prevailing market prices or at negotiated prices. We are required to pay certain costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Registered Shareholders will bear all commissions and discounts, if any, attributable to their sale of common stock (see the “Plan of Distribution” section). If the Registered Shareholders choose to sell or distribute, as applicable, their common stock, we will not receive any proceeds from the sale or distribution, as applicable, of common stock by the Registered Shareholders.

No public market exists for our common stock, and our shares of common stock have a limited history of sales in private transactions by our stockholders. The purchase prices of our common stock in any private transactions may have little or no relation to the opening public price of shares of our common stock on Nasdaq or the subsequent trading price of shares of our common stock on Nasdaq. See “Sale Price History of Our Capital Stock” for more information. Further, the listing of our common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our common stock, and consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which Maxim Group LLC (the “Advisor”), in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares of common stock are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of common stock in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence. Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. Neither we nor the Registered Shareholders will be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will we or they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution” beginning on page 95 of this prospectus.

We have applied to list our common stock on Nasdaq under the symbol “GYGY.” We expect our common stock to begin trading on Nasdaq on or around           , 2026.

If our Nasdaq application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this direct listing. This listing is a condition to the offering. No assurance can be given that our Nasdaq application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not consummate the offering and we will terminate this direct listing. In such case, we will not request that the registration statement of which this prospectus forms a part be declared effective by the Securities and Exchange Commission (the “SEC”).

We will be deemed to be a “controlled company” under the Nasdaq listing rules following the commencement of trading of our shares of common stock on Nasdaq as a result of this direct listing because Nadir Ali, our former Chief Executive Officer, will indirectly beneficially own approximately 65% of the voting power of our outstanding common stock. As a controlled company, we are not required to comply with certain of Nasdaq’s corporate governance requirements; however, we do not currently intend to take advantage of any of these exceptions. See “Prospectus Summary — Controlled Company.”

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common STOCK involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our common STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the Registered Shareholders, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

Through and including            , 2026 (the 25th day after the listing date of our common stock), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

For investors outside the United States: Neither we nor any of the Registered Shareholders have done anything that would permit the use or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock, and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration or continuous offering process. Under this process, the Registered Shareholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution.” You may obtain this information without charge by following the instructions under the section titled “Where You Can Find More Information” appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

Unless otherwise stated or the context otherwise requires, “Game Your Game,” “GYG,” the “Company,” “we,” “our” or “us” means Game Your Game, Inc. and our consolidated subsidiaries, which include, Active Mind Technology Limited and Active Mind Technology R&D Limited.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them. In addition, we round certain percentages presented in this prospectus to the nearest whole number. As a result, figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

MARKET AND INDUSTRY DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications, articles and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, trade names and service marks used in connection with the operation of our business. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•        our expectations regarding our revenue, expenses, profitability and other operating results;

•        the growth rates of the markets in which we compete;

•        our ability to continue as a going concern;

•        the costs and effectiveness of our marketing efforts, as well as our ability to promote our brand;

•        our ability to provide quality products that are acceptable to our customers;

•        our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•        our ability to effectively manage our growth, including offering new product categories and any international expansion;

•        our ability to maintain the security and availability of our software;

•        our ability to protect our intellectual property rights and avoid disputes in connection with the use of intellectual property rights of others;

•        our ability to protect our users’ information and comply with growing and evolving data privacy laws and regulations;

•        future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

•        our ability to remediate any material weaknesses in our internal control over financial reporting or the identification of any additional material weaknesses;

•        our ability to compete effectively with existing competitors and new market entrants; and

•        our success at managing the foregoing risks.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

The Company

We develop and market an artificial intelligence (“AI”) based sports performance tracking technology that is primarily focused in the golf industry. We are a sports technology company seeking to enhance the golf playing experience with tools that leverage the power of AI, precision shot tracking, and personalized feedback. Our solutions integrate advanced tracking with global positioning system (“GPS”) technology, smart sensors, and AI-based analytics to enhance player performance and enjoyment. With the GameGolf KZN AITM shot tracker and AI powered Smart Caddie, we are creating a unified, data-driven platform tailored to the needs of golfers worldwide.

Our products leverage advanced GPS shot tracking hardware, AI algorithms, and a smart coaching app to provide players with real-time insights, strategy recommendations, and personalized performance analytics. We are dedicated to changing the way golfers and instructors worldwide utilize data to enhance on course performance. By enabling golfers to make informed, data-driven decisions, we help improve their skills and contribute to the overall growth of the sport. Our technology equips players of all levels with the tools to meticulously track their progress, from every shot to every round.

From April 30, 2014, in connection with the commercial launch of the GameGolf platform in February 2014 (including the previously offered legacy GameGolf Classic and GameGolfLIVE devices), until January 24, 2024, our products have been used globally in over 140 countries and we have mapped over 36,000 golf courses. During such period, our platform has also recorded more than 3 million rounds of golf played and, based on an average of approximately 100 strokes per 18-hole round — consistent with widely referenced industry data on average recreational golfer scores — we estimate that our platform has tracked in excess of 300 million shots in aggregate. This historical data is included for illustrative and informational purposes only and are not indicative of current or future operating results. This data has been maintained by us during such period on a cumulative basis based on ongoing customer usage of our products, but they are not tracked or used internally by management on a periodic basis and management does not use these metrics internally to monitor our financial results or make business and operating decisions.

Today, our technology consists of the GameGolf KZN AITM platform (KZN is derived from the Japanese term, “Kaizen,” meaning continuous improvement), which is an integrated golf performance ecosystem of proprietary shot-tracking hardware and subscription-based software solutions. Our KZNAI™ system is a hardware-based product incorporating embedded neural network technology designed to detect and associate golf shot events with course location data during play. Our subscription software offerings currently include the GameGolf GPS mobile application, a web-based Performance Dashboard, and GameGolf Smart Caddie TM, an AI-driven feature that utilizes the GameGolf KZN AITM shot data and a user’s historical performance data. In future development releases, it is anticipated that other contextual inputs will be possible, such as weather data for example, to generate on-course recommendations and performance guidance.

We generate revenue from the sale of the GameGolf KZN AITM hardware device, which is currently offered as a beta, pre-commercial launch version of the product, and from recurring annual subscription fees for continued access to the GameGolf App, GameGolf Smart Caddie and the GameGolf platform. Our products are currently sold direct-to-consumer via online platforms and in the future are expected to also be offered through affiliates and distribution partners.

Industry Overview

The global golf technology sector is expanding rapidly, fueled by a growing player base and increased technology adoption. During 2025, 48.1 million Americans aged six or over played golf (on course or off course), including 29.1 million who played on a golf course and another 19 million in off course golf activities such as tech enabled ranges golf simulator or entertainment venues (National Golf Foundation). In 2024, the R&A Global Golf Participation

Report (which excludes the USA and Mexico) reported over 108 million junior and adult golf players including on course and other formats (R&A Global Golf Participation). The global golf and rangefinder market is projected at USD$68.8 million in 2025, with an expected 3.55% CAGR through 2033 (MarketResearch.com). We believe we are well-positioned to capitalize on this opportunity by delivering a differentiated solution that combines AI-powered analytics, GPS tracking, and seamless app integration to meet the evolving needs of modern golfers.

Corporate Strategy

A core component of our long-term growth strategy is to pursue strategic acquisitions, joint ventures, minority investments, and other strategic transactions designed to expand our platform, accelerate market penetration, and enhance our data and technology capabilities.

While we expect to evaluate opportunities within golf technology and performance analytics, our strategic mandate is not limited to a predefined category of businesses. We may also pursue transactions across the broader sports, entertainment, and experiential ecosystem where we believe we can create value through technology integration, data intelligence, brand leverage, or operational scale. Potential target categories may include, but are not limited to:

•        Indoor golf simulation and virtual play platforms

•        Physical golf venues, entertainment-driven golf concepts, or experiential sports facilities

•        Sports-focused hospitality venues, restaurants, and performance-based entertainment concepts

•        Sports agencies, talent representation firms, or athlete-focused service platforms

•        Digital coaching, training, and content platforms

•        Sports data, analytics, AI, or software companies

•        Sensor, wearable, or hardware technology businesses

•        Media, content, or fan engagement platforms

•        International sports technology operators or distributors

While golf serves as our initial vertical, we may leverage our underlying technology architecture — combining wearable or equipment-based sensors, geospatial data capture, mobile software, and AI analytics to extend our platform into adjacent sports where measurable performance data, connected equipment, and analytics-driven improvement represent meaningful opportunities. This expansion may occur through internal product development, strategic partnerships, licensing arrangements, or acquisitions; however, there can be no assurance that we will ever be able to expand our products and solutions to other sports categories. We believe that combining data capture, analytics, experiential venues, athlete services, and digital engagement platforms can create network effects, deepen customer relationships, increase recurring revenue streams, and expand monetization pathways across consumer, enterprise, and venue-based channels.

We intend to remain opportunistic and flexible in evaluating transactions, and our acquisition criteria will focus on strategic fit, scalability, data enhancement potential, revenue quality, margin profile, and the ability to accelerate our long-term platform strategy.

There can be no assurance that we will complete any such acquisitions or combinations; however, we believe a disciplined and technology-driven M&A strategy will be a meaningful driver of long-term value creation.

We are pursuing a hybrid growth strategy combining:

1.      Organic growth, driven by product innovation, AI enhancements, subscription monetization, and global distribution; and

2.      Acquisitive growth, through strategic transactions that broaden our platform and expand our addressable market.

We believe our long-term valuation profile should reflect our evolution from a single-product golf technology provider into a multi-dimensional sports intelligence and experiential platform. As we expand our AI capabilities, scale recurring software revenues, grow our data assets, and selectively integrate complementary businesses across sports, entertainment, and venue-based ecosystems, we expect our revenue mix, margin profile, and addressable market to broaden meaningfully. We believe companies that successfully combine data intelligence, recurring digital revenue, experiential engagement, and scalable platform infrastructure may command valuation characteristics more consistent with technology-enabled platform businesses rather than standalone hardware or single-vertical application providers. Our strategy is designed to position us within this broader platform category over time through disciplined execution, organic innovation, and strategic transactions.

Controlled Company

A controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We are a controlled company because Nadir Ali, our former Chief Executive Officer, will beneficially own more than 50% of our voting power, and we expect we will continue to be a controlled company following the commencement of trading of our shares of common stock on Nasdaq as a result of this direct listing. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

•        our board of directors is not required to be comprised of a majority of independent directors;

•        our board of directors is not subject to the compensation committee requirement; and

•        we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report on Form 10-K that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        reduced disclosure about our executive compensation in our registration statements, periodic reports and proxy statements;

•        an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

•        an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the listing of our common stock on Nasdaq; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period; or (iv) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions.

In addition, the JOBS Act also provides that an emerging growth company may take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. An emerging growth company may therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, as a result, will not be subject to the same implementation timing for new or revised accounting standards as are required of other public companies that are not emerging growth companies, which may make comparison of our financial information to those of other public companies more difficult.

We are also a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this listing if either (i) the market value of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our annual report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Structure

We have one direct wholly owned operating subsidiary, Active Mind Technology Limited (“AMT”), incorporated in Ireland on April 18, 2008. AMT owns 100% of the outstanding capital stock of Active Mind Technology R&D Limited (“AMT R&D”) incorporated in Ireland on July 16, 2010. AMT and AMT R&D are each based in Galway, Ireland.

Our principal executive offices are located at 405 Waverley Street, Palo Alto, CA 94301. Our Internet website is www.gamegolf.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making any investment decision relating to our common stock.

Nasdaq Listing Application and Proposed Symbol

We have applied to list our common stock on Nasdaq under the symbol “GYGY.” No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this direct listing. In such case, we will not request that the registration statement of which this prospectus forms a part be declared effective by the SEC.

Summary Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below and other risks described elsewhere in this prospectus. These risks are discussed more fully in the “Risk Factors” section appearing elsewhere in this prospectus. These risks include, but are not limited to, the following:

Risks Related to our Business and our Industry

•        Our ability to successfully execute our business plan may require additional debt or equity financing, which may otherwise not be available on reasonable terms or at all.

•        We have a history of operating losses and there is no assurance that we will be able to achieve profitability or raise additional financing or continue as a going concern.

•        If our products fail to satisfy customer demands or to achieve increased market acceptance, our results of operations, financial condition and growth prospects could be materially adversely affected.

•        Defects, errors, or vulnerabilities in the products or services that we sell or the failure of such products or services to prevent a security breach, could harm our reputation and adversely affect our results of operations.

•        Insurance and contractual protections may not always cover lost revenue, increased expenses or liquidated damages payments, which could adversely affect our financial results.

•        Our international business exposes us to geo-political, foreign exchange and economic factors, legal and regulatory requirements, public health and other risks associated with doing business in foreign countries.

•        General economic conditions and trends affecting consumer discretionary spending and the sports and entertainment industries may adversely affect our business, financial condition, and results of operations.

•        Our international operations are subject to special government laws and regulations, such as the U.S. Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose us to liability or impair our ability to compete in international markets.

•        Adverse judgments or settlements in legal proceedings could materially harm our business, financial condition, operating results and cash flows.

•        Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

•        We may enter into joint venture, teaming and other similar arrangements, and these activities involve risks and uncertainties. A failure of any such relationship could have material adverse results on our business and results of operations.

•        Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

•        Digital threats such as cyber-attacks, data protection breaches, computer viruses or malware may disrupt our operations, harm our operating results and damage our reputation, and cyber-attacks or data protection breaches on our customers’ networks, or in cloud-based services provided by or enabled by us, could result in liability for us, damage our reputation or otherwise harm our business.

•        Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations, and there are no assurances that these conditions will improve in the near future.

•        Domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, broadly defined and rapidly evolving. Such regulation could directly restrict portions of our business or indirectly affect our business by constraining our customers’ use of our technology and services or limiting the growth of our markets.

•        Any actual or perceived failure by us to comply with our privacy policy or legal or regulatory requirements in one or multiple jurisdictions could result in proceedings, actions and penalties against us.

•        Evolving and changing definitions of what constitutes “Personal Information” and “Personal Data” within the EU, the United States and elsewhere, may limit or inhibit our ability to operate or expand our business, including limiting technology alliance partners that may involve the sharing of data.

•        Our AI-enabled golf analytics products may not generate accurate or meaningful insights, which could limit adoption and harm our reputation.

•        Limitations in the quality, quantity, or availability of golf performance data could impair the effectiveness of our AI models.

•        Errors in shot tracking or AI-generated recommendations could result in customer dissatisfaction, reputational harm, or potential liability.

•        The integration of hardware, software, and AI technologies increases development complexity and operational risk.

•        Evolving regulations related to data privacy, AI, and consumer protection could increase compliance costs or restrict our product offerings.

•        Rapid technological change and competition in sports analytics may limit the long-term success of our AI-based products.

Risks Related to the Direct Listing and Ownership of our Common Stock

•        The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.

•        Our shares of common stock have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.

•        The structure of this offering as a direct listing, rather than a traditional underwritten initial public offering, involves significant risks and uncertainties that may adversely affect the trading price and liquidity of our common stock.

•        Future sales of common stock by our Registered Shareholders and other existing stockholders could cause our share price to decline.

•        An investment in our common stock is extremely speculative and there can be no assurance of any return on your investment.

•        Because we are a “controlled company” as defined in the Nasdaq’s rules, you may not have protection of certain corporate governance requirements which are otherwise required by Nasdaq’s rules.

•        We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

•        We have previously identified material weaknesses in our internal control over financial reporting. While we believe we have implemented all necessary steps and actions to remediate each identified material weakness as of March 31, 2026, in order to conclude that such material weaknesses have been fully remediated, we believe it is necessary to evaluate the effectiveness of the new processes and procedures at least through the quarter ended June 30, 2026. If we are unable to conclude that such material weaknesses have been remediated, if we identify additional material weaknesses in the future or if we otherwise fail to continue to design, implement and maintain effective internal control over financial reporting, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our common stock.

•        Some provisions of our articles of incorporation and bylaws may deter takeover attempts, which may inhibit a takeover that stockholders consider favorable and limit the opportunity of our stockholders to sell their shares at a favorable price.

•        We will incur increased costs as a result of being a public company.

•        We have filed an application to have our common stock listed on Nasdaq. We can provide no assurance that our common stock will be listed, and if listed, that our common stock will continue to meet Nasdaq listing requirements. If we fail to comply with the continuing listing standards of Nasdaq, our common stock could be delisted.

•        If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, before making a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business and Our Industry

Our ability to successfully execute our business plan may require additional debt or equity financing, which may otherwise not be available on reasonable terms or at all.

Based on our current business plan, we will need additional capital to support our operations, which may be satisfied with additional debt or equity financings. Future financings through equity offerings by us will be dilutive to existing shareholders. In addition, the terms of securities we may issue in future capital transactions may be more favorable to new investors than our current investors. Newly issued securities may include preferences, superior voting or consent rights, and the issuance of warrants, convertible notes or other derivative securities. We may also issue incentive awards under our equity incentive plans, which may have additional dilutive effects. We may also be required to recognize non-cash expenses in connection with certain securities we may issue in the future such as convertible notes and warrants, which would adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by factors, including the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could affect the availability or cost of future financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may not be able to execute on our business plan.

We have a history of operating losses and there is no assurance that we will be able to achieve profitability or raise additional financing or continue as a going concern.

We have a history of operating losses. We have incurred net losses of $783,789 and $1,848,619 for the fiscal years ended December 31, 2025 and 2024, respectively. We have incurred net losses of $704,932 and $146,775 for the three months ended March 31, 2026 and 2025, respectively. Total cash used in operations was $1,324,518 and $1,961,340 for the fiscal years ended December 31, 2025 and 2024, respectively. Total cash used in operations was $290,556 and $327,869 for the three months ended March 31, 2026 and 2025, respectively. The ability of our company to continue as a going concern is dependent upon our attaining and maintaining profitable operations and raising additional capital as needed, but there can be no assurance that we will be able to raise any further financing.

Due to our recurring losses, negative cash flows from operations, and limited cash resources, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2025 expressing substantial doubt about our ability to continue as a going concern. The inclusion of a going concern explanatory paragraph may adversely affect our ability to raise additional financing, enter into strategic relationships, obtain vendor credit, and retain customers or employees, and could materially harm our business.

We expect to continue to incur significant operating losses for the foreseeable future as we invest in product development, commercialization, sales and marketing, technology infrastructure, and general and administrative functions. Our ability to achieve or sustain profitability depends on our success in developing, marketing, and monetizing our products and services, attracting and retaining customers, and managing our operating expenses. We may never generate sufficient revenue to achieve profitability, or may not do so on a timeline currently anticipated.

Our history of operating losses and cash uses, our projections of the level of cash that will be required for our operations to reach profitability, may impair our ability to raise capital on terms that we consider reasonable and at the levels that we will require over the coming months. Our ability to continue as a going concern is dependent upon our ability to obtain additional capital and ultimately achieve profitable operations. We cannot provide any assurance that we will be able to secure additional funding from public or private offerings or debt financings on terms acceptable to us, if at all. If we are unable to obtain the requisite amount of financing needed to fund our planned operations, it would have a material adverse effect on our business and ability to continue as a going concern, and we may have to curtail, or even to cease operations. If additional funds are raised through the issuance of equity securities or convertible debt securities, it will be dilutive to our shareholders and could result in a decrease in our stock price if our common stock become publicly traded.

If our products fail to satisfy customer demands or to achieve increased market acceptance, our results of operations, financial condition and growth prospects could be materially adversely affected.

The market acceptance of our products is critical to our continued success. Demand for our products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the statistical analytics and visualization market. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of our products, our business operations, financial results and growth prospects will be materially and adversely affected.

Defects, errors, or vulnerabilities in the products or services that we sell or the failure of such products or services to prevent a security breach, could harm our reputation and adversely affect our results of operations.

Because the products we sell are complex, they have contained and may contain software design errors or software bugs that are not detected until after their commercial release and deployment by customers. Defects may cause such products to be vulnerable to security attacks, cause them to fail to help secure information or temporarily interrupt customers’ networking traffic. Because the techniques used by hackers to access sensitive information change frequently and generally are not recognized until launched against a target, we may not be unable to anticipate these techniques and provide a solution in time to protect customers’ data. In addition, defects or errors in our subscription updates or products could result in a failure to effectively update customers’ products and thereby leave customers vulnerable to advanced persistent threats (“APTs”) or security attacks.

Any defects, errors or vulnerabilities in the products we sell could result in:

•        expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities;

•        delayed or lost revenue;

•        loss of existing or potential customers or partners;

•        increased warranty claims compared with historical experience, or increased cost of servicing warranty claims, either of which would adversely affect gross margins; and

•        litigation, regulatory inquiries, or investigations that may be costly and harm our reputation.

Insurance and contractual protections may not always cover lost revenue, increased expenses or liquidated damages payments, which could adversely affect our financial results.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance or the warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

Our international business exposes us to geo-political and economic factors, legal and regulatory requirements, public health and other risks associated with doing business in foreign countries.

We provide our products and services to customers in many countries beyond the United States. These risks differ from and potentially may be greater than those associated with our domestic business. Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as United States foreign policy.

Our international sales are also subject to local government laws, regulations and procurement policies and practices, which may differ from the U.S. government regulations, including regulations relating to import-export control, investments, foreign exchange controls and repatriation of earnings, as well as to varying currency, geo-political and economic risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs. As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively affect our results of operations and financial condition.

We are also subject to a number of other risks including:

•        the absence in some jurisdictions of effective laws to protect our intellectual property rights;

•        multiple and possibly overlapping and conflicting tax laws;

•        restrictions on movement of cash;

•        the burdens of complying with a variety of national and local laws;

•        political instability;

•        currency fluctuations;

•        longer payment cycles;

•        restrictions on the import and export of certain technologies;

•        price controls or restrictions on exchange of foreign currencies; and

•        trade barriers.

In addition, our international operations (or those of our business partners) could be subject to natural disasters such as earthquakes, tsunamis, flooding, typhoons and volcanic eruptions that disrupt manufacturing or other operations. There may be conflict or uncertainty in the countries in which we operate, including public health issues (for example, an outbreak of a contagious disease such as 2019-Novel Coronavirus (2019-nCoV), avian influenza, measles or Ebola), safety issues, natural disasters, fire, disruptions of service from utilities, nuclear power plant accidents or general economic or political factors. In the event our customers are materially impacted by these events, it may impact anticipated orders and planned shipments for our products. The European Union’s General Data Protection Regulation imposes significant new requirements on how we collect, process and transfer personal data, as well as significant fines for non-compliance. Any of the above risks, should they occur, could result in an increase in the cost of components, production delays, general business interruptions, delays from difficulties in obtaining export licenses for certain technology, tariffs and other barriers and restrictions, longer payment cycles, increased taxes, restrictions on the repatriation of funds and the burdens of complying with a variety of foreign laws, any of which could ultimately have a material adverse effect on our business.

General economic conditions and trends affecting consumer discretionary spending and the sports and entertainment industries may adversely affect our business, financial condition, and results of operations.

Our business depends, in part, on consumer discretionary spending on sports-related activities, technology, and entertainment. Adverse macroeconomic conditions — including economic downturns, recessions, inflationary pressures, rising interest rates, increased unemployment, reduced consumer confidence, or other economic uncertainties — can reduce consumers’ discretionary income and willingness to spend on non-essential goods and services. As a result, demand for our products and services may decline, customers may delay or reduce purchases, subscription renewals may decrease, and pricing pressure may increase.

If these economic conditions persist or worsen, our revenues, margins, growth prospects, and cash flows could be materially and adversely affected, and we may be required to modify our business strategy, reduce operating expenses, or delay planned investments, any of which could harm our competitive position and long-term prospects.

Our international operations are subject to special government laws and regulations, such as the U.S. Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose us to liability or impair our ability to compete in international markets.

Our registration with the SEC and international operations subject us to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, and similar laws and regulations in various jurisdictions, such as the U.S. Foreign Corrupt Practices Act (“FCPA”), and other applicable laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. These laws and regulations apply worldwide. Our international activities create the risk of unauthorized payments or offers of payments by one of our employees, consultants or contractors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, reputation, financial condition and results of operations.

We are also subject to import-export control regulations restricting the use and dissemination of information classified for national security purposes and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions laws or import-export control regulations could subject us to whistleblower complaints, adverse media coverage, investigations and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, reputation, financial condition and results of operations.

Adverse judgments or settlements in legal proceedings could materially harm our business, financial condition, operating results and cash flows.

We may be a party to claims that arise from time to time in the ordinary course of our business, which may include those related to, for example, contracts, sub-contracts, protection of confidential information or trade secrets, adversary proceedings arising from customer bankruptcies, employment of our workforce and immigration requirements or compliance with any of a wide array of state and federal statutes, rules and regulations that pertain to different aspects of our business. We may also be required to initiate expensive litigation or other proceedings to protect our business interests. There is a risk that we will not be successful or otherwise be able to satisfactorily resolve any such claims or litigation. In addition, litigation and other legal claims are subject to inherent uncertainties. Those uncertainties include, but are not limited to, litigation costs and attorneys’ fees, unpredictable judicial or jury decisions and the differing laws and judicial proclivities regarding damage awards among the states in which we operate. Unexpected outcomes in such legal proceedings, or changes in management’s evaluation or predictions of the likely outcomes of such proceedings (possibly resulting in changes in established reserves), could have a material adverse effect on our business, financial condition, results of operations and cash flows. Due to recurring losses and net capital deficiency, our current financial status may increase our default and litigation risks and may make us more financially vulnerable in the face of threatened litigation.

We may be subject to government or regulatory investigations or inquiries under national, regional and local laws, as amended from time to time, and may be required to comply with data requests, or requests for information by government authorities and regulators in the United States or other jurisdictions in which we operate and any resulting enforcement action could have a materially adverse effect on us.

We have, and will continue to, interact regularly with regulatory and self-regulatory agencies in the United States or other jurisdictions in which we operate, including the SEC and Nasdaq. We may in the future be the subject of SEC and other regulatory investigations and may be required to comply with informal or formal orders or other requests for information or documentation from such government authorities and regulators regarding our compliance with national, regional and local laws and regulations, including the rules and regulations under the Securities Act and the Exchange Act. Such laws and regulations and their interpretation and applications may also change from time to time. Responding to requests for information from regulators in connection with any such investigations or inquiries could have a materially adverse effect on our business through, among other things, significantly increased legal fees and the time and attention required of the Company’s management and employees to be diverted from our normal business operations and growth plans. Moreover, if a regulator were to initiate an enforcement action against us, any such action could further consume our resources, require us to change our business practices and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

Any system or service disruptions on our hosted Cloud infrastructure or those caused by ongoing projects to improve our information technology systems and the delivery of services, if not anticipated and appropriately mitigated, could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. We are also subject to systems failures, including network, software or hardware failures, Denial-of-Service (DoS) attack, whether caused by us, third-party service providers, invasions, disruptions, cyber security threats, hacker attacks, natural disasters, power shortages, terrorist attacks or other events, which could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our communications or utilities could cause us financial or reputational damage, interrupt or suspend our operations, subject us to legal action and increased regulatory oversight, or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our future results could be adversely affected.

We may enter into joint venture, teaming and other similar arrangements, and these activities involve risks and uncertainties. A failure of any such relationship could have material adverse results on our business and results of operations.

While we have not entered into any joint venture, teaming and other similar arrangements at the current date, we may enter into these activities in the future. These activities involve risks and uncertainties, including the risk of the joint venture or applicable entity failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements. A failure of our business relationships could have a material adverse effect on our business and results of operations.

Our acquisition-focused growth strategy may make it difficult for investors to evaluate our future business and operating results.

We intend to pursue a strategic growth strategy that may include acquisitions of, or investments in, complementary businesses, technologies, data assets, intellectual property, or strategic partnerships. As a result, our future business mix, revenue sources, cost structure, and operating model may change over time, which could make it difficult for investors to evaluate our historical financial performance or predict our future results.

Our financial results may vary significantly from period to period depending on the timing, size, and accounting treatment of any acquisitions we complete. Acquired businesses may have different growth rates, margins, customer characteristics, or operating models than our existing operations, and historical financial information for such businesses may not be indicative of the performance of our combined company. These factors may reduce the comparability of our financial results across periods and increase uncertainty regarding our long-term prospects.

Acquisitions involve significant risks and may not result in improved operating results or profitability.

The acquisition of new businesses, technologies, or assets involves numerous risks and uncertainties, including difficulties in identifying suitable targets, conducting effective due diligence, and integrating acquired operations, personnel, systems, or technologies into our existing business. We may experience integration challenges, unanticipated costs, operational disruptions, or difficulties retaining key employees or customers of acquired businesses.

In addition, acquisitions may require significant capital expenditures, the issuance of equity or equity-linked securities, or the incurrence of debt, which could result in dilution to existing stockholders or increased leverage. We may also record goodwill or other intangible assets that could be subject to future impairment charges. There can be no assurance that any acquisition will achieve anticipated synergies, generate expected revenues, or contribute to profitability. Failure to successfully execute our acquisition strategy could materially and adversely affect our business, financial condition, operating results, and prospects.

The risks arising with respect to the historic business and operations of potential future acquisition targets may be different from what we anticipate, which could significantly increase the costs and decrease the benefits of the acquisition and materially and adversely affect our operations going forward.

Although we intend to perform significant financial, legal, technological and business due diligence with respect to future acquisition targets, we may not fully appreciate, understand or anticipate the extent of the risks associated with the acquisitions. We expect to secure indemnification for certain matters in connection with future acquisitions in order to mitigate the consequences of breaches of representations, warranties and covenants under the governing transaction agreements and the risks associated with historic operations, including those with respect to compliance with laws, accuracy of financial statements, financial reporting controls and procedures, tax matters and undisclosed liabilities. We believe that these indemnification provisions, together with any applicable holdback escrows and insurance policies that we may determine to put in place will limit the economic consequences of the issues that may be identified in connection with the due diligence review process to acceptable levels. Notwithstanding our exercise of due diligence and risk mitigation strategies, the risks of acquiring target companies with historic businesses and operations may expose us to unknown or contingent liabilities and the costs associated with these risks may be greater than we anticipate causing material and adverse impact on our business, liquidity, capital resources or results of operations.

Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

We are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anti-corruption, import/export controls, trade restrictions, internal control and disclosure control obligations, securities regulation and anti-competition. Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources. We are also focused on expanding our business in certain identified growth areas, such as health information technology, energy and environment, which are highly regulated and may expose us to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

Digital threats such as cyber-attacks, data protection breaches, computer viruses or malware may disrupt our operations, harm our operating results and damage our reputation, and cyber-attacks or data protection breaches on our customers’ networks, or in cloud-based services provided by or enabled by us, could result in liability for us, damage our reputation or otherwise harm our business.

Digital threats such as cyber-attacks, data protection breaches, computer viruses, malware, ransomware, phishing attacks, or other malicious acts may disrupt our operations, harm our operating results and damage our reputation. Our products and services, our internal systems, and the servers, data centers and cloud-based solutions on which our data, and data of our customers, suppliers and business partners are stored, are vulnerable to unauthorized access, tampering, human error, and other security incidents.

Despite our implementation of network security measures, the products and services we sell to customers, and our servers, data centers and the cloud-based solutions on which our data, and data of our customers, suppliers and business partners are stored, are vulnerable to cyber-attacks, data protection breaches, computer viruses, malicious acts, and similar disruptions from unauthorized tampering or human error. Use of our products and services in our customers’ environments may have the possibility of being breached as a result of acts other than our customers exposing confidential and sensitive information. Despite our security controls and measures, any such event could compromise our networks or those of our customers, and the information stored on our networks or those of our customers could be accessed, publicly disclosed, lost or stolen, which could subject us to liability to our customers, business partners, regulatory authorities and others, and could have a material adverse effect on our business, operating results, and financial condition and may cause damage to our reputation. Efforts to limit the ability of malicious third parties to disrupt the operations of the Internet or undermine our own security efforts may be costly to implement and meet with resistance, and may not be successful. Breaches of network security in our customers’ networks, or in cloud-based services provided by or enabled by us, regardless of whether the breach is attributable to a vulnerability in our products or services, could result in liability for us, damage our reputation or otherwise harm our business.

We maintain cybersecurity and related insurance coverage that we believe is appropriate and adequate for our current stage of operations. However, such insurance coverage is subject to deductibles, coverage limits, exclusions, and other terms and conditions, and may not cover all claims or types of losses that we may incur. In addition, coverage may be unavailable or insufficient to cover the full extent of any liability, and future coverage may not be available on commercially reasonable terms, or at all. A significant cybersecurity incident could therefore result in substantial out-of-pocket costs and materially and adversely affect our business, financial condition and results of operations, even if we maintain insurance coverage.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations, and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, in the Unites States, the European Union and elsewhere around the world. Weak economic conditions generally, sustained uncertainty about global economic conditions, or a prolonged or further tightening of credit markets could cause our customers and potential customers to postpone or reduce spending on technology products or services or put downward pressure on prices, which could have an adverse effect on our business, results of operations or cash flows. Concerns over inflation, energy costs, geopolitical issues and the availability of credit globally, have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices and wavering business and consumer confidence, have precipitated an economic slowdown and uncertain global outlook. Domestic and international equity markets have been experiencing heightened volatility and turmoil. These events and the continuing market upheavals may have an adverse effect on our business. In the event of extreme prolonged market events, such as the global economic recovery, we could incur significant losses.

Domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, broadly defined and rapidly evolving. Such regulation could directly restrict portions of our business or indirectly affect our business by constraining our customers’ use of our technology and services or limiting the growth of our markets.

We are subject to diverse laws and regulations relating to data privacy and security, including the EEA, Regulation 2016/679, known as the EEA General Data Protection Regulation (“GDPR”). The GDPR implements stringent operational requirements for controllers of personal data, including, for example, higher standards for obtaining consent from individuals to process their personal data (including, in certain circumstances for marketing and other follower engagement), more robust disclosures to individuals and a strengthened individual data rights regime, shortened timelines for data breach notifications, limitations on retention of information, additional obligations when we contract third-party processors in connection with the processing of personal data, and certain restrictions when transferring personal data outside of the UK.

Failure to comply with European Union laws, including failure under the GDPR, Data Protection Act 2018, ePrivacy Directive and other laws relating to the security of personal data may result in fines up to €20 million or up to 4% of the total worldwide annual turnover of the preceding financial year, if greater, and other administrative penalties including criminal liability, which may be onerous and adversely affect our business, financial condition, results of operations and prospects. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. In addition, the GDPR includes restrictions on cross-border data transfers. Failure to comply with the GDPR and related laws may lead to increased risk of private actions from data subjects and consumer not-for-profit organizations, including a new form of class action that is available under the GDPR.

In recent years, US and European lawmakers and regulators have expressed concern over electronic marketing and the use of third-party cookies, web beacons and similar technology for online behavioral advertising. In the United Kingdom, marketing is defined broadly to include any promotional material and the rules specifically on electronic marketing are currently set out in the ePrivacy Directive (which is implemented in the United Kingdom by the Privacy and Electronic Communications Regulations; this remains in force following the United Kingdom’s departure from the European Union), which requires informed consent for the placement of a cookie or similar technologies on a user’s device and for certain direct electronic marketing. The regime also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology, and non-compliance with marketing and cookies laws could lead to litigation, regulatory investigations, enforcement notices or monetary penalties. Further regulation or more stringent enforcement of cookies and similar technologies, and any decline of cookies or similar online tracking technologies as a means to identify and potentially target users, may lead to broader restrictions on our online activities, including efforts to understand followers’ internet usage and promote ourselves to them.

In addition, our services may be subject to regulation under current or future laws or regulations implemented by governments and agencies of foreign jurisdictions where we currently or may in the future operate as these jurisdictions have adopted and could in the future adopt, modify, apply or enforce laws, policies, and regulations covering user privacy, data security, technologies that are used to collect, store and/or process data, and/or the collection, use, processing, transfer, storage and/or disclosure of data associated with individuals. The categories of data regulated under these laws vary widely, are often broadly defined, and subject to new applications or interpretation by regulators. The uncertainty and inconsistency among these laws, coupled with a lack of guidance as to how these laws will be applied to current and emerging global positioning and analytics technologies, creates a risk that regulators, lawmakers or other third parties, such as potential plaintiffs, may assert claims, pursue investigations or audits, or engage in civil or criminal enforcement. These actions could limit the market for our services and technologies or impose burdensome requirements on our services and/or customers’ use of our services, thereby rendering our business unprofitable.

If our treatment of data, privacy practices or data security measures fail to comply with these current or future laws and regulations in any of the jurisdictions in which we collect and/or process information, we may be subject to litigation, regulatory investigations, civil or criminal enforcement, financial penalties, audits or other liabilities in such jurisdictions, or our customers may terminate their relationships with us. In addition, data protection laws, such as the GDPR, foreign court judgments or regulatory actions could affect our ability to transfer, process and/or receive transnational data that is critical to our operations, including data relating to users, customers, or partners outside the United States. For instance, the GDPR restricts transfers of personal data outside of the European Economic Area, including to the United States, subject to certain requirements. Such data protection laws, judgments or actions could affect the manner in which we provide our services or adversely affect our financial results if foreign customers and partners are not able to lawfully transfer data to us.

The ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the European Economic Area to the United States could result in further limitations on the ability to transfer data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that support cross-border data transfers, such as the EU-U.S. and Swiss-U.S. Privacy Shield frameworks and the European Commission’s Model Contractual Clauses, each of which are currently under particular scrutiny. Additionally, certain countries have passed or are considering passing laws requiring local data residency. The costs of compliance with, and other burdens imposed by, privacy laws, regulations and standards may limit the use and adoption of our services, reduce overall demand for our services, make it more difficult to meet expectations from or commitments to customers, lead to significant fines, penalties or liabilities for noncompliance, impact our reputation, or slow the pace at which we close sales transactions, any of which could harm our business.

Furthermore, the uncertain and shifting regulatory environment and trust climate may cause concerns regarding data privacy and may cause our customers or our customers’ customers to resist providing the data necessary to allow our customers to use our services effectively. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of our products or services and could limit adoption of our cloud-based solutions.

Any actual or perceived failure by us to comply with our privacy policy or legal or regulatory requirements in one or multiple jurisdictions could result in proceedings, actions and penalties against us.

Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of personal data or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

Evolving and increasingly stringent privacy, data protection and security laws, regulations and industry standards may adversely affect our business, and failure to comply with such requirements could result in liability, reputational harm and reduced adoption of our products and services.

Our business involves the collection, transmission, storage and processing of information through our hardware devices, mobile application, cloud-based platform and subscription services. While much of the data we collect relates to golf performance metrics, user accounts, device identifiers, location-based information and other data elements may be considered “personal information,” “personal data,” or similar regulated information under applicable laws in the United States, the European Union and other jurisdictions in which our products are used.

Privacy, data protection and cybersecurity laws and regulations are evolving rapidly, and their interpretation and enforcement remain uncertain. Changes in the definition or scope of regulated personal information, the expansion of consumer rights, or the imposition of new compliance obligations could increase our compliance costs, restrict how we collect, use, share or transfer data, or require modifications to our products, services, technology infrastructure or business practices. In addition, new or evolving requirements could limit our ability to enter into or maintain technology alliances, distribution relationships, analytics partnerships or other strategic arrangements that involve data sharing.

We may also be subject to claims, investigations, enforcement actions or litigation alleging non-compliance with applicable privacy or data security requirements. Even if such claims lack merit, responding to them could be costly and time-consuming and could divert management attention. Adverse outcomes could result in financial penalties, contractual liability, mandatory changes to our data practices, or other restrictions on our operations.

Consumer sensitivity to privacy and data security practices continues to increase. If users perceive that our products or platform do not adequately protect their information, or if we experience a data security incident, we may suffer reputational harm and reduced user engagement. Any significant decline in user trust or subscription renewals could adversely affect our recurring revenue model and growth prospects.

Furthermore, legislative or regulatory developments — whether driven by public concerns, litigation against other technology companies, or broader policy initiatives — could result in new requirements that materially limit the deployment or functionality of technologies such as GPS tracking, performance analytics, artificial intelligence-based recommendations or connected hardware systems. Compliance with such requirements could increase our costs, reduce demand for our products and services, or otherwise materially and adversely affect our business, financial condition and results of operations.

Our AI-enabled golf analytics products may not generate accurate or meaningful insights, which could limit adoption and harm our reputation.

Our products leverage artificial intelligence and machine learning algorithms to analyze golf performance data and generate insights and recommendations for users. These systems process data collected from sensors, mobile devices, and user inputs, which may be incomplete, inconsistent, inaccurate, or affected by environmental factors such as course conditions, weather, equipment differences, or user behavior. If our AI models fail to accurately capture, classify, or interpret shots, strokes, or performance metrics, the insights and recommendations we provide may be unreliable or perceived as lacking value, which could reduce user engagement, increase customer churn, and negatively affect our brand and results of operations.

Limitations in the quality, quantity, or availability of golf performance data could impair the effectiveness of our AI models.

The performance of our AI models depends on access to large volumes of high-quality, diverse golf performance data across different players, courses, and playing conditions. If we are unable to obtain sufficient data to train and refine our models, or if our data sources are restricted due to privacy regulations, contractual limitations, or reduced user participation, our ability to improve model accuracy and functionality may be adversely affected. In addition, biases or gaps in training data could limit the applicability of our analytics across different skill levels or playing styles, reducing the overall usefulness of our products.

Errors in shot tracking or AI-generated recommendations, and the dissemination of negative commentary through social media or golf industry forums, could result in customer dissatisfaction, reputational harm, or potential liability.

Our products are designed to provide automated shot tracking, performance analytics and AI-generated recommendations to golfers. While we seek to deliver accurate and reliable insights, our hardware and software systems, including our embedded AI models, may from time to time produce inaccurate shot data, incomplete round information, or recommendations that users perceive as incorrect or misleading. Users may rely on these insights when making decisions regarding practice routines, equipment selection, or gameplay strategy. If our products fail to perform as expected, users may lose confidence in our platform, discontinue subscriptions, request refunds, or assert claims against us, including claims alleging product defects, misrepresentation or failure to meet performance expectations. Even if such claims lack merit, defending against them could be costly and divert management’s attention and resources.

In addition, dissatisfied users may post negative reviews or commentary on social media platforms, app stores, online retail sites, or golf-related forums and communities. The viral nature of online content and the prominence of influencer and peer-based recommendations within the golf industry could amplify such negative publicity. We have limited ability to control or effectively respond to public commentary, and unfavorable or misleading information may be disseminated broadly regardless of its accuracy. Negative perceptions regarding the accuracy or reliability of our technology could harm our brand, reduce user acquisition and retention, limit strategic partnerships, and adversely affect our business, financial condition and results of operations.

The implementation of AI into our technologies may prove to be more difficult than anticipated and may adversely affect our business.

Our future success depends, in part, upon our ability to address the needs of our customers by using and integrating AI technology to provide products and services that will satisfy customer demands. The costs of implementing new technology, including personnel, can be high, in both absolute and relative terms, and we may not achieve intended benefits of new technology initiatives. Moreover, the implementation of AI technology can expose us to new or increased operational risks. For example, our implementation of certain new technologies, such as those related to AI, machine learning and automated decision making, in our business processes and products may have unintended consequences due to their limitations or our failure to use them effectively. Many of our competitors have substantially greater resources to invest in technological improvements or are technology focused start-ups with internally developed cloud-native systems that offer improved user interfaces and experiences. We may not be able to effectively develop AI technology-driven products and services or be successful in marketing these products and/or services to our customers or effectively deploy new technologies to improve efficiency. Failure to successfully keep pace with technological change and affecting the AI industry or to successfully implement such AI technologies could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

The integration of hardware, software, and AI technologies increases development complexity and operational risk.

Our solutions involve the integration of hardware components, mobile applications, cloud-based platforms, and AI-driven analytics. Coordinating these components requires significant technical expertise and ongoing development efforts. Hardware malfunctions, software bugs, data transmission failures, or issues with third-party platforms could disrupt data collection or analytics processing, negatively affecting the user experience. These challenges may increase development costs, delay product improvements, or limit our ability to scale efficiently.

We use AI in our products, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability, and adversely affect our results of operations.

We are increasingly incorporating AI-driven technologies and solutions into our products and offerings, and we expect that AI will continue to become a more integral part of our business over time. Our competitors, AI companies, or other third parties may incorporate AI into their products or operations more quickly or successfully than us, or develop superior products and services with the aid of AI, which could impair our ability to compete effectively and adversely affect our results of operations. The rapid pace of AI advancement may make it difficult to maintain competitive advantages, and AI capabilities could quickly become commoditized, reducing our ability to differentiate our products and offerings. Additionally, we may face challenges in protecting AI-generated innovations as intellectual property protections for AI-created materials remain uncertain in many jurisdictions. Competitors may be able to reverse-engineer or replicate our AI capabilities, and questions regarding ownership of AI-generated content or inventions could create legal uncertainties. Furthermore, if we use AI that is based on data, algorithms, or other inputs that are flawed, or if the AI assists in producing content, analyses, or recommendations that are or are alleged to be deficient, inaccurate, violative of third-party intellectual property, or biased, our business, financial condition, and results of operations may be adversely affected.

The use of new and evolving technologies, such as AI and machine learning, in our operations may require us to expend material resources for compliance and may present risks and challenges that can impact our business including by posing security and other risks to our confidential information, proprietary information and personal information, any of which may result in reputational harm and liability, or otherwise adversely affect our business.

Integrating AI into our products presents risks and challenges that could affect its adoption, and therefore our business. There are significant risks involved in utilizing AI and no assurance can be provided that the usage of AI will enhance our business or assist our business in becoming more efficient or profitable. The use of certain AI technology can give rise to intellectual property risks, including compromises to proprietary intellectual property and intellectual property infringement and misappropriation. Other known risks of AI currently include inaccuracy, bias, toxicity, data privacy and cybersecurity issues, and data provenance disputes. In addition, AI may have errors or inadequacies that are not easily detectable. AI may also be subject to data herding and interconnectedness (i.e., multiple market participants utilizing the same data), which may adversely impact our business. Our products collect, process, and analyze personal and performance-related data from users, and if the data used to train AI or the content, analyses, or recommendations that AI applications assist in producing are or are alleged to be deficient, inaccurate, incomplete, overbroad or biased, our business, financial condition, and results of operations may be adversely affected. Additionally, we expect to see increasing government and supranational regulation and ethical concerns related to AI use which may also significantly increase the burden and cost of research, development and compliance in this area. For example, the EU’s Artificial Intelligence Act — the world’s first comprehensive AI law — entered into force on August 1, 2024, and, with some exceptions, will become fully applicable in December 2026. This legislation imposes significant obligations on providers and deployers of high-risk AI systems and encourages providers and deployers of AI systems to account for certain ethical principles in their design, development and use of these systems. The rapid evolution of AI will require the application of significant resources to design, develop, test and maintain our technology and products and/or services to help ensure that AI is implemented in accordance with applicable laws and regulations and in a socially responsible manner and to minimize any real or perceived unintended harmful impacts. The legal landscape and subsequent legal protections for the use of AI remains uncertain, and development of the law in this area could impact our ability to enforce our proprietary rights and/or protect against infringing uses. If we do not have sufficient rights to use the data on which AI relies or to the outputs produced by AI applications we may incur liability through the violation of certain laws, third-party privacy or other rights or contracts to which we are a party. Our use of AI applications may also, in the future, result in cybersecurity incidents that implicate the personal data of customers. Any such cybersecurity incidents related to our use of AI applications could adversely affect our reputation and results of operations.

Rapid technological change and competition in sports analytics may limit the long-term success of our AI-based products.

The market for sports performance analytics is highly competitive and characterized by rapid technological change. Competitors may develop more accurate shot-tracking systems, superior analytics models, or alternative technologies that reduce the perceived value of our products. To remain competitive, we must continue to invest in improving our AI models, sensor technologies, and user experience. There can be no assurance that such investments will result in commercially successful products or sustainable competitive advantages.

Our products may be subject to claims that they infringe the intellectual property rights of others, the resolution of which may be time-consuming and expensive, as well as require a significant amount of resources to prosecute, defend, or make our products non-infringing.

Lawsuits and allegations of patent infringement and violation of other intellectual property rights occur regularly in many industries. For instance, we have in the past received, and we may receive in the future, notices from third-parties claiming that our products infringed on their proprietary rights, including patents held by such parties. Likewise, we may need to resort to litigation to enforce our patent rights or to determine the scope and validity of third-party intellectual property rights. Regardless of their merits, notices, accusations and lawsuits like these may require significant time and expense to defend, may negatively affect customer relationships, may divert management’s attention away from other aspects of our operations and, upon resolution, may have a material adverse effect on our business, results of operations, financial condition and cash flows. If we are unsuccessful, we could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology that is the subject of the litigation. We may not be successful in such development, or such licenses may not be available on commercially reasonable terms, or at all. Without such a license, or if we are the subject of an exclusionary order, our ability to make our products could be limited and we could be enjoined from future sales of the infringing product or products, which could adversely affect our revenues and operating results. We also face risks that third parties may assert trademark infringement claims against us in one or more jurisdictions throughout the world related to our brands and/or other trademarks and our exposure to these risks may increase as a result of any potential acquisitions we may pursue. The litigation or settlement of these matters, regardless of the merit of the claims, could result in significant expense and divert the efforts of our technical and management personnel, regardless of whether or not we are successful. If we are unsuccessful, trademark infringement claims against us could result in significant monetary liability or prevent us from selling some or all of our products or services under the challenged trademark. In addition, resolution of claims may require us to alter our products, labels or packaging, license rights from third parties, or cease using the challenged trademark altogether, which could adversely affect our revenues and operating results.

Risks Related to the Direct Listing and Ownership of Our Common Stock

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.

This is not an underwritten initial public offering of our common stock. This listing of our common stock on Nasdaq differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•        There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our common stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing. See also “— Our shares of common stock have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

•        There is not a fixed number of shares of common stock available for sale. Therefore, there can be no assurance that any Registered Shareholders or other existing stockholders will sell any or all of their common stock and there may initially be a lack of supply of, or demand for, our common stock on Nasdaq. Alternatively, we may have a large number of Registered Shareholders or other existing stockholders who choose to sell their common stock in the near term resulting in an oversupply of our common stock, which could adversely impact the public price of our common stock once listed on Nasdaq and thereafter.

•        We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. As a result, there may not be efficient price discovery with respect to our common stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our common stock.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile trading price for our common stock and uncertain trading volume, which may adversely affect your ability to sell any common stock that you may purchase.

Our shares of common stock have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.

We expect our common stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for any of our securities, and an active market for our common stock may not develop or be sustained after the listing, which could depress the market price of shares of our common stock and could affect the ability of our stockholders to sell our common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using shares of our common stock as consideration.

In addition, we cannot predict the prices at which our common stock may trade on Nasdaq following the listing of our common stock, and the market price of our common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of shares of our common stock on Nasdaq will commence.

The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. The length of such delay could vary greatly, from a short period of time such as one day, to a decision to not list our shares on Nasdaq at all. As a result, the absence of sufficient price discovery may result in delays in the opening of trading and, volatile prices and supply once trading commences. The opening public price may bear no relationship to the market price for our common stock after our direct listing, and thus may decline below the opening public price. In case we decide not to list our shares on Nasdaq at all, we may seek to have our common stock quoted on the OTC Markets, although there is no assurance that we will seek an OTC Market quotation, or that we would be successful in obtaining such quotation. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on Nasdaq, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process and the potential consumer awareness and brand recognition of the Company, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.

The public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

•        changes in the industries in which we operate;

•        variations in our operating performance and the performance of our competitors in general;

•        actual or anticipated fluctuations in our quarterly or annual operating results;

•        publication of research reports by securities analysts about us or our competitors or our industry;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•        additions and departures of key personnel;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving us;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of our common stock available for public sale; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

The structure of this offering as a direct listing, rather than a traditional underwritten initial public offering, involves significant risks and uncertainties that may adversely affect the trading price and liquidity of our common stock.

Because we are pursuing a direct listing, rather than a traditional underwritten initial public offering, investors in our common stock will be subject to risks that could result in increased volatility, uncertainty, and potential losses. In particular, the price of our common stock may fluctuate widely and unpredictably because there will be no underwriter to stabilize the price or to engage in book-building or related activities. The opening trading price will be determined by buy and sell orders collected by the exchange from broker-dealers and may not bear any relationship to the prices at which our shares have historically been sold in private transactions or to the fundamental value of our business (see “Plan of Distribution” for more information). Investors who purchase shares at or shortly after the opening price could incur substantial losses if the trading price declines.

Further, this offering lacks the safeguards typically associated with a traditional underwritten offering, such as underwriter price stabilization activities, lock-up agreements restricting early insider sales, or an underwriters’ over-allotment option. The absence of these mechanisms could result in greater volatility and downward pressure on our stock price.

In addition, there is limited precedent for direct listings, and the performance of other companies that have completed direct listings may not be indicative of the performance of our common stock. This lack of precedent increases the uncertainty of the outcome of this offering. Finally, demand for our shares may be influenced by the strength of our brand and consumer recognition. To the extent investors perceive our brand as weak or our consumer base as limited, demand for our common stock may be reduced, adversely affecting the trading price and liquidity of our shares of common stock.

Future sales of common stock by our Registered Shareholders and other existing stockholders could cause our share price to decline.

We have applied to list our shares of common stock on Nasdaq. Prior to our proposed direct listing on Nasdaq, there was no public market for our common stock and there has not been a sustained history of trading in our common stock in “over-the-counter” markets. While our common stock may be sold by the Registered Shareholders pursuant to this prospectus or by our other existing stockholders pursuant to other current or future effective registration statements or in accordance with Rule 144 under the Securities Act or other exemption from registration, there can be no assurance that any Registered Shareholders or other existing stockholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, our common stock on Nasdaq. As described herein, certain shares of our common stock outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Shareholders and other stockholders will not sell all of their shares of common stock (including shares of common stock issuable upon outstanding convertible and/or derivative securities), resulting in an oversupply of our common stock on Nasdaq. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our direct listing. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

We are engaged in multiple transactions and offerings of our securities. Future resales and/or issuances of shares of common stock, including pursuant to this prospectus, may cause the market price of our shares to drop significantly and may dilute stockholders.

On June 30, 2026, we entered into the Preferred Purchase Agreement (as defined below) with Streeterville Capital, LLC (“Streeterville”), pursuant to which Streeterville committed to purchase up to $40,000,000 in shares of our newly designated series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), subject to certain limitations and conditions set forth in the Preferred Purchase Agreement. The shares of our Series A Preferred Stock that may be issued under the Preferred Purchase Agreement may be sold by us to Streeterville from time to time for a period of up to three (3) years from the second closing contemplated therein, unless we sell the full $40,000,000 thereunder at an earlier date. In connection therewith, within twenty (20) days from the first day that our common stock commences trading on Nasdaq (the “Listing Date”), we will file a registration statement on Form S-1 (the “Subsequent Registration Statement”) to register a sufficient number of shares of common stock for resale of the shares of common stock underlying the Series A Preferred Stock (the “Conversion Shares”) and Commitment Shares (as defined below) for resale from time to time. Also, upon entering into the Preferred Purchase Agreement, we will issue to Streeterville the Warrant and the Pre-Delivery Shares (each as defined below) and will, upon the second closing after completion of this direct listing, issue 8,000 shares of Series A Preferred Stock. Pursuant to the Preferred Purchase Agreement, we agreed to register for resale, pursuant to this prospectus, up to 1,500,000 shares of common stock for issuance upon exercise of the Note Warrants (as defined below) and Warrants. For additional information on the Preferred Purchase Agreement and Bridge Note, see “Recent Developments.”

The market price of shares of our common stock could drop significantly if the holders of the shares of Series A Preferred Stock described above convert them and sell the underlying Conversion Shares or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our common stock or other securities. The issuance of additional common stock may also significantly dilute the equity interests of existing holders of our securities.

An active, liquid and orderly trading market for our common stock may not develop or be sustained following our Nasdaq listing, which could result in significant price volatility.

We currently expect our common stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our common stock. While our common stock may be sold after our listing on Nasdaq by the Registered Shareholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 under the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Shareholders or other existing stockholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, common stock on Nasdaq. As described herein, all shares of our common stock outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Shareholders and other existing stockholders will not sell all of their shares of common stock, resulting in an oversupply of our common stock on Nasdaq. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

The public price of our shares of common stock, upon listing on Nasdaq, may have little or no relationship to the historical sales prices of our shares of common stock in private transactions.

Prior to listing on Nasdaq, there has been no public market for our shares of common stock. Our common stock has a limited history of trading in private transactions. Historical sale prices may have little or no relation to broader market demand for our shares of common stock and thus the initial public price of our shares of common stock on Nasdaq once trading begins (see “Sale Price History of Capital Stock” for more information). As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the opening public prices and subsequent public prices of our shares of common stock on Nasdaq. For additional details about how the initial listing price on Nasdaq will be determined, see “Plan of Distribution.” Further, certain of our stockholders have acquired our securities at nominal prices. Following the effectiveness of the registration statement of which this prospectus forms a part, stockholders will be able to resell their shares in the public market, subject to any applicable restrictions, and may realize significant gains relative to the prices they paid, which could create selling pressure on the market price of our common stock.

The uncertainty associated with the fact that few companies have undertaken direct listings to date may lead to increased volatility and pricing challenges for our common stock.

Few companies have conducted direct listings, and the process by which shares of our common stock will be listed on Nasdaq is a novel process. The absence of a traditional underwritten offering may result in a less orderly market for our common stock, increased volatility in the trading price, and potential difficulties in achieving a stable market price. Unlike an initial public offering, there is no firm-commitment underwritten offering to help inform efficient and sufficient price discovery. Consequently, the public price of our common stock may be more volatile than it would be if shares were initially listed in connection with a firm-commitment underwritten initial public offering. In addition, the trading volume and price of shares of our common stock may be more volatile and subject to greater fluctuations due to the direct listing method.

An investment in our common stock is extremely speculative and there can be no assurance of any return on your investment.

An investment in our common stock is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the company, including the risk of losing their entire investment.

We have previously identified material weaknesses in our internal control over financial reporting as of December 31, 2024. If we are unable to conclude that such material weaknesses have been remediated or we identify additional material weaknesses in the future or otherwise fail to continue to design, implement and maintain effective internal control over financial reporting, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Historically, we have not had the same internal control over financial reporting requirements as publicly traded companies are required to have under applicable rules and regulations. Under the rules and regulations of the SEC regarding compliance with Section 404 of the Sarbanes-Oxley Act (“Section 404”), we are required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting beginning with our second Annual Report on Form 10-K. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

We identified control deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses related to our financial reporting as of December 31, 2024. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. Our material weaknesses related to the following control deficiencies:

•        Lack of adherence to formal policies and procedures;

•        Lack of risk assessment procedures on internal controls to detect financial reporting risks on a timely manner;

•        Lack of design and implementation of effective controls to achieve complete and accurate financial reporting and disclosures, including documented controls over the preparation and review of journal entries, account reconciliations and income taxes; and

•        Lack of sufficient resources to appropriately address technical accounting considerations, such as having enough trained accounting personnel and others.

As of December 31, 2025, management has implemented remediation measures designed to address each of the material weaknesses identified as of December 31, 2024. The remediation measures implemented include:

•        formalizing accounting policies, procedures and review controls relating to the financial close and reporting process, including standardized balance sheet reconciliation and financial statement review procedures;

•        implementing documented account reconciliation preparation and review controls, including designated preparer and reviewer responsibilities for significant accounts;

•        implementing enhanced controls and review procedures relating to journal entries, account reconciliations, technical accounting analyses and financial statement disclosures;

•        enhancing management review controls and segregation of duties within the financial reporting process

•        expanding the involvement and oversight of accounting personnel with public company reporting and technical accounting experience; and

•        engaging external consultants and advisors with SEC reporting and technical accounting expertise.

Management believes that all remediation actions necessary to sufficiently address the underlying causes of the identified material weaknesses were implemented as of December 31, 2025. However, as of March 31, 2026, the material weaknesses will not be considered fully remediated until the newly implemented controls have operated for a sufficient period of time and management has completed testing to determine that the controls are operating effectively. Accordingly, while management believes the design of the remediated controls is appropriate, management has not yet concluded that the material weaknesses have been fully remediated because the controls have not yet been in operation for a sufficient duration to permit completion of effectiveness testing. Management anticipates that such testing will be completed as of June 30, 2026.

As of the date of this prospectus, management has not identified any additional material weaknesses in our internal control over financial reporting beyond those previously disclosed; however, there can be no assurance that we may not identify similar or material errors in any future financial statements which may require restatements of our financial statements. Any such restatements could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, and other regulatory action and potentially civil litigation.

Our independent registered public accounting firm is not required to report on the effectiveness of our internal control over financial reporting until after we are no longer an EGC as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse, which would occur in the event we have material weaknesses in our internal control over financial reporting. As we have not conducted an evaluation of the effectiveness of our internal control over financial reporting, we may have additional undiscovered material weaknesses. If we have material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We are in the process of designing and implementing the internal control over financial reporting required to comply with this obligation, which process may be time consuming, costly, and complicated. If new material weaknesses are identified in our internal control over financial reporting, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected which, in turn, may adversely affect our reputation and business and the market price of our common stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.

If we fail to accurately report and present non-GAAP financial measures, together with our financial results determined in accordance with GAAP, investors may lose confidence and our stock price could decline. Additionally, stockholders may consider GAAP measures to be more relevant to our operating performance than the non-GAAP financial measures we present.

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP measures, such as Adjusted EBITDA and Adjusted net loss per share, may be useful in evaluating our operating performance. We present such non-GAAP financial measures as supplemental measures in evaluating the performance of our operations and to provide better transparency into our results of operations. We intend to continue to present these non-GAAP financial measures and other non-GAAP financial measures in future filings with the SEC and other public statements. We may in the future fail to accurately report non-GAAP financial measures we present, or elect not to report or adjust the calculation of certain non-GAAP financial measures we present. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

The market price of our stock may also fluctuate based on future non-GAAP financial results we may present if investors base their investment decisions on such non-GAAP financial measures. If we decide to alter or discontinue the use of non-GAAP financial measures in reporting our annual and quarterly results of operations, the market price of our stock could be adversely affected if investors analyze our performance in a different manner.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation of our common stock, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future financing agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be an investor’s sole source of gain for the foreseeable future.

The terms of the Series A Preferred Stock impose additional challenges on our ability to raise capital.

The terms of our Series A Preferred Stock contain a number of restrictive covenants that may impose significant operating and financial restrictions on us while the Series A Preferred Stock remains outstanding, unless waived by the prior written consent of at least a majority of the outstanding shares of Series A Preferred Stock (the “the Required Holders”). These restrictions include, but are not limited to, restrictions on our ability to (i) issue, incur, or guaranty any debt or issue any equity securities (including common stock, preferred stock, or securities convertible thereinto), other than commercial bank loans, lines of credit, leases, and equity compensation issuances to officers, directors, consultants, and service providers; (ii) create, authorize, or issue any class of preferred stock (including additional shares of Series A Preferred Stock other than to the initial holder of Series A Preferred Stock); (iii) pledge or grant a security interest in any of our assets; (iv) dispose of any assets or operations material to our business; (v) enter into or extend any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits us from entering into a variable rate transaction with any Series A Preferred Stock holder, or from issuing shares of common stock, warrants, convertible notes or other debt securities and any other securities to any of the Series A Preferred Stock holders; and (vi) consummate any merger, consolidation, change of control, or sale of all or substantially all of our assets.

A breach of the restrictive covenants under the Certificate of Designation constitutes an Event of Default, upon which the stated value of the Series A Preferred Stock will automatically increase by 10%. In the case of an Event of Default, the Required Holders may require us to redeem all outstanding shares of Series A Preferred Stock at the then-current stated value plus all accrued and unpaid Preferred Returns (as defined below). In addition, following the occurrence of certain Trigger Events specified in the Certificate of Designation, the conversion price applicable to the Series A Preferred Stock will no longer be fixed but will reset to a discount to the then-prevailing market price of our common stock, based on the formula set forth in the Certificate of Designation, which could result in significant dilution to our stockholders. As a result of these restrictions, we may be limited in how we conduct our business, unable to finance our operations through additional debt or equity financings, and/or unable to compete effectively or to take advantage of new business opportunities.

Some provisions of our articles of incorporation and bylaws may deter takeover attempts, which may inhibit a takeover that stockholders consider favorable and limit the opportunity of our stockholders to sell their shares at a favorable price.

Our bylaws provide that the entire board of directors, or any individual director, may be removed from office only by vote of the holders of capital stock representing not less than two-thirds of the voting power of the issued and outstanding capital stock entitled to vote, which may make it difficult for our stockholders to remove one or more of our directors. Further, under our articles of incorporation, our board of directors may issue additional shares of common stock or preferred stock. Our board of directors has the ability to authorize “blank check” preferred stock without future shareholder approval. This makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares and/or any other transaction that might otherwise be deemed to be in their best interests, and thereby protects the continuity of our management and limits an investor’s opportunity to profit by their investment in the Company. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•        diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•        putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent board of directors, or

•        effecting an acquisition that might complicate or preclude the takeover.

These provisions of our articles of incorporation and bylaws, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the redemption of such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance or thereafter by both the board of directors and 60% of the disinterested stockholders. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

The limitation of liability, or our indemnification, of our officers and directors may cause us to use corporate resources in a manner that conflicts with the interests of our stockholders.

Nevada law eliminates the personal liability of our directors and officers for damages as a result of an act or failure to act in that capacity unless a statutory presumption that such person acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. In addition, it must be proven both that the act or failure to act constituted a breach of a fiduciary duty as a director or officer and that such breach involved intentional misconduct, fraud or a knowing violation of law. This limitation may not affect the availability of equitable remedies, such as injunctive relief or rescission. Our articles of incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Nevada law generally permits indemnification of our directors, officers and others if the person either (i) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the Company’s best interests, and, if the action is not by or in the right of the corporation and is with respect to any criminal proceeding, the person had no reasonable cause to believe that their conduct was unlawful, or (ii) is not liable under the Nevada statutory provision eliminating the liability of certain persons as described in the preceding paragraph.

These persons may be indemnified against expenses, including attorneys’ fees, judgments, fines, penalties, including excise taxes, and amounts paid in settlement and costs, actually and reasonably incurred by the person in connection with the proceeding. If the person is adjudged by a court to be liable to the corporation, no indemnification will be made unless that or another court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Future sales and issuances of our common stock or rights to purchase or acquire common stock, including pursuant to any of our equity incentive plans or conversion and exercise of certain outstanding securities, could result in additional dilution of the percentage ownership of our stockholders.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of common stock or common stock-related securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in material dilution to our investors. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to those of holders of our common stock.

The plan administrator under our equity incentive plans, including the 2026 Plan (as defined below) that we will adopt immediately prior to the effectiveness of this registration statement, is authorized to grant equity-based incentive awards to our directors, executive officers and other employees and service providers. As of the date of this filing, there were 20,881 shares of common stock reserved for issuance in connection with outstanding awards under the 2016 Plan (as defined below). Future equity incentive grants and issuances of common stock under awards outstanding under our 2026 Plan may result in dilution to our stockholders. We do not intend to grant any additional securities under our 2016 Plan.

In addition, the conversion or exercise, as applicable, of some or all of our currently outstanding derivative securities, including the Bridge Note, Note Warrant, Warrant and Series A Preferred Stock, will dilute the ownership interests of existing stockholders, and the sale of a significant amount of such shares of common stock could cause our common stock price to decline.

We will incur increased costs as a result of being a public company.

Assuming we complete this direct listing, we will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expense associated with our SEC reporting requirements. Furthermore, if we identify an issue in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and train qualified persons to serve on our board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and administrative fees significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

We have filed an application to have our common stock listed on Nasdaq. We can provide no assurance that our common stock will be listed, and if listed, that our common stock will continue to meet Nasdaq listing requirements. If we fail to comply with the continuing listing standards of Nasdaq, our common stock could be delisted.

We have applied to list our common stock on Nasdaq under the symbol “GYGY.” We anticipate that our common stock will be eligible to be listed on Nasdaq, subject to actions which may be required to meet the exchange’s listing requirements. However, we can provide no assurance that our application will receive approval, and, if approved, that an active trading market for our common stock will develop and continue. As a result, you may find it more difficult to purchase and dispose of our common stock and to obtain accurate quotations as to the value of our common stock. For our common stock to be listed on Nasdaq, we must meet the current Nasdaq initial and continued listing requirements. If we were unable to meet these requirements, our common stock could be delisted from Nasdaq. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

Because we are a “controlled company” as defined in the Nasdaq’s rules, you may not have protection of certain corporate governance requirements which are otherwise required by Nasdaq’s rules.

Under Nasdaq’s rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. We are a controlled company because Nadir Ali beneficially owns more than 50% of our voting power indirectly through Grafiti and a family trust for which Mr. Ali is trustee, and we expect that we will continue to be a controlled company following the commencement of trading of our shares of common stock on Nasdaq as a result of this direct listing. For so long as we remain a controlled company, we are permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        our board of directors is not required to be comprised of a majority of independent directors;

•        our board of directors is not subject to the compensation committee requirement; and

•        we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee composed solely of independent directors

Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. As a result, to the extent that we take advantage of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Although we do not currently intend to take advantage of the controlled company exemptions, we cannot assure you that, in the future, we will not seek to take advantage of these exemptions.

Nadir Ali, through his indirect beneficial ownership of our outstanding common stock through Grafiti, will have the ability to control or significantly influence all matters submitted to our stockholders for approval.

Nadir Ali, our former Chief Executive Officer, beneficially owns a significant percentage of our outstanding common stock. As a result, Mr. Ali is able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Mr. Ali would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent our acquisition on terms that other stockholders may desire.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this direct listing, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates was $700 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

It is possible that some investors will find our common stock less attractive as a result of the foregoing, which may result in a less active trading market for our common stock and higher volatility in our stock price.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business, our market or our competitors. If any of the analysts who cover us or may cover us in the future change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who covers us or may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common stock to decline.

USE OF PROCEEDS

Registered Shareholders may, or may not, elect to sell or distribute, as applicable, the common stock covered by this prospectus. To the extent any Registered Shareholder chooses to sell or distribute, as applicable, the common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock. See “Principal and Registered Shareholders.”

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our board of directors.

The Nevada Revised Statutes (“NRS”), however, prohibits us from declaring dividends, where, after giving effect to the distribution of the dividend: (i) we would not be able to pay our debts as they become due in the usual course of business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our articles of incorporation. Our articles of incorporation, however, specifically allows for the distribution of dividends that would otherwise be prohibited under NRS 78.288(2)(b).

Further, holders of the Series A Preferred Stock will be entitled to receive distributions in the form of Preferred Returns. Each share of Series A Preferred Stock will accrue a rate of Preferred Return on the stated value at a rate of 10% per annum; provided that following the occurrence of an Event of Default, the Preferred Return will increase to 15% per annum. The Preferred Return will accrue on each share of Series A Preferred Stock from its issuance date, will compound daily and be payable on a quarterly basis within five (5) trading days following the end of each calendar quarter, either in cash or via the issuance to the applicable holder of an additional number of shares of Series A Preferred Stock equal to the Preferred Return then accrued and unpaid, divided by the stated value, with the election as to payment in cash or via the issuance of additional shares of Series A Preferred Stock to be determined in our discretion.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026, as follows.

•        on an actual basis, which reflects the effects of the Conversion;

•        on a pro forma basis to give effect to: (i) the additional advance to us of $175,818 under the Grafiti Note (as defined below) (see “Certain Relationships and Related Transactions — Related Party Notes” for more information), (ii) the issuance of 1,438,000 shares of common stock issued as Pre-Delivery Shares to Streeterville in connection with the first closing of the Preferred Purchase Agreement (see “Recent Developments — Series A Preferred Stock Financing” for more information), (iii) the issuance of the Warrants to purchase up to 1,250,000 shares of common stock for a purchase price of $1,250 to Streeterville in connection with the first closing of the Preferred Purchase Agreement, (iv) the issuance of 8,000 shares of Series A Preferred Stock for proceeds of $8,000,000 that we will receive in connection with the second closing of the Preferred Purchase Agreement upon the completion of this direct listing, (v) the issuance of 450,000 shares of common stock to a designee of the Advisor for financial advisory services in connection with this direct listing (see “Plan of Distribution” for more information), (vi) the payment of the $500,000 cash fee payable under the Marketing Agreement, $150,000 of which was paid on April 3, 2026 in connection with our entrance into the Marketing Agreement (see “Recent Developments — Golfsuites Transactions” for more information) and (vii) the exchange of 2,500,000 shares of common stock by Grafiti for 18,000.018 shares of Series A Preferred Stock in connection with the Exchange Agreement (see “Recent Developments — Exchange Agreement”).

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and related notes appearing elsewhere in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2026
	Actual	Pro Forma
	(unaudited)
Cash and cash equivalents	$286,087	$7,964,593	(A)
Indebtedness:
Short-term debt – related party	2,786,549	2,962,367	(B)
Long-term debt – Bridge Note	489,598	489,598
Total Indebtedness	3,276,147	3,451,965
Stockholders’ (deficit) equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2026, actual; 5,000,000 shares authorized, 100,000 Series A preferred shares designated, 26,000.018 Series A preferred shares issued and outstanding at March 31, 2026, pro forma.	—	26	(C)
Common stock: $0.001 par value; 1,000,000,000 shares authorized; 15,000,000 shares issued and outstanding at March 31, 2026, actual; 14,388,000 shares issued and outstanding at March 31, 2026, pro forma.	15,000	14,388	(D)
Additional paid-in capital	19,349,665	30,952,939	(E)
Accumulated other comprehensive income	(316,247)	(316,247)
Accumulated deficit	(21,387,391)	(24,987,391)	(F)
Total stockholders’ (deficit) equity	(2,338,973)	5,663,715
Total capitalization	$937,174	$9,115,680

The pro forma adjustments to the table above consist of the following:

	(A)	(B)	(C)	(D)	(E)	(F)
	Cash and Cash Equivalents	Short-term debt – related party	Preferred Stock	Common Stock	Additional paid-in capital	Accumulated deficit
Advances under related Grafiti Note	$175,818	$175,818	$—	$—	$—	$—
Issuance of 1,438,000 Pre-Delivery Shares	1,438	—	—	1,438	—	—
Issuance of 8,000 Series A Preferred Stock and Warrants	8,001,250	—	8	—	8,001,242	—
Issuance of 450,000 shares of common stock to designee of the Advisor	—	—	—	450	3,599,550	3,600,000
$500,000 cash paid under Marketing Agreement(1)	(500,000)	—	—	—	—	—
Exchange of 2,500,000 shares of common stock for 18,000.018 shares of Series A Preferred Stock	—	—	18	(2,500)	2,482	—
Total pro forma adjustments	$7,678,506	$175,818	$26	$(612)	$11,603,274	$3,600,000

____________

(1)      The $150,000 paid on April 3, 2026 and the $350,000 cash fee payable pursuant to the Marketing Agreement is reflected as a prepaid expense in the pro forma adjustments, as it relates to marketing services to be provided commencing in August 2026 for a one-year term thereafter. Because the payment represents an advance for future services and does not result in the issuance, conversion, or redemption of any equity securities, it does not affect the Company’s capitalization. Accordingly, no adjustment to capitalization has been made in the pro forma presentation.

Pursuant to the Share Exchange Agreement (as defined below) between GolfSuites, Grafiti and the Company, Grafiti agreed to sell and transfer 562,500 shares of our common stock, which were owned by Grafiti prior to this sale and transfer, to GolfSuites, and in exchange, GolfSuites agreed to issue to Grafiti a number of shares of its common stock. The Share Exchange Agreement does not involve any issuance, transfer or value of shares of common stock by the Company and therefore has not impact on the pro forma information presented above.

The following table presents the net loss and basic and diluted loss per share of the Company on a pro forma basis giving the effect of the items above:

	For the Three Months Ended March 31, 2026			For the Twelve Months Ended December 31, 2025
	actual	proforma		actual	proforma
Net loss	$(704,932)	$(4,304,932)	(A)	$(783,789)	$(4,383,789)	(A)
Dividend accrued on preferred stock at 10% per annum	$—	$(722,222)	(B)	$—	$(2,888,888)	(C)
Net loss attributable to common stockholders	$(704,932)	$(5,027,154)		$(783,789)	$(7,272,677)
Net loss per basic and diluted shares of common stock	$(0.05)	$(0.35)		$(0.05)	$(0.51)
Weighted average shares of common stock outstanding; Basic and diluted	15,000,000	14,388,000	(D)	15,000,000	14,388,000	(D)

____________

(A)     Pro forma net loss as of March 31, 2026 and December 31, 2025 includes an increase in loss of $3,600,000 for stock based compensation for the issuance of 450,000 shares of common stock to a designee of the Advisor for financial advisory services.

(B)     Preferred return on Series A Preferred Stock is accrued for 3 months as if the shares were issued as of the date first presented.

(C)     Preferred return on Series A Preferred Stock is accrued for 12 months as if the shares were issued as of the date first presented.

(D)     Pro forma weighted average common shares outstanding includes an increase of 1,438,000 shares of common stock for the issuance of Pre-Delivery Shares to Streeterville, an increase of 450,000 shares of common stock to a designee of the Advisor for financial advisory services, and a decrease of 2,500,000 shares of common stock which were exchanged into 18,000.018 shares of Series A Preferred Stock by Grafiti in connection with the Exchange Agreement.

The number of shares of our common stock reflected in our actual and pro forma information set forth in the table above excludes (i) 20,881 shares of common stock issuable upon exercise of our outstanding stock options, (ii) up to 166,912 shares of common stock issuable upon conversion of the Bridge Note as of March 31, 2026, (iii) up to 250,000 shares of common stock issuable upon exercise of the Note Warrants, (iv) up to 1,250,000 shares of common stock issuable upon exercise of the Warrants issued in connection with the first closing of the Preferred Purchase Agreement and (v) up to 3,611,110 shares of common stock issuable upon conversion of the shares of Series A Preferred Stock that will be outstanding upon the commencement of trading of our shares of common stock on Nasdaq pursuant to this direct listing.

OUR BUSINESS

We are a corporation that develops and markets an AI-based sports performance tracking technology that is primarily focused in the golf industry. We are a sports technology company seeking to enhance the golf experience with tools that leverage the power of AI, precision shot tracking, and personalized feedback. Our products leverage advanced GPS shot tracking hardware, AI algorithms, and a smart coaching app to provide players with real-time insights, strategy recommendations, and personalized performance analytics. We are dedicated to changing the way golfers and instructors worldwide utilize data to enhance on course performance. By enabling golfers to make informed, data-driven decisions, we help improve their skills and contribute to the overall growth of the sport. Our technology equips players of all levels with the tools to meticulously track their progress, from every shot to every round.

From April 30, 2014, in connection with the commercial launch of the GameGolf platform in February 2014 (including the previously offered legacy GameGolf Classic and GameGolfLIVE devices), until January 24, 2024, our products have been used globally in over 140 countries and we have mapped over 36,000 golf courses, which are actively maintained and updated by our staff. During such period, our platform has also recorded more than 3 million rounds of golf played and, based on an average of approximately 100 strokes per 18-hole round — consistent with widely referenced industry data on average recreational golfer scores — we estimate that our platform has tracked in excess of 300 million shots in aggregate. This historical data is included for illustrative and informational purposes only and are not indicative of current or future operating results. This data has been maintained by us during such period on a cumulative basis based on ongoing customer usage of our products, but they are not tracked or used internally by management on a periodic basis and management does not use these metrics internally to monitor our financial results or make business and operating decisions.

Today, our technology consists of the GameGolf KZNTM AI platform (KZN is derived from the Japanese term, “Kaizen,” meaning continuous improvement), which is an integrated golf performance ecosystem of proprietary shot-tracking hardware and subscription-based software solutions. Our KZN™ AI system is a hardware-based product incorporating embedded neural network technology designed to detect and associate golf shot events with course location data during play. Our subscription software offerings include our GPS mobile application, a web-based Performance Dashboard, and Smart Caddie, an artificial intelligence driven feature that utilizes KZN AI shot data, a user’s historical performance data, and contextual inputs, including for example weather data (when and where available to be determined), to generate on-course recommendations and performance guidance.

We generate revenue from the sale of our KZN™ AI hardware device and from recurring annual subscription fees for continued access to the GameGolf App, GameGolf Smart Caddie and the GameGolf platform. Our products are sold direct-to-consumer via online platforms and in the future are expected to also be offered through affiliates and distribution partners.

Corporate Strategy

A core component of our long-term growth strategy is to pursue strategic acquisitions, joint ventures, minority investments, and other strategic transactions designed to expand our platform, accelerate market penetration, and enhance our data and technology capabilities.

While we expect to evaluate opportunities within golf technology and performance analytics, our strategic mandate is not limited to a predefined category of businesses. We may also pursue transactions across the broader sports, entertainment, and experiential ecosystem where we believe we can create value through technology integration, data intelligence, brand leverage, or operational scale. Potential target categories may include, but are not limited to:

•        Indoor golf simulation and virtual play platforms

•        Physical golf venues, entertainment-driven golf concepts, or experiential sports facilities

•        Sports-focused hospitality venues, restaurants, and performance-based entertainment concepts

•        Sports agencies, talent representation firms, or athlete-focused service platforms

•        Digital coaching, training, and content platforms

•        Sports data, analytics, AI, or software companies

•        Sensor, wearable, or hardware technology businesses

•        Media, content, or fan engagement platforms

•        International sports technology operators or distributors

While golf serves as our initial vertical, we may leverage our underlying technology architecture — combining wearable or equipment-based sensors, geospatial data capture, mobile software, and AI analytics to extend our platform into adjacent sports where measurable performance data, connected equipment, and analytics-driven improvement represent meaningful opportunities. This expansion may occur through internal product development, strategic partnerships, licensing arrangements, or acquisitions, however, there can be no assurance that we will ever be able to expand our products and solutions to other sports categories. We believe that combining data capture, analytics, experiential venues, athlete services, and digital engagement platforms can create network effects, deepen customer relationships, increase recurring revenue streams, and expand monetization pathways across consumer, enterprise, and venue-based channels.

We intend to remain opportunistic and flexible in evaluating transactions, and our acquisition criteria will focus on strategic fit, scalability, data enhancement potential, revenue quality, margin profile, and the ability to accelerate our long-term platform strategy.

There can be no assurance that we will complete any such acquisitions or combinations; however, we believe a disciplined and technology-driven M&A strategy will be a meaningful driver of long-term value creation.

We are pursuing a hybrid growth strategy combining:

1.      Organic growth, driven by product innovation, AI enhancements, subscription monetization, and global distribution; and

2.      Acquisitive growth, through strategic transactions that broaden our platform and expand our addressable market.

We believe our long-term valuation profile should reflect our evolution from a single-product golf technology provider into a multi-dimensional sports intelligence and experiential platform. As we expand our AI capabilities, scale recurring software revenues, grow our data assets, and selectively integrate complementary businesses across sports, entertainment, and venue-based ecosystems, we expect our revenue mix, margin profile, and addressable market to broaden meaningfully. We believe companies that successfully combine data intelligence, recurring digital revenue, experiential engagement, and scalable platform infrastructure may command valuation characteristics more consistent with technology-enabled platform businesses rather than standalone hardware or single-vertical application providers. Our strategy is designed to position us and our business within this broader platform category over time through disciplined execution, organic innovation, and strategic transactions.

Industry Overview

The global golf technology sector is expanding rapidly, fueled by a growing player base and increased technology adoption. During 2025, 48.1 million Americans aged six or over played golf (on course or off course), including 29.1 million who played on a golf course and another 19 million in off course golf activities such as tech enabled ranges golf simulator or entertainment venues (National Golf Foundation). In 2024, the R&A Global Golf Participation Report (which excludes the USA and Mexico) reported over 108 million junior and adult golf players including on course and other formats (R&A Global Golf Participation). The global golf and rangefinder market is projected at USD$68.8 million in 2025, with an expected 3.55% CAGR through 2033 (MarketResearch.com). We believe we are well-positioned to capitalize on this opportunity by delivering a differentiated solution that combines AI-powered analytics, GPS tracking, and seamless app integration to meet the evolving needs of modern golfers.

Products

GameGolf KZN™ AI Shot Tracking System

The GameGolf KZN™ AI system is our proprietary hardware-based shot tracking solution. The system includes smart sensors and a GPS tracking device designed to automatically detect, classify, and record shot events during a round of golf.

The smart sensors incorporate accelerometer and gyroscope components and utilize embedded neural network algorithms designed to determine whether a swing event constitutes a shot. The system develops club-type swing signatures using trained neural network models to support shot detection accuracy. Detected shot events are transmitted via Bluetooth Low Energy (“BLE”) to a GPS tracking device, which associates each event with geographic location data and places the shot on the relevant hole and mapped golf course within our platform.

The GameGolf KZN™ AI device is required for shot capture functionality and is sold as a hardware device separate from our annual subscription.

GameGolf GPS Mobile Application

The GameGolf GPS mobile application is available for iOS and Android smart phones and is available as a free download from the app stores and serves as the primary in-play user interface. An annual subscription applies from the one-year anniversary of setting up the GameGolf KZN™ AI device on the GameGolf Platform. During play, the application provides GPS-based distance measurements, displays recorded shot locations, supports scorekeeping through a digital scorecard, and allows users to confirm or edit shot information. The application facilitates synchronization of round data captured by the GameGolf KZN™ AI system. Access to shot tracking and round data capture requires both a GameGolf KZN™ AI device and an active annual subscription.

Web-Based Performance Dashboard

Our web-based Performance Dashboard provides post-round analytics and longitudinal performance tracking. The dashboard enables users to review completed rounds, visualize shot dispersion and course mapping, evaluate club performance metrics, analyze scoring trends, and assess performance statistics over time. The Performance Dashboard is designed to complement the mobile application by providing expanded visualization tools and analytical functionality for performance review and planning. Access to the Performance Dashboard is included as part of our annual subscription.

Smart Caddie

Smart Caddie is an artificial intelligence data-driven feature included with our annual subscription.

Smart Caddie utilizes data generated by the GameGolf KZN™ AI system, a user’s historical performance data, and contextual third-party inputs, including for example weather data (when and where available to be determined), to generate decision-support outputs during play. These outputs may include club selection recommendations, suggested target locations, strategic shot guidance, and expected scoring projections.

Use of Artificial Intelligence and Machine Learning

Our products incorporate artificial intelligence and machine learning across four integrated components:

GameGolf KZN AI Device.    The KZN AI shot tracker incorporates a proprietary neural network directly into the hardware device. This neural network is trained to automatically detect and classify golf shot events — distinguishing, for example, a full swing from a chip or a putt — and to develop club-specific swing signatures for each user. Shot events are associated with precise course location data via GPS in real time during play. By leveraging AI, this model is designed to improve as it is exposed to larger datasets of player activity across diverse conditions and course environments.

Smart Caddie.    The Smart Caddie is an AI-driven software feature that analyzes shot data captured by the KZN AI hardware together with a user’s historical performance data to generate personalized, on-course strategy recommendations, hole-by-hole shot strategy, target location guidance, and expected score projections. We intend to incorporate additional real-time contextual inputs — including weather conditions and elevation data — in a near-term product release to further enhance the relevance of these recommendations.

Intelligence Engine.    Our backend Intelligence Engine transforms raw tracking data into contextual golf intelligence. It is designed not merely to record shot outcomes but to detect situational context and enable pattern recognition across a user’s performance data. For example, the Intelligence Engine does not only record that a user hit a 7-iron 150 yards on a given hole, but it is also able to capture that the shot was played from a fairway lie, on the 14th hole of a round where the user had already accumulated three bogeys, and that the resulting approach left the ball 30 feet from the pin. Over thousands of such data points, the Intelligence Engine identifies patterns using machine learning algorithms, such as a user’s tendency to under-club on uphill approach shots or to lose accuracy with mid-irons in certain course conditions, which forms the basis for personalized coaching recommendations and predictive scoring models.

Smart Insights.    The web-based Performance Dashboard incorporates an AI-powered Smart Insights feature that analyzes a user’s historical round and shot data to identify individual strengths and targeted areas for improvement, delivering personalized performance guidance across beginner through advanced skill levels.

How This Differs from Traditional Algorithm-Based Golf Software

Traditional golf GPS and performance tools rely on static, rule-based algorithms with fixed logical rules that apply predetermined outputs to defined inputs (for example, “if the distance to the pin is X, recommend club Y”). These systems do not learn or adapt, and their outputs are limited to what has been explicitly programmed into the system. As a result, they do not improve with continuous use and exposure to different conditions and course environments.

By contrast, our neural network and machine learning models are trained on large datasets and update their parameters based on patterns found in that data. This enables the system to: (i) automatically detect and classify shot events without manual user input; (ii) improve accuracy over time as additional data is processed; and (iii) generate recommendations that adapt to each individual golfer’s unique performance profile rather than applying generic, rule-based outputs.

Proprietary vs. Open-Source Algorithms

Our core AI and machine learning algorithms, including the neural network embedded in the KZN AI hardware and the models underlying the Smart Caddie, Intelligence Engine, and Smart Insights features, are proprietary to us. We rely on these algorithms as a source of competitive differentiation and take measures to protect them as confidential and proprietary technology.

Research and Development

Our plans include investments in research and development and related product enhancement opportunities. Our management believes that we must continue to dedicate a significant number of resources to research and development efforts to maintain a competitive position.

Over the next twelve months, we intend to focus our research and development efforts to offer new product sections and feature launches incorporating:

•        enhanced versions of Smart Caddie AI with dynamic on-course strategy recommendations;

•        AI-assisted training modules for beginners through professionals;

•        integration of biometric and motion sensor data into performance dashboards; and

•        new data-driven tools for coaches, academies, and sports teams to personalize athlete development.

Sales and Marketing

Our sales and marketing efforts over the last two completed fiscal years have been limited as we intentionally reduced our sales and marketing expenditures and related activities to focus our resources on product redevelopment, technology enhancements, and the relaunch of our platform. As a result, our historical revenue and customer acquisition trends may not be indicative of our future performance as we expand our commercial activities.

Following the relaunch of our product, we intend to increase our investment in sales and marketing initiatives over the next twelve months. Our growth strategy includes expanding our distribution network through strategic partnerships with industry participants, affiliates, and other channel partners; implementing targeted influencer and brand ambassador campaigns; and increasing direct-to-consumer marketing efforts by leveraging our extensive historical customer base, digital advertising, social media engagement, and other online customer acquisition initiatives. We expect these efforts to increase brand awareness, accelerate customer acquisition, and drive subscription and hardware sales.

There can be no assurance, however, that these expanded sales and marketing initiatives will generate increased revenue or result in a favorable return on investment. Increased marketing expenditures may adversely affect our operating results in the near term, and if our efforts are not successful, our business, financial condition, and results of operations could be materially adversely affected.

We generate revenue from the sale of the GameGolf KZN AI™ hardware device and from recurring annual subscription fees for continued access to the GameGolf App, GameGolf Smart Caddie and the GameGolf platform. Our products are currently sold direct-to-consumer via online platforms and in the future we intend to expand our sales and marketing initiatives to grow our distribution network via strategic partnerships, influencer campaigns, and other direct-to-consumer initiatives.

Our products are targeted to casual golfers and amateur players looking to enhance their game, professional golfers and coaches seeking data-driven performance insights, golf courses and event organizers that can leverage our course mapping and analytics using our patented GameGolf Intelligence Golf Course Management Tool and sports academies and training facilities utilizing AI-based performance tracking.

Competitive Landscape

In the competitive golf technology landscape, we face competition across several categories, including shot tracking hardware providers such as Garmin, Arccos, and ShotScope; GPS rangefinder applications like Hole19, GolfPad, and TheGrint; swing analysis and coaching systems offered by TrackMan and FlightScope; and a growing number of AI-powered sports training platforms. We believe that we distinguish ourselves by delivering a fully integrated solution that combines automated GPS-based shot detection and tracking, advanced AI-coaching, and in-depth performance analytics in a unified platform — offering golfers a comprehensive and seamless experience that addresses multiple aspects of game improvement in one system.

Intellectual Property

Our intellectual property consists primarily of proprietary technology, including embedded neural network algorithms, shot detection methodologies, software code, data analytics models, trademarks, trade secrets and other know-how related to our KZN™ AI hardware and subscription software platform. We seek to protect our intellectual property through a combination of patent filings, trademark registrations, trade secret protection, confidentiality agreements, employment and contractor invention assignment agreements, and other contractual restrictions.

We rely on federal, state and international trademark laws to protect our registered and unregistered trademarks associated with the GameGolf brand and our product offerings. We also rely on copyright protections for our software code, mobile applications, website content and other proprietary materials. In addition, we depend on trade secret laws and confidentiality agreements to safeguard our proprietary algorithms, training methodologies, data processing techniques, product designs and other technical and business know-how.

We (or our wholly-owned subsidiaries) own trademark registrations filed with the Canada Intellectual Property Office for certain word marks and designs using the words “GAME”, “GAME YOUR GAME” and “GAME GOLF”. Each of these registrations expire in May 2031. The Company previously registered the same word marks or designs with the United States Patent and Trademark Office (“USPTO”) but such registrations lapsed, and the Company intends to submit new applications for the same marks. In addition, we intend to file applications for the following marks: “GameGolf KZN AI” and “KZN AI”.

We (or our wholly-owned subsidiaries) own four issued patents and one pending published patent application in the United States relating to the GameGolf products, covering the collection of golf data, golf course management and shot detection along with similar patents or patent applications in other jurisdictions including Australia, the European Patent Organization, Japan, China and Korea. The registered patents in Australia, the European Patent Organization, Japan, China and Korea expire on July 2031. The registered patents in the United States were issued in December 2013, March 2015, January 2019 and August 2021 and expire on December 2033, March 2035, January 2039 and June 2041, respectively.

Government Regulation

In general, we are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal and disclosure control obligations, securities regulation and anti-competition.

Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations. To date, compliance with these regulations has not been financially burdensome.

Employees

As of the date of this filing, we have a principal executive officer, two employees based in Ireland and five consultants with three based in Ireland, including our principal financial officer, and two based in South Africa. Certain finance, legal and other administrative support services are provided to the Company by Grafiti.

Facilities

Our corporate headquarters are located at 405 Waverley Street, Palo Alto, CA 94301. As of the date of this filing, we did not own any facilities or real properties.

Legal Proceedings

We are not party to any material legal proceedings at this time. From time to time, we may become involved in various legal proceedings that arise in the ordinary course of our business. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors, and there can be no assurances that favorable outcomes will be obtained.

Corporate Information and Structure

The GameGolf Classic device originally launched to market in February 2014 by Active Mind Technology, Inc., a Delaware corporation (“AMT Delaware”). We were initially incorporated on December 5, 2016, in the State of Delaware. Shortly after incorporation, pursuant to the terms of an Asset Purchase Agreement, dated December 13, 2016, by and between the Company and Active Mind (ABC), LLC, a California limited liability company (“Seller”), as assignee for the benefit of creditors of AMT Delaware, we acquired certain tangible and intangible assets of AMT Delaware relating to the AMT Delaware business and products including, but not limited to, the technology, intellectual property and other intangible assets associated with AMT Delaware’s ‘GameGolf’ product, in addition to the stock of certain subsidiaries of AMT Delaware, as described below. The business has since evolved to harness the power of AI by building a new scalable platform and developing a new automatic shot detection device, ‘GameGolf KZN AI’.

Inpixon Majority Interest Acquisition

On March 25, 2021, the Company and holders of a majority of its outstanding common stock (the “Selling Stockholders”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Inpixon, a publicly traded corporation, listed on the Nasdaq Capital Market (renamed XTI Aerospace, Inc. in March of 2024) (“Inpixon”), pursuant to which Inpixon acquired a majority equity interest in the Company. In connection with this transaction all other directors of the Company resigned and Nadir Ali, was appointed as the sole director of the Company.

In connection with the closing of the Acquisition, Inpixon entered into a Stockholders’ Agreement, dated as of April 19, 2021 (the “Stockholders’ Agreement”), with us and certain other minority stockholders, including the Selling Stockholders and the other minority stockholders (collectively, the “Minority Stockholders”). Pursuant to the terms of the Stockholders’ Agreement, the Minority Stockholders agreed to vote their shares to (i) ensure that our board of directors is comprised of one director and (ii) elect the person we designate from time to time to serve as our sole director.

The Stockholders’ Agreement imposed certain transfer restrictions on the Minority Stockholders, with limited exceptions for Minority Stockholders other than the Selling Stockholders. In addition, under the Stockholders’ Agreement, the Company had a right of first refusal in the event a Minority Stockholder wants to transfer shares to a third party, as well as customary drag-along rights in the event a third party offers to purchase all of our outstanding capital stock. The Stockholders’ Agreement and all rights, preferences and obligations of the parties to the Stockholders’ Agreement will be terminated in connection with the Exchange Agreement (See “Recent Developments — Exchange Agreement”).

Transfer to Grafiti

On December 29, 2023, in connection with an internal reorganization Inpixon transferred and assigned all of the shares of the Company’s common stock held by it to Grafiti and then wholly owned subsidiary of Inpixon pursuant to the terms of a Contribution Assignment and Assumption agreement, dated December 21, 2023 (the “Transfer to Grafiti”). In connection with the Transfer to Grafiti, the Stockholders’ Agreement was also assigned to Grafiti and Grafiti assumed all rights and obligations of Inpixon under the Stockholders’ Agreement.

On February 16, 2024, Inpixon entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”), pursuant to which 100% of the equity interest in Grafiti were acquired by Grafiti Group LLC (“Grafiti Group”). Our sole director Nadir Ali owns 1% of the outstanding membership interests of Grafiti Group and the Ali Family Trust owns the balance of the remaining 99% interests. Mr. Ali serves as the sole trustee of Grafiti Group.

Plan of Conversion and Share Transfer

Effective as of March 31, 2026, we effectuated the Conversion by means of a statutory conversion pursuant to a plan of conversion (the “Conversion Plan”), pursuant to which we converted from a Delaware corporation to a Nevada corporation (the “Resulting Entity”). Under the terms of the Conversion Plan, each outstanding share of common stock of the Company was converted into 1.630876537 shares of common stock of the Resulting Entity and the certificate of incorporation and bylaws set forth in the Conversion Plan became the certificate of incorporation and bylaws of the Resulting Entity. See “Description of Securities — Certain Effects of the Conversion from Delaware to Nevada” for more information.

On June 30, 2026, Grafiti transferred and assigned all of the shares of common stock of the Company held by Grafiti to its parent company, Grafiti Group (the “Share Transfer”).

Further, in connection with the Exchange and the Preferred Purchase Agreement, we filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Nevada designating the rights, preferences and limitations of the shares of Series A Preferred Stock. See “Recent Developments — Exchange Agreement” for more information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, include forward-looking statements that involve risks and uncertainties. You should review “Risk Factors” for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Further, effective as of March 31, 2026, we completed the Conversion, pursuant to which we effectuated a statutory conversion from a Delaware corporation to a Nevada corporation. As a result, all shares of the Company’s common stock, per-share data and related information included in the operating results discussed in this section and the financial statements and related notes thereto included elsewhere in the registration statement of which this prospectus forms a part have been retroactively adjusted as though the Conversion had been effected prior to all periods presented.

Overview

We are a sports technology company seeking to revolutionize the golf experience with tools that leverage the power of AI, precision shot tracking, and personalized feedback. Our solutions integrate advanced tracking with GPS technology, smart sensors, and AI-based analytics to enhance player performance and enjoyment. With GameGolf’s KZN AI shot tracker and AI powered Smart Caddie, we are creating a unified, data-driven platform tailored to the needs of golfers worldwide.

Our products leverage advanced GPS shot tracking hardware, AI algorithms, and a smart coaching app to provide players with real-time insights, strategy recommendations, and personalized performance analytics. We are dedicated to changing the way golfers and instructors worldwide utilize data to enhance on course performance. By enabling golfers to make informed, data-driven decisions, we help improve their skills and contribute to the overall growth of the sport. Our technology equips players of all levels with the tools to meticulously track their progress, from every shot to every round.

Over the last two years, we have concentrated our efforts on the development of its new generation KZN AI devices, applications and infrastructure. We launched a beta version of the KZA AI device in May 2025 to our legacy product user base and expect to launch the GameGolf KZN AI device and associated iOS and Android mobile apps for general release in the third quarter of 2026.

The sale proceeds from the sale of a GameGolf KZN AI device comprises two elements, proceeds from the sale of the hardware device and a subscription fee that allows customers to obtain access to our software platform and services. On the anniversary of the setup of the GameGolf KZN device by the customer, and subsequent anniversaries thereafter, the customer is charged a subscription fee for continued access to the Company’s platform, features and services. Up until 2023, we only generated revenue on the sale of the device and provided free access to our platform. The change to a subscription based model increases customer lifetime value (“CLV”) and provides a recurring revenue stream, while enabling the Company to continuously deliver new features, data insights, and performance enhancements. The subscription offering includes access to the GameGolf mobile application, Smart Caddie functionality, and the broader GameGolf platform.

We generate revenue from the sale of the GameGolf KZN AITM hardware device and from recurring annual subscription fees for continued access to the GameGolf App, GameGolf Smart Caddie and the GameGolf platform. Our products are currently sold direct-to-consumer via online platforms and in the future we intend to expand our sales and marketing initiatives to grow our distribution network via strategic partnerships, influencer campaigns, and other direct-to-consumer initiatives.

Our path to profitability is focused on transitioning from predominantly one-time hardware sales to a recurring, higher-margin software and data-driven revenue model. We intend to monetize our installed base and proprietary dataset through subscriptions for advanced analytics and AI-enabled features, as well as through potential licensing and business-to-business partnerships with coaches, golf facilities, and industry participants. Over time, this strategy is expected to improve revenue predictability, expand gross margins, and enhance operating leverage as scale is achieved.

We experienced a net loss from operations of $783,789 and $1,848,619 for the years ended December 31, 2025 and 2024, respectively. We experienced a net loss from operations of $704,932 and $146,775 for the three months ended March 31, 2026 and 2025, respectively. Our revenues in the years ended December 31, 2025 and 2024 and the three months ended March 31, 2026 and 2025 were immaterial and we cannot assure that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In order to continue our operations, we have historically supplemented the revenues we earned primarily with loans received from our parent company and Streeterville.

Recent Developments

Streeterville Note

On December 31, 2025 (the “Issue Date”), we entered into a note purchase agreement with Streeterville, pursuant to which we issued a secured promissory note (the “First Note”) to Streeterville in an aggregate original principal amount of $575,000 (the “Principal Amount”) for an aggregate purchase price of $500,000 (the “Purchase Price”). The First Note carries an original issue discount of $50,000 and includes $25,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. The maturity date on the First Note is sixty (60) days following the Issue Date (the “Maturity Date”) and interest accrues on the outstanding balance of the note at a rate of the ten percent (10%) per annum which will increase to 18% upon the occurrence of certain trigger events (each, a “Trigger Event”) as described in the First Note, which have not been cured within five business days following written notification by Streeterville of the occurrence of a Trigger Event and a demand to cure such Tigger Event within five trading days (“Event of Default”), provided, however, that certain Trigger Events may be deemed an automatic Event of Default whether or not notice to cure has been delivered by Streeterville.

The obligations under the First Note were secured by: (i) a Guaranty from Nadir Ali, our former Chief Executive Officer (the “Guaranty”); (ii) a Pledge Agreement from Grafiti (“Pledgor”) pursuant to which all shares of common stock of the Company owned by Pledgor which shall represent no less than sixty percent (60%) of the outstanding shares of common stock of the Company at any time (the “Pledged Shares”) as additional collateral under the First Note (the “Pledge Agreement”); (iii) a Security Agreement (the “Security Agreement”) pursuant to which Streeterville was granted a security interest in all of the existing and future assets of the Company subordinated only to permitted liens as described in the First Note (“Collateral”); and (iv) an Intellectual Property Security Agreement (the “IP Security Agreement”, and together with the Guaranty, Pledge Agreement, and Security Agreement, the “Collateral Agreements”) with respect to the security interests granted in the intellectual property owned by the Company.

Until all of the Company’s obligations under First Note (including the Collateral Agreements) are satisfied, the Company agreed to comply with the following covenants: (i) except with respect to any Permitted Issuance (as defined in the First Note) or Permitted Indebtedness (as defined in the First Note), the Company will not issue, incur, or guaranty any debt or issue any equity in Company without Streeterville’s prior written consent, which consent may be granted or withheld in Streeterville’s sole and absolute discretion; and (ii) the Company will not grant any security interest, lien, pledge or other encumbrance in any of its assets or equity without Streeterville’s prior written consent, which consent may be granted or withheld in Streeterville’s sole and absolute discretion.

On March 1, 2026, the Company and Streeterville entered into the first amendment to the First Note to extend the maturity date to March 31, 2026. As of March 31, 2026, the First Note and the Collateral Agreements were deemed cancelled as partial consideration for the bridge financing as discussed below.

Bridge Financing

On March 31, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”), with Streeterville, pursuant to which we agreed to offer and sell to Streeterville a secured convertible promissory note in the principal amount of $1,135,000 (the “Bridge Note”), and a warrant (the “Note Warrant”) to purchase 250,000 shares of common stock at an exercise price equal to $6.80 per share, or eighty-five percent (85%) of $8.00, for an aggregate purchase price of $500,000, which, in addition to the original issue discount described below, includes (i) $575,000 underlying the First Note that was deemed cancelled as partial consideration for the issuance of the Bridge Note and Note Warrant and (ii) $35,000 to pay for Streeterville’s fees. The Bridge Note and the Note Warrant were issued on March 31, 2026. The Note Warrant may be exercised at any time on or after the Listing Date until the date that is five years from the Listing Date, unless terminated earlier by the Company at any time following one year from the Listing Date.

The Bridge Note carries an original issue discount of $100,000 and accrues interest at a rate of ten percent (10%) per annum with the principal amount and all accrued interest being due and payable on April 30, 2027. We may prepay the Bridge Note upon ten (10) trading days’ notice; provided that if such prepayment is made, then we must pay a prepayment penalty in an amount equal to 110% of the amount being prepaid.

Upon an event of default, the interest rate shall increase to eighteen percent (18%) per annum or the maximum rate permitted under applicable law. In addition, the Bridge Note contains certain triggering events that would increase the outstanding balance. Upon the occurrence of a Major Triggering Event (as defined in the Bridge Note), the outstanding balance would increase by an amount equal to fifteen percent (15%) of the then outstanding balance, and upon the occurrence of a Minor Triggering Event (as defined in the Bridge Note), the outstanding balance would increase by an amount equal to five percent (5%) of the then outstanding balance.

At any time commencing on the Listing Date, Streeterville may, at its election, convert all or any portion of the outstanding balance of the Bridge Note, which includes the principal amount under the Bridge Note and any accrued interest thereunder, into shares of common stock at a conversion price equal to $6.80 per share (“Note Conversion Price”). Assuming that the Bridge Note is converted on March 31, 2027, at the Note Conversion Price, the Bridge Note will be convertible into up to 184,730 shares of common stock including principal and accrued interest as of such date (the “Note Shares”). The Bridge Note and the Note Warrant also contain a beneficial ownership limitation which provides that we will not effect any conversion or exercise, and Streeterville will not have the right to convert or exercise, any portion of the Bridge Note or the Note Warrant to the extent that, after giving effect to the conversion or exercise, Streeterville (together with Streeterville’s affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares upon such conversion or exercise.

The Purchase Agreement includes customary representations, warranties and covenants, including a covenant that we will not, without Streeterville’s prior written consent: (i) issue, incur or guaranty any debt or additional Liabilities (as defined in the Purchase Agreement) other than (a) trade payables incurred in the ordinary course of business, (b) indebtedness or Liabilities incurred pursuant to equipment leases, purchase money financings, or capital leases entered into in the ordinary course of business, (c) indebtedness or Liabilities incurred in connection with bona fide commercial banking or credit card arrangements on customary terms, or (d) intercompany indebtedness; or (ii) issue (a) any shares of common stock, preferred stock or any option, warrant, or right to subscribe for, acquire or purchase shares of common stock or preferred stock, or (b) any securities that are convertible into or exchangeable for shares of common stock or any class or series of preferred stock, subject to certain exceptions set forth in the Purchase Agreement.

The Purchase Agreement also contains a most favored nation provision, which provides that, so long as the Bridge Note or the Note Warrant is outstanding, upon our issuance of any security with any economic term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Streeterville in the Transaction Documents (as defined in the Purchase Agreement), then we shall notify Streeterville of such additional or more favorable term, which notice may be provided by means of a current report on Form 8-K or other filing with the SEC, and such term, at Streeterville’s option, shall become a part of the Transaction Documents for the benefit of Streeterville. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, floor prices, stock purchase prices, conversion prices, warrant coverage, warrant exercise prices, and anti-dilution/conversion and exercise price resets.

The obligations under the Bridge Note were secured by: (i) a Guaranty from Nadir Ali, our former Chief Executive Officer (the “Bridge Guaranty”); (ii) a Pledge Agreement from Pledgor pursuant to which all shares of common stock of the Company owned by Pledgor which shall represent no less than sixty percent (60%) of the outstanding shares of common stock of the Company at any time (the “Pledged Shares”) as additional collateral under the Bridge Note (the “Bridge Pledge Agreement”); (iii) a Security Agreement (the “Bridge Security Agreement”) pursuant to which Streeterville was granted a security interest in all of the existing and future assets of the Company subordinated only to permitted liens as described in the Bridge Note (“Bridge Collateral”); and (iv) an Intellectual Property Security Agreement (the “Bridge IP Security Agreement,” and together with the Bridge Guaranty, the Bridge Pledge Agreement, and Bridge Security Agreement, the “Bridge Collateral Agreements”) with respect to the security interests granted in the intellectual property owned by the Company.

The obligations under the Bridge Guaranty and the Bridge Pledge Agreement were terminated in connection with our entrance into the Preferred Purchase Agreement on June 30, 2026, which is described below.

Series A Preferred Stock Financing

On June 30, 2026, we entered into another securities purchase agreement (the “Preferred Purchase Agreement”) with Streeterville, pursuant to which we agreed to offer and sell to Streeterville (i) up to $40,000,000 (the “Commitment Amount”) in shares of newly designated Series A Preferred Stock, at a purchase price of $1,000 per Series A Preferred Stock; (ii) 1,438,000 shares of common stock (the “Pre-Delivery Shares”); and (iii) a warrant (the “Warrant”) to purchase 1,250,000 shares of common stock at a purchase price of $1,250. The terms of the Series A Preferred Stock will be governed by the certificate of designation filed with the Nevada Secretary of State on June 30, 2026 (the “Certificate of Designation”) (see “Description of Securities — Preferred Stock — Series A Preferred Convertible Stock” for more information on the Series A Preferred Stock).

The Preferred Purchase Agreement provides for closings in multiple tranches. At the first closing, which occurred at the time we entered into such agreement, we issued the Pre-Delivery Shares to Streeterville for a purchase price of $1,438.00 and the Warrants for a purchase price of $1,250. At the second closing, which will occur upon the commencement of trading of our shares of common stock as a result of this direct listing, we will issue 8,000 shares of Series A Preferred Stock to Streeterville for a purchase price of $8,000,000. The second closing is subject to certain conditions that are not solely at our discretion, including, among others: (i) the receipt of stockholder approval, which we received on June 30, 2026, (ii) the commencement of trading of our shares of common stock on Nasdaq as a result of this direct listing and (iii) that the registration statement of which this prospectus forms a part has been declared effective by the SEC.

The Series A Preferred Stock is convertible at any time into shares of common stock at a conversion price equal to: (i) $8.00 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) (the “Fixed Price”), prior to the occurrence of a Trigger Event or Event of Default, and (ii) following the occurrence of a Trigger Event or Event of Default, the lesser of (A) the Fixed Price, and (B) 88% multiplied by the lowest daily VWAP (as defined in the Certificate of Designation) during the ten (10) trading day period prior to the applicable measurement date, but in no event lower than $4.00 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) (the “Floor Price”).

The 8,000 shares of Series A Preferred Stock will initially be convertible into approximately 1,111,110 shares of common stock assuming conversion at the Fixed Price and that no Trigger Event or Event of Default (each as defined in the Certificate of Designation) has occurred.

At any time and from time to time following the second closing and ending on the earlier of (i) three (3) years thereafter and (ii) the date we have sold $40,000,000 in shares of Series A Preferred Stock thereunder, we may request that Streeterville purchase additional shares of Series A Preferred Stock, at a purchase price of $1,000 per Series A Preferred Stock, in an amount of no more than the Maximum Purchase Amount and no less than $100,000 by providing a written notice of such request to Streeterville. “Maximum Purchase Amount” means $8,000,000 less the total Stated Value (as defined below) of all outstanding shares of Series A Preferred Stock plus accrued but unpaid interest held by Streeterville as of the applicable measurement date (the “Series A Preferred Stock Outstanding Balance”). Accordingly, we could issue up to 40,000 shares of Series A Preferred Stock under the Preferred Purchase Agreement, which would be convertible into an aggregate of 5,555,550 shares of common stock assuming conversion at the Fixed Price and that no Trigger Event or Event of Default has occurred. However, Streeterville’s obligation to fund for the purchase of additional Series A Preferred Stock is not solely at our discretion. Each additional purchase is subject to a number of conditions, including that our market capitalization is at least $20,000,000 and both our 20-day and 60-day median and average daily trading volumes are at least $250,000 at the time of any request for a subsequent purchase of Series A Preferred Stock. Additional requirements include compliance with continued listing standards and an effective registration statement for the resale of shares issuable pursuant to the Preferred Purchase Agreement. If we fail to meet any of these conditions at the time of a request, Streeterville may decline to provide the requested funds. As a result, there is no assurance that we will be able to access the full $40,000,000 or any specific amount under the Preferred Purchase Agreement, and our ability to request subsequent funding thereunder may be limited by market conditions, our performance, or other factors outside our control.

the Warrants may be exercised at any time on or after the Listing Date and until the last calendar day of the month in which the five-year anniversary thereof occurs at an exercise price equal to $8.00 per share (subject to standard adjustments for stock splits, stock dividends, recapitalizations and similar transactions). The Warrants will be exercisable for 1,250,000 shares of common stock. Notwithstanding the foregoing, the Warrant also contains a beneficial ownership limitation which provides that we will not effect any exercise, and Streeterville will not have the right to exercise, any portion of the Warrant to the extent that, after giving effect to the exercise, Streeterville (together with Streeterville’s affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares upon such exercise.

The Certificate of Designation also includes customary covenants and events of default, including a covenant that we will not, without the prior written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock: (i) issue, incur or guaranty any debt or additional Liabilities (as defined in the Certificate of Designation) other than trade payables incurred in the ordinary course of business, commercial bank loans and lines of credit, and leases; or (ii) issue (a) any shares of common stock, preferred stock or any option, warrant, or right to subscribe for, acquire or purchase shares of common stock or preferred stock, or (b) any securities that are convertible into or exchangeable for shares of common stock or any class or series of preferred stock, subject to certain exceptions set forth in the Certificate of Designation.

Notwithstanding anything to the contrary contained in the Preferred Purchase Agreement, the Certificate of Designation or the Warrant, the Preferred Purchase Agreement provides that the total cumulative number of shares of common stock issued to Streeterville pursuant to conversion of the Series A Preferred Stock and exercises of the Warrant, together with all other issuances under the Preferred Purchase Agreement, may not exceed the requirements of Nasdaq Rule 5635(d) (the “Exchange Cap”), except that such limitation will not apply following stockholder approval or if otherwise inapplicable. On June 30, 2026, we received stockholder approval for the transactions contemplated by the Preferred Purchase Agreement, including the issuance of all securities thereunder, including (i) the shares of Series A Preferred Stock that have been or may be issued covering the full Commitment Amount (the “Commitment Shares”), (ii) the Conversion Shares, (iii) the Pre-Delivery Shares, (iv) the shares of common stock that may be issued upon exercise of the Warrants and Note Warrants, and (v) the Note Shares (the shares covered under (iii) – (v), collectively, the “Direct Listing Registrable Securities”), in each case if in excess of the Exchange Cap.

Pursuant to the Preferred Purchase Agreement, we agreed to register a sufficient number of shares of common stock for the resale of the Direct Listing Registrable Securities in connection with this direct listing. As a result, the registration statement of which this prospectus forms a part is registering 3,183,230 shares of common stock to cover for the resale of the Direct Listing Registrable Securities (see “Principal and Registered Shareholders” for more information).

In addition, within twenty (20) days of the Listing Date, we agreed to file the Subsequent Registration Statement to register a sufficient number of shares of common stock for the resale of the Conversion Shares and Commitment Shares. We agreed to use commercially reasonable efforts to cause to cause the Subsequent Registration Statement to be declared effective by the SEC within sixty (60) days of the Listing Date. If the Subsequent Registration Statement has not been declared effective by such date, then we agreed to pay a cash fee to Streeterville equal to one percent (1%) of the Series A Preferred Stock Outstanding Balance on such sixtieth (60th) day and continue to pay in cash a fee equal to one percent (1%) of the Series A Preferred Stock Outstanding Balance for each thirty (30) days that the Subsequent Registration Statement is not declared effective until the date that is six (6) months from the Listing Date.

Pursuant to the Preferred Purchase Agreement, we shall have the right, at any time after the six (6) month anniversary of the Subsequent Registration Statement being declared effective by the SEC, to repurchase the Pre-Delivery Shares upon a written request delivered to Streeterville at a purchase price of $0.001 for each such Pre-Delivery Share (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions), which, upon receipt of such written request, will be delivered by Streeterville within thirty (30) trading days of such date.

Further, the Preferred Purchase Agreement provides that for a period beginning on the second closing date and ending on the later of (i) three (3) years following the second closing date and (ii) the date that Streeterville no longer holds any Series A Preferred Stock, Streeterville shall have the right, but not the obligation, to purchase up to $4,000,000 in shares of Series A Preferred Stock in one or more tranches of at least $100,000, at its election. Further, at any time while Streeterville holds any Series A Preferred Stock, subject to certain exceptions described therein, Streeterville shall have the right to participate at its discretion in any debt or equity financing in an amount of up to ten percent (10%) of the amount sold. Within two (2) trading days following the consummation of a financing, we will provide Streeterville with written notice of the consummation of such financing, along with copies of the transaction documents. Streeterville will then have up to five (5) trading days to elect to purchase up to ten percent (10%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities.

The Preferred Purchase Agreement also includes other customary representations, warranties and covenants, including a most favored nation provision, which provides that, so long as Streeterville owns any Series A Preferred Stock or Warrants, upon our issuance of any security with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Streeterville in the Transaction Documents (as defined in the Preferred Purchase Agreement), then we shall notify Streeterville of such additional or more favorable term, which notice may be provided by means of a current report on Form 8-K or other filing with the SEC, and such term, at Streeterville’s option, shall become a part of the Transaction Documents for the benefit of Streeterville. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing fixed purchase prices, conversion discounts, conversion lookback periods, interest rates/preferred return rates, dividend rights, original issue discounts, floor prices, conversion prices, anti-dilution protection and exercise prices. Notwithstanding the foregoing, this provision shall not apply to certain exempt issuances set forth in the Preferred Purchase Agreement or to the issuance of debt securities. Further, in accordance with the terms and conditions of the Preferred Purchase Agreement, the obligations under the Bridge Guaranty and the Bridge Pledge Agreement that we entered into in connection with the Bridge Note will be terminated as of the date we enter into the Preferred Purchase Agreement.

In accordance with the Preferred Purchase Agreement, our executive officers, Soumya Das and Dominic Poole, and Grafiti entered into lock-up agreements agreeing not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), subject to certain exceptions, for the period beginning on June 30, 2026, and ending on the six-month anniversary of the Listing Date. The lock-up agreements also permit each holder to sell, on any trading day, a number of shares of our common stock not exceeding 1% of the average daily trading volume of our common stock over the five (5) trading days preceding the sale, subject to compliance with applicable securities laws (the “Leak-Out”); provided, however, that such Leak-Out only becomes available to Grafiti after the date the Subsequent Registration Statement is declared effective, whereas our executive officers may rely on the Leak-Out throughout the lock-up period, subject to compliance with applicable securities laws.

As noted above, we have already issued 1,438,000 shares of common stock (i.e., the Pre-Delivery Shares) under the Preferred Purchase Agreement and we could be required to issue an aggregate of up to 2,361,110 shares of common stock upon conversion of the 8,000 shares of Series A Preferred Stock and exercise of the Warrants. If we were to issue all 40,000 shares of Series A Preferred Stock, then we would be required to issue up to 6,805,550 shares of common stock upon conversion of all of the shares of Series A Preferred Stock and exercise of the Warrants. As noted above, the foregoing calculations assume conversion at the Fixed Price and that no Trigger Event or Event of Default has occurred.

GolfSuites Transactions

Co-Marketing and Collaboration Agreement

On April 2, 2026, we entered into a Co-Marketing and Collaboration Agreement (the “Marketing Agreement”) with GolfSuites 1, Inc. (“GolfSuites”), a Delaware corporation that operates golf entertainment facilities. Under the Marketing Agreement, we appointed GolfSuites as a non-exclusive authorized reseller of our GameGolf KZN AI product within GolfSuites’ network of facilities and channels. GolfSuites committed to purchasing a minimum of approximately $105,000 in units per quarter for an initial four-quarter term, with payment obligations commencing upon the delivery of the initial purchase order which shall occur no later than August 31, 2026 (the “Commencement Date”). GolfSuites is entitled to a reseller discount of our then-current suggested retail price, and has full discretion to set its own end-customer resale prices. In exchange for GolfSuites providing co-marketing services, including on-site promotion, digital and direct marketing, customer activation, and events across its facilities, we agreed to pay GolfSuites a total marketing fee of $500,000, payable in two installments: (i) $150,000 upon execution of the Marketing Agreement and (ii) $350,000 within five (5) business days of the completion of our direct listing.

The Marketing Agreement has an initial one-year term from the Commencement Date and renews on successive one-year terms by mutual written agreement, with either party able to terminate for convenience on thirty (30) days’ notice following the initial term, or immediately for cause upon material breach (subject to a 30-day cure period) or insolvency. The closing of the Marketing Agreement is conditioned upon the concurrent execution and effect of the Share Exchange Agreement (the “Share Exchange Agreement”) by and among GolfSuites, us and Grafiti, and our payment of the first marketing fee installment of $150,000. We entered into such Share Transfer and Exchange Agreement, as further described below, and such marketing fee installment was paid, on April 3, 2026. Each party granted the other a limited, non-exclusive, royalty-free license to use its trademarks and brand assets solely in connection with approved co-marketing activities.

Share Exchange Agreement

Concurrently with the execution of the Marketing Agreement described above, we entered into the Share Exchange Agreement dated April 2, 2026, by and among GolfSuites, Grafiti LLC (“Grafiti”) and us. Pursuant to the Share Exchange Agreement, Grafiti agreed to sell and transfer to 562,500 shares of our common stock to GolfSuites, and in exchange, GolfSuites agreed to issue to Grafiti a number a number of shares of its common stock, par value $0.00001 per share (the “GolfSuites Shares”), with an aggregate value equal to $4,500,000 (the “Target Value”), based on a purchase price of $8.00 per share (the “Purchase Price”), resulting in an issuance of 562,500 GolfSuites Shares to Grafiti as of April 3, 2026.

The closing of the transactions contemplated under the Share Exchange Agreement occurred concurrently with the execution and delivery of the Marketing Agreement. In connection with the Share Exchange Agreement, GolfSuites and Grafiti were each granted piggyback registration rights, pursuant to which, if either we or GolfSuites proposes to file a registration statement in connection with a direct listing or other public offering of equity securities, not including a firm commitment underwritten public offering, the filing party is required to use commercially reasonable efforts to include in such registration statement all shares of equity securities acquired by or issuable to the other party pursuant to the Share Exchange Agreement, on the same terms and conditions as apply to other selling securityholders. These piggyback registration rights terminate upon the earlier of (i) three (3) years following the effective date of the applicable registration statement or (ii) such time as all registrable securities held by a party may be sold without restriction pursuant to Rule 144 under the Securities Act. In connection therewith, the registration statement of which this prospectus forms a part is registering shares of common stock to cover for the resale of the 562,500 shares of our common stock held by GolfSuites (see “Principal and Registered Shareholders” for more information).

Exchange Agreement

On June 30, 2026, we entered into an Exchange Agreement (the “Exchange Agreement”) with Grafiti Group (the “Majority Holder”), pursuant to which we issued 18,000.018 shares of the newly designated Series A Preferred Stock (the “Preferred Exchange Shares”) to the Majority Holder in exchange for 2,500,000 shares of our common stock (the “Exchange Common Shares”) held by the Majority Holder (the “Exchange”). In connection with the Exchange, the Stockholders’ Agreement and all rights, preferences and obligations of the parties to the Stockholders’ Agreement were terminated and are of no further force and effect.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Dismissal of Independent Registered Public Accounting Firm

On January 28, 2026, we dismissed KNAV CPA LLP (“KNAV”) as our independent registered public accounting firm. The decision to change accountants was approved by our sole director. The report of KNAV on our consolidated financial statements as of and for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for the explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern. The Company’s decision to change auditors was not related to the going concern explanatory paragraph or any disagreements with KNAV.

During the fiscal year ended December 31, 2024, and the subsequent interim period through January 28, 2026, there were:

•        no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KNAV on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and

•        no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except with respect to those certain material weaknesses described in this prospectus under the section titled “Internal Control Over Financial Reporting”; and

•        during the fiscal year ended December 31, 2024 and the subsequent interim period through January 28, 2026 neither we nor anyone on our behalf consulted with KNAV regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our consolidated financial statements.

Appointment of New Independent Registered Public Accounting Firm

On February 3, 2026, we engaged CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025.

•        During the fiscal years ended December 31, 2024 and 2025, and the subsequent interim period through February 3, 2026 neither we nor anyone on our behalf consulted with CBIZ regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements.

We have provided KNAV with a copy of the foregoing disclosures and have requested that they furnish us with a letter addressed to the SEC stating whether they agree with the above statements. A copy of that letter, dated February 17, 2026, is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

Critical Accounting Policies and Significant Management Estimates

Our financial statements are prepared in accordance with GAAP. Our discussion and analysis of its financial condition and operating results require us to make judgments, assumptions and estimates that affect the amounts reported. We base our estimates on historical experience, current trends, and various other assumptions we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. We believe that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require our most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain.

Revenue Recognition

The Company recognizes revenue when control of the promised products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from sales of hardware and software subscriptions. In determining how revenue should be recognized, a five-step process is used, which requires judgment and estimates within the revenue recognition process. The most critical judgements required in applying Accounting Standards Codification (“ASC”)  606, “Revenue Recognition from Customers,” and our revenue recognition policy relates to the determination of distinct performance obligations.

•        We receive fixed consideration for sales of hardware products. Revenue is recognized at the point in time when the customer has title to the product and risks and rewards of ownership have transferred. This takes place when the hardware product is delivered to the customer.

•        Revenue related to software subscriptions are recognized evenly over the subscription period using a time-based measure because the company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the data is delivered.

•        The Company enters into contracts containing multiple performance obligations, including hardware and complimentary subscription services. These contracts include a one-year subscription to the GameGolf App with the purchase of the hardware. The first performance obligation is the delivery of the hardware at the time of sale. The second performance obligation is the provision of subscription services, which allows users to sync, view, and access real-time data through the Company’s online dashboard and mobile applications. The Company allocates revenue to the performance obligations based on their relative standalone selling prices.

Amounts allocated to the product/hardware are recognized at the time of delivery, provided the other conditions for revenue recognition have been met. Amounts allocated to the software subscription service are deferred and recognized on a straight-line basis over the estimated usage period.

The Company applies a practical expedient to expense costs to obtain a contract with a customer as incurred when the amortization period would be one year or less. The Company applies a practical expedient to not consider the effect of a significant financing component as it expects that the period between transfer of control and payment from customer to be one year or less.

The Company provides a customary 30-day return policy as well as a limited warranty for one year. At the time revenue is recognized, an estimate of future warranty costs is recorded as a component of cost of revenues. The estimate of future warranty costs is based on historical rates from similar products and projected warranty claim rates, historical and projected cost-per-claim and knowledge of specific product failures, if any, that are outside of the Company’s typical experience.

Shipping costs associated with the acquisition of inventories are capitalized with the cost of the inventory. This cost is then charged to cost of sales as inventories are sold. All other shipping and handling costs are expensed as incurred as part of general and administrative expenses in the operating expense section of the statement of operations. These costs were deemed to be nominal during each of the reporting periods.

Inventory

Finished goods are measured at the lower of cost and net realizable value. Cost includes the cost of purchase and freight inwards costs. Net realizable value is the price at which inventories can be sold in the normal course of business after allowing for the costs of realization. The Company states inventory utilizing the first-in, first-out method. The Company continually analyzes its slow-moving, excess and obsolete inventories. Based on historical and projected sales volumes and anticipated selling prices, the Company establishes reserves. If the Company does not meet its sales expectations, these reserves are increased. Products that are determined to be obsolete are written down to net realizable value. No inventory obsolescence cost was recorded during the years ended December 31, 2025 or 2024.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. All other warrants that do not meet the criteria for equity classification are accounted for as liabilities and measured at fair value, with changes in fair value recognized in the condensed consolidated statement of operations and comprehensive loss in each reporting period.

Gain (Loss) on Modification/Extinguishment of Debt

In accordance with ASC 470, a modification or an exchange of debt instruments that adds or eliminates a conversion option that was substantive at the date of the modification or exchange is considered a substantive change and is measured and accounted for as extinguishment of the original instrument along with the recognition of a gain/loss. Additionally, under ASC 470, a substantive modification of a debt instrument is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. A substantive modification is accounted for as an extinguishment of the original instrument along with the recognition of a gain/loss. Gain or loss on extinguishment of debt is calculated as the difference between the reacquisition price and net carrying amount of the debt, which includes unamortized debt issuance costs and the fair value of any related derivative instruments. For the three months ended March 31, 2026 the Company recorded a gain of $14,554 from the extinguishment of debt as non-operating income in the statements of operations.

Fair Value Measurement

ASC 820, “Fair Value Measurement” (“ASC 820”), defines fair value as the amount at which an instrument could be exchanged in an orderly transaction between market participants at the measurement date (the exit price). ASC 820 establishes a fair value hierarchy based on the inputs used to measure fair value. The fair value hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from independent sources. Unobservable inputs reflect management’s assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. There are three fair value levels in the fair value hierarchy based upon the level of inputs that are significant to fair value measurement: Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities. Level 2 — Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means. Level 3 — Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable. The categorization of a financial instrument within the fair value hierarchy is based upon the lowest level of input that is significant to its fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgements and consider factors specific to the asset or liability.

Long-Lived Assets — Impairment Assessments

Long-lived assets are grouped for recognition and measurement of impairment at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets. The impairment test for long-lived assets requires us to assess the recoverability of our long-lived assets by comparing their net carrying value to the sum of undiscounted estimated future cash flows directly associated with and arising from our use and eventual disposition of the assets. If the net carrying value of a group of long-lived assets exceeds the sum of related undiscounted estimated future cash flows, we would be required to record an impairment charge equal to the excess, if any, of net carrying value over fair value.

When assessing the recoverability of our long-lived assets, which include property and equipment, we make assumptions regarding estimated future cash flows and other factors. Some of these assumptions involve a high degree of judgment and bear a significant impact on the assessment conclusions. Included among these assumptions are estimating undiscounted future cash flows, including the projection of comparable sales, operating expenses, capital requirements for maintaining property and equipment and residual value of asset groups. We formulate estimates from historical experience and assumptions of future performance, based on business plans and forecasts, recent economic and business trends, and competitive conditions. In the event that our estimates or related assumptions change in the future, we may be required to record an impairment charge.

We evaluate the remaining useful lives of long-lived assets whenever events or circumstances indicate that a revision to the remaining period of amortization is warranted. Such events or circumstances may include (but are not limited to): the effects of obsolescence, demand, competition, and/or other economic factors including the stability of the industry in which we operate, known technological advances, legislative actions, or changes in the regulatory environment. If the estimated remaining useful lives change, the remaining carrying amount of the long-lived assets would be amortized prospectively over that revised remaining useful life. We have determined that there were no events or circumstances during the year ended December 31, 2025 or three months ended March 31, 2026, which would indicate a revision to the remaining amortization period related to any of our long-lived assets. Accordingly, we believe that the current estimated useful lives of long-lived assets reflect the period over which they are expected to contribute to future cash flows and are therefore deemed appropriate.

Based on its assessments, the Company has not recorded any impairment of long-lived assets during the years ended December 31, 2025 or 2024 or the three months ended March 31, 2026 and 2025.

Deferred Income Taxes

In accordance with ASC 740 “Income Taxes” (“ASC 740”), management routinely evaluates the likelihood of the realization of its income tax benefits and the recognition of its deferred tax assets. In evaluating the need for any valuation allowance, management will assess whether it is more likely than not that some portion, or all, of the deferred tax asset may not be realized on a jurisdictional basis. Ultimately, the realization of deferred tax assets is dependent upon the generation of future taxable income during those periods in which temporary differences become deductible and/or tax credits and tax loss carry-forwards can be utilized. In performing its analyses, management considers both positive and negative evidence including historical financial performance, previous earnings patterns, future earnings forecasts, tax planning strategies, economic and business trends and the potential realization of net operating loss carry-forwards within a reasonable timeframe. To this end, management considered (i) that we have had historical losses in the prior years and cannot anticipate generating a sufficient level of future profits in order to realize the benefits of our deferred tax asset; (ii) tax planning strategies; and (iii) the adequacy of future income as of December 31, 2025 and March 31, 2026, based upon certain economic conditions and historical losses through December 31, 2025 and March 31, 2026. After consideration of these factors, management deemed it appropriate to establish a full valuation allowance with respect to the deferred tax assets for the Company.

A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax filings that do not meet these recognition and measurement standards. As of December 31, 2025 and 2024 and March 31, 2026, no liability for unrecognized tax benefits was required to be reported. The guidance also discusses the classification of related interest and penalties on income taxes. The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. During the years ended December 31, 2025 and 2024 and the three months ended March 31, 2026 and 2025, no interest and penalties were recorded, respectively.

The Company’s major tax jurisdictions are the United States, and Ireland. Generally accepted accounting principles requires the Company’s management to evaluate tax positions taken by the Company and recognize a tax liability for any uncertain positions that more likely than not would not be sustained upon examination by the Internal Revenue System (the “IRS”) or a foreign jurisdiction taxing authority. The Company is subject to routine audits by tax authorities.

Components of Results of Operations

Revenue

We generate revenue from the sale of the GameGolf KZN AITM hardware device and from recurring annual subscription fees for continued access to the GameGolf App, GameGolf Smart Caddie and the GameGolf platform. Our products are currently sold direct-to-consumer via online platforms and in the future we intend to expand our sales and marketing initiatives to grow our distribution network via strategic partnerships, influencer campaigns, and other direct-to-consumer initiatives.

Operating Expenses

Research and Development

Research and development activities represent a significant part of our business. Our research and development efforts focus on the design and testing of our GameGolf suite of products.

Research and development expenses consist primarily of the following types of expenses:

•        employee-related expenses, including salaries and benefits for personnel engaged in research and development functions;

•        expenses incurred under agreements with third parties such as consultants and contractors; and

•        software and technology-related on-course and off-course testing expenses.

Research and development costs are expensed as incurred. We expect our research and development expenses to decrease modestly in absolute terms, as we shift focus from hardware and software into the exploitation of the AI and machine learning capabilities of our GameGolf products.

We cannot determine with certainty the timing, duration or the costs necessary to complete the design, development, and manufacturing future enhancements of our GameGolf product line due to the inherently unpredictable nature of our research and development activities. Development timelines, the probability of success, and development costs may differ materially from expectations.

Sales and Marketing Expenses

Sales and marketing costs include salary costs for marketing, sales and business development personnel and commissions payable to affiliates. It also includes marketing and advertising activities such as developing marketing content, investment in social media campaigns and partnering with influencers to engage with the wider golfing public. Initial costs will be directed towards building awareness and credibility of our GameGolf products with return on investment expected to improve as we establish a presence in our target markets. Sales and marketing expenses are expensed as incurred. We expect sales and marketing costs to substantially increase as we launch our GameGolf KZN AI product during the third quarter of 2026.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related costs for personnel in executive, finance, operations, and administrative functions. General and administrative expenses also include professional fees for accounting, auditing, tax and administrative consulting services; insurance costs, GameGolf platform hosting costs, third party logistics (3PL) partners and other operating costs.

We anticipate that general and administrative expenses will increase in the future as we increase our headcount and cost base to support the growth of the business through continued research and development and commercialization of the GameGolf products.

Other Expense

Other expense primarily consists of interest expense relating to the Grafiti Note and interest expense relating to the Bridge Note issued to Streeterville. We expect interest expense to increase due to the receipt of additional advances under the Grafiti Note and the interest accrued under the Bridge Note, both of which will be used to fund working capital requirements.

Results of Operations

Year Ended December 31, 2025 compared to the Year Ended December 31, 2024

The following table sets forth selected consolidated financial data as a percentage of our revenue and the percentage of period-over-period change:

	for the years ended december 31,
	2025		2024
	Amount	% of Revenues	Amount	% of Revenues	Change	% Change
Revenues	$58,505	100%	$14,878	100%	$43,627	293%
Cost of revenues	$53,448	91%	$2,309	16%	$51,139	2,215%
Gross profit	$5,057	9%	$12,569	84%	$(7,512)	(60)%
Operating expenses	$1,076,543	1,840%	$1,542,463	10,367%	$(465,920)	(30)%
Loss from operations	$(1,071,486)	(1,831)%	$(1,529,894)	(10,283)%	$458,408	(30)%
Other income/(expense)	$287,697	492%	$(318,725)	(2,142)%	$606,422	(190)%
Net loss	$(783,789)	(1,340)%	$(1,848,619)	(12,245)%	$1,064,830	(58)%
Other comprehensive gain/(loss)	$(524,173)	(896)%	$226,965	1,526%	$(751,138)	(331)%
Total comprehensive loss	$(1,307,962)	(2,236)%	$(1,621,654)	(10,900)%	$313,692	(19)%

Revenues

Revenues were $58,505 for the year ended December 31, 2025, compared to $14,878 for the year ended December 31, 2024, representing an increase of $43,627, or 293%. This increase was primarily attributable to higher sales of GameGolf KZN devices, driven by expanded customer participation in beta testing during 2025 as compared to the prior year.

Cost of revenues

Cost of revenues increased to $53,448 for the year ended December 31, 2025 from $2,309 for the year ended December 31, 2024, representing an increase of $51,139, or 2,215%. The increase was primarily driven by the higher volume of GameGolf KZN devices sold during 2025.

Gross Margins

Gross profit was $5,057 for the year ended December 31, 2025, compared to $12,569 for the year ended December 31, 2024. Gross margin decreased to 9% in the fiscal year ended December 31, 2025 from 84% in the same period in 2024. The decline in gross margin was primarily attributable to discounted pricing associated with beta program sales of GameGolf KZN devices during 2025.

Operating Expenses

Operating expenses were $1,076,543 for the year ended December 31, 2025, compared to $1,542,463 for the year ended December 31, 2024, representing a decrease of $465,920, or 30%, year over year.

Research and development costs decreased significantly, decreasing from $898,721 for the year ended December 31, 2024 to $515,787 for the year ended December 31, 2025. The $382,934, or 43%, decrease in the 2025 period primarily resulted from our transition from product development to the testing phase, which reduced the utilization of working capital for research and development.

Sales and marketing expenses were $107,816 for the year ended December 31, 2025, compared to $154,648 for the year ended December 31, 2024. The $46,842, or 30%, decrease resulted from reduced utilization of working capital for sales and marketing as we concentrated on product development and testing activities.

General and administrative expenses decreased 7%, or $36,154, from $489,094 for the year ended December 31, 2024 to $452,940 for the year ended December 31, 2025. The decrease resulted mainly from redesigning and implementing the new GameGolf Platform infrastructure, which reduced hosting costs, and from redesigning and streamlining our Customer Success Management systems, which eliminated certain software subscription costs.

Other Income/(Expense)

Other income was $287,697 for the year ended December 31, 2025, compared to other expense of $318,725 for the year ended December 31, 2024, representing a favorable change of $606,422. For the year ended December 31, 2024, other income/(expense) included $87,692 of related party interest expense and a foreign exchange loss of $231,034 on the Company’s intercompany balance with its subsidiary, AMT. For the year ended December 31, 2025, related party interest expense increased to $238,880 as a result of additional funds advanced by Grafiti for working capital purposes. This increase was offset by a foreign exchange gain of $526,576 on the Company’s intercompany balance with its subsidiary, AMT.

Other Comprehensive Gain/(Loss) — Foreign Currency Translation Adjustment

For the purposes of presenting consolidated financial statements, the assets and liabilities of our Euro operations in Ireland are translated to U.S. dollar (“USD”) at the exchange rate on the reporting date. The income and expenses are translated using average exchange rates. Foreign currency differences that arise on translation for consolidated purposes are recognized in other comprehensive gain/loss on the condensed consolidated statements of comprehensive loss. The currency translation adjustment decreased by $751,138, or approximately 331%, for the year ended December 31, 2025 compared to the same period in 2024. This increase was due to the fluctuation of the exchange rates between the Euro and the USD as well as the level of our activities.

Non-GAAP Financial information

Adjusted EBITDA

EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Adjusted EBITDA is used by our management as the matrix in which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items.

Adjusted EBITDA for the year ended December 31, 2025, was a loss of $1,053,977 compared to a loss of $1,512,042 for the year ended December 31, 2024.

The following table presents a reconciliation of our net loss, which is our GAAP operating performance measure, to Adjusted EBITDA for the years ended December 31, 2025 and 2024:

	For the years ended December 31,
	2025	2024
Net loss	$(783,789)	$(1,848,619)
Non-cash unrealized foreign exchange (gain) loss	(526,576)	231,034
Interest expense	238,880	87,692
Depreciation/Amortization	17,508	17,851
Adjusted EBITDA	$(1,053,977)	$(1,512,042)

We rely on Adjusted EBITDA, which is a non-GAAP financial measure for the following:

•        To review and assess the operating performance of our Company as permitted by ASC Topic 280, Segment Reporting (“ASC 280”);

•        To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

•        As a basis for allocating resources to various projects;

•        As a measure to evaluate potential economic outcomes of operational alternatives and strategic decisions; and

•        To evaluate internally the performance of our personnel.

We have presented Adjusted EBITDA above because we believe it conveys useful information to investors regarding our operating results. We believe it provides an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net loss. By including this information, we can provide investors with a more complete understanding of our business. Specifically, we present Adjusted EBITDA as a supplemental disclosure because of the following:

•        We believe Adjusted EBITDA is a useful tool for investors to assess the operating performance of our business without the effect of interest, income taxes, depreciation and amortization and other non-cash items including one-time charges such as professional fees.

•        We believe it is useful to provide to investors a standard operating metric used by management to evaluate our operating performance; and

•        We believe the use of Adjusted EBITDA is helpful to compare our results to other companies.

Even though we believe Adjusted EBITDA is useful for investors, it does have limitations as an analytical tool. Thus, we strongly urge investors not to consider this metric in isolation or as a substitute for net income (loss) and the other consolidated statement of operations data prepared in accordance with GAAP. Some of these limitations include the fact that:

•        Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•        Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•        Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•        Adjusted EBITDA does not reflect income or other taxes or the cash requirements to make any tax payments; and

•        Other companies in our industry may calculate Adjusted EBITDA differently than we do, thereby potentially limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and providing Adjusted EBITDA only as supplemental information.

Adjusted Net Loss per Share

Basic and diluted net loss per share for the years ended December 31, 2025 and 2024 was a loss of $0.05 and $0.12, respectively.

Adjusted net loss per share is used by the Company’s management as an evaluation tool as it manages the business and is defined as net loss per basic and diluted share adjusted for non-cash items and one-time, non-recurring charges.

Adjusted net loss per basic and diluted common share for years ended December 31, 2025 and 2024 was a loss of $0.09 and $0.11, respectively.

The following table presents a reconciliation of net loss per basic and diluted share, which is our GAAP operating performance measure, to Adjusted net loss per share for the periods reflected:

	For the years ended December 31,
	2025	2024
Net loss	$(783,789)	$(1,848,619)
Adjustments:
Non-cash unrealized foreign exchange (gain) loss	(526,576)	231,034
Adjusted loss	(1,310,365)	(1,617,585)
Adjusted net loss per share – basic and diluted	$(0.09)	$(0.11)
Weighted average basic and diluted common shares outstanding	15,000,000	15,000,000

We rely on Adjusted net loss per share, which is a non-GAAP financial measure:

•        To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

•        As a measure to evaluate potential economic outcomes of operational alternatives and strategic decisions; and

•        To evaluate internally the performance of our personnel.

We have presented Adjusted net loss per share above because we believe it conveys useful information to investors regarding our operating results. We believe it provides an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net loss, and that by including this information we can provide investors with a more complete understanding of our business. Specifically, we present Adjusted net loss per share as supplemental disclosure because:

•        We believe Adjusted net loss per share is a useful tool for investors to assess the operating performance of our business without the effect of non-cash items and one time charges.

•        We believe that it is useful to provide to investors a standard operating metric used by management to evaluate our operating performance; and

•        We believe that the use of Adjusted net loss per share is helpful to compare our results to other companies.

Historical Results and Cash Flows

We are finalizing development of our GameGolf KZN AI applications and underlying platform infrastructure. We have a limited beta program for legacy customers featuring a minimum viable product (“MVP”) with a constrained feature set. In connection with the beta, a small number of devices were sold at promotional, discounted pricing to facilitate testing and feedback. We expect to continue adding features over the coming months. Subject to successful completion of beta testing and readiness milestones, we expect to commence initial commercial revenue generation late in the third quarter of 2026.

Management believes historical results and cash flows are not indicative of expected future performance. To date, the Company has been primarily in product development mode. As we transition to commercial activities, we anticipate a gradual rebalancing of operating expenditures from research and development toward sales and marketing. Development spending is expected to moderate in the near term as efforts shift from building a new product and platform to iterating and adding features.

Historically, operating cash needs have been funded principally through equity financing and promissory notes from shareholders. As commercialization begins, we expect sales of GameGolf KZN AI devices on hand (inventory) and subscription revenues to supplement financing activities for cash flow needs.

Liquidity and Capital Resources as of December 31, 2025

Our current capital resources and operating results as of and through December 31, 2025, consist of:

•        an overall working capital deficit of $2,331,221;

•        cash of $87,463;

•        net cash used in operating activities for the year ended December 31, 2025 of $1,324,518.

As of December 31, 2025, the Company had approximately $87,463 in cash. We have relied on financing from Grafiti, our majority holder and wholly-owned subsidiary of Grafiti Group, which is controlled by Nadir Ali, our former Chief Executive Officer, under the Grafiti Note. We had capital resources available under this note in the amount of $207,883 as of December 31, 2025.

In addition, we also received debt financing as of December 31, 2025 in an aggregate principal amount of $500,000 from Streeterville in connection with the Bridge Note.

Our net cash flows used in operating, investing and financing activities for the years ended December 31, 2025 and 2024 and certain balances as of the end of those periods are as follows:

	For the year ended December 31,
	2025	2024
Net cash used in operating activities	$(1,324,518)	$(1,961,340)
Net cash used in investing activities	—	(1,286)
Net cash provided by financing activities	1,322,322	1,969,795
Effect of foreign exchange rates on cash	17,376	(7,175)
Net increase (decrease) in cash and cash equivalents	$15,180	$(6)
	As of December 31, 2025	As of December 31, 2024
Cash and cash equivalents	$87,463	$72,283
Working capital deficit	$(2,331,221)	$(1,040,597)

Operating Activities

Net cash used in operating activities for the year ended December 31, 2025, was $1,324,518, which reflects a decrease of $636,822 compared to the net cash used in operating activities for same period in 2024 of $1,961,340. This decrease was the result of the improvement in our operating results for the year ended December 31, 2025, as compared to the year ended December 31, 2024.

Investing Activities

Our investing activities consisted of purchases of property and equipment and were immaterial for the years ended December 31, 2025 and 2024. As our business grows, we expect our capital expenditures and our investment activity to increase.

Financing Activities

Net cash flows provided by financing activities during the year ended December 31, 2025 was $1,322,322 which consisted of proceeds from the Grafiti Note of $1,007,000, advances from a related party of $20,600, cash received from the First Note of $500,000 offset by cash repaid for the Grafiti Note of $104,883 and cash repaid for advances from a related party of $100,395. Net cash flows provided by financing activities during the year ended December 31, 2024 was $1,969,795, which consisted of proceeds from the Grafiti Note of $1,890,000 and advances from a related party of $79,795.

Three Months Ended March 31, 2026 compared to the Three Months Ended March 31, 2025

The following table sets forth selected consolidated financial data as a percentage of our revenue and the percentage of period-over-period change:

	for the Three Months ended March 31,				Change	% Change
	2026		2025
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$2,514	100%	$800	100%	$1,714	214%
Cost of revenues	$1,237	49%	$298	37%	$939	315%
Gross profit	$1,277	51%	$502	63%	$775	154%
Operating expenses	$480,861	19,127%	$304,960	38,120%	$175,901	58%
Loss from operations	$(479,584)	(19,077)%	$(304,458)	(38,057)%	$(175,126)	58%
Other (expense)/income	$(225,348)	(8,964)%	$157,683	19,710%	$(383,031)	(243)%
Net loss	$(704,932)	(28,040)%	$(146,775)	(18,347)%	$(558,157)	380%
Other comprehensive gain/(loss)	$78,113	3,107%	$(197,381)	(24,673)%	$275,494	(140)%
Total comprehensive loss	$(626,819)	(24,933)%	$(344,156)	(43,020)%	$(282,663)	82%

Revenues

Revenues were $2,514 for the three months ended March 31, 2026, compared to $800 for the three months ended March 31, 2025, representing an increase of $1,714, or 214%. This increase was primarily attributable to the release of deferred revenue on GameGolf KZN subscriptions at December 31, 2025.

Cost of revenues

Cost of revenues increased to $1,237 for the three months ended March 31, 2026, from $298 for the three months ended March 31, 2025, representing an increase of $939, or 315%. The increase was primarily driven by the higher volume of GameGolf KZN devices sold during 2026.

Gross Margins

Gross profit was $1,277 for the three months ended March 31, 2026, compared to $502 for the three months ended March 31, 2025. Gross margin decreased to 51% in the three months ended March 31, 2026, from 63% in the same period in 2025. The decline in gross margin was primarily attributable to discounted pricing associated with beta program sales of GameGolf KZN devices during 2026.

Operating Expenses

Operating expenses were $480,861 for the three months ended March 31, 2026, compared to $304,960 for the three months ended March 31, 2025, representing an increase of $175,901, or 58%.

The increase in operating expenses was primarily attributed to an increase in general and administrative expenses which rose by $174,696, or 131%, from $133,181 for the three months ended March 31, 2025, to $307,877 for the three months ended March 31, 2026. The increase was mainly due to legal and accounting costs related to this proposed direct listing.

Research and development costs increased by $2,185, or 2%, from $140,852 for the three months ended March 31, 2025, to $143,037 for the three months ended March 31, 2026. The minor increase in expenses reflected a steady state resource requirement as we engaged in the testing phase of our product development activities over the past fifteen months.

Sales and marketing expenses decreased from $30,927 for the three months ended March 31, 2025, to $29,947 for the three months ended March 31, 2026. The $980, or 3%, decrease resulted from maintaining our core marketing team at a fixed level while planning for the launch of KZN AI.

Other Income/(Expense)

Other expense was $225,348 for the three months ended March 31, 2026, compared to other income of $157,683 for the three months ended March 31, 2025, representing an unfavorable change of $383,031. This increase in other expense was due to additional interest expenses on outstanding debt used to fund working capital requirements and foreign exchange adjustments. For the three months ended March 31, 2025, other income/(expense) included $50,275 of related party interest expense offset by a foreign exchange gain of $207,958 on the Company’s intercompany balance with its subsidiary, AMT. For the three months ended March 31, 2026, related party interest expense increased to $71,433 as a result of additional funds advanced by Grafiti under the Grafiti Note for working capital purposes. The Company accrued $89,554 on interest expense on the First Note, had a gain on extinguishment of debt of $14,554 and incurred a foreign exchange loss of $78,915 in connection with the intercompany balance between the Company and its subsidiary, AMT.

Other Comprehensive Gain/(Loss) — Foreign Currency Translation Adjustment

For the purposes of presenting consolidated financial statements, the assets and liabilities of our Euro operations in Ireland are translated to USD at the exchange rate on the reporting date. The income and expenses are translated using average exchange rates. Foreign currency differences that arise on translation for consolidated purposes are recognized in other comprehensive gain/loss on the condensed consolidated statements of comprehensive loss. The currency translation adjustment increased by $275,494 or approximately 140% for the three months ended March 31, 2026 compared to the same period in 2025. This increase was due to the fluctuation of the exchange rates between the Euro and the USD as well as the level of our activities.

Non-GAAP Financial information

Adjusted EBITDA

EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Adjusted EBITDA is used by our management as the matrix in which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items.

Adjusted EBITDA for the three months ended March 31, 2026, was a loss of $475,207 compared to a loss of $300,155 for the three months ended March 31, 2025.

The following table presents a reconciliation of our net loss, which is our GAAP operating performance measure, to Adjusted EBITDA for the three months ended March 31, 2026 and 2025:

	For the Three Months ended March 31,
	2026	2025
Net loss	$(704,932)	$(146,775)
Non-cash unrealized foreign exchange loss/(gain)	78,915	(207,958)
Gain on extinguishment of debt	(14,554)	—
Interest expense	160,987	50,275
Depreciation	4,377	4,303
Adjusted EBITDA	$(475,207)	$(300,155)

We rely on Adjusted EBITDA, which is a non-GAAP financial measure for the following:

•        To review and assess the operating performance of our Company as permitted by ASC 280;

•        To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

•        As a basis for allocating resources to various projects;

•        As a measure to evaluate potential economic outcomes of operational alternatives and strategic decisions; and

•        To evaluate internally the performance of our personnel.

We have presented Adjusted EBITDA above because we believe it conveys useful information to investors regarding our operating results. We believe it provides an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net loss. By including this information, we can provide investors with a more complete understanding of our business. Specifically, we present Adjusted EBITDA as a supplemental disclosure because of the following:

•        We believe Adjusted EBITDA is a useful tool for investors to assess the operating performance of our business without the effect of interest, income taxes, depreciation and amortization and other non-cash items including one time charges such as professional fees.

•        We believe it is useful to provide to investors a standard operating metric used by management to evaluate our operating performance; and

•        We believe the use of Adjusted EBITDA is helpful to compare our results to other companies.

Even though we believe Adjusted EBITDA is useful for investors, it does have limitations as an analytical tool. Thus, we strongly urge investors not to consider this metric in isolation or as a substitute for net income (loss) and the other consolidated statement of operations data prepared in accordance with GAAP. Some of these limitations include the fact that:

•        Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•        Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•        Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•        Adjusted EBITDA does not reflect income or other taxes or the cash requirements to make any tax payments; and

•        Other companies in our industry may calculate Adjusted EBITDA differently than we do, thereby potentially limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and providing Adjusted EBITDA only as supplemental information.

Adjusted Net Loss per Share

Basic and diluted net loss per share for the three months ended March 31, 2026 and 2025 was a loss of $0.05 and $0.01, respectively.

Adjusted net loss per share is used by the Company’s management as an evaluation tool as it manages the business and is defined as net loss per basic and diluted share adjusted for non-cash items and one-time, non-recurring charges.

Adjusted net loss per basic and diluted common share for three months ended March 31, 2026 and 2025 was a loss of $0.04 and $0.02, respectively.

The following table presents a reconciliation of net loss per basic and diluted share, which is our GAAP operating performance measure, to Adjusted net loss per share for the periods reflected:

	For the Three Months ended March 31,
	2026	2025
Net loss	$(704,932)	$(146,775)
Adjustments:
Non-cash unrealized foreign exchange loss/(gain)	78,915	(207,958)
Gain on extinguishment of debt	(14,554)	—
Adjusted loss	(640,571)	(354,733)
Adjusted net loss per share – basic and diluted	$(0.04)	$(0.02)
Weighted average basic and diluted common shares outstanding	15,000,000	15,000,000

We rely on Adjusted net loss per share, which is a non-GAAP financial measure:

•        To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

•        As a measure to evaluate potential economic outcomes of operational alternatives and strategic decisions; and

•        To evaluate internally the performance of our personnel.

We have presented Adjusted net loss per share above because we believe it conveys useful information to investors regarding our operating results. We believe it provides an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net loss, and that by including this information we can provide investors with a more complete understanding of our business. Specifically, we present Adjusted net loss per share as supplemental disclosure because:

•        We believe Adjusted net loss per share is a useful tool for investors to assess the operating performance of our business without the effect of non-cash items and one time charges.

•        We believe that it is useful to provide to investors a standard operating metric used by management to evaluate our operating performance; and

•        We believe that the use of Adjusted net loss per share is helpful to compare our results to other companies.

Liquidity and Capital Resources as of March 31, 2026

Our current capital resources and operating results as of and through March 31, 2026, consist of:

•        an overall working capital deficit of $1,878,645;

•        cash of $286,087;

•        net cash used in operating activities for the three months ended March 31, 2026 of $290,556.

As of March 31, 2026, the Company had approximately $286,087 in cash. We have relied on financing from Grafiti, our majority holder and wholly-owned subsidiary of Grafiti Group, which is controlled by Nadir Ali, our former Chief Executive Officer, under the Grafiti Note. We had capital resources available under this note in the amount of $213,451 as of March 31, 2026.

In addition, we also received an aggregate principal amount of $1,000,000 from Streeterville in connection with the issuance of the First Note and the Bridge Note.

Our net cash flows used in operating, investing and financing activities for the three months ended March 31, 2026 and 2025 and certain balances as of the end of those periods are as follows:

	For the Three Months ended March 31,
	2026	2025
Net cash used in operating activities	$(290,556)	$(327,869)
Net cash provided by financing activities	494,432	270,000
Effect of foreign exchange rates on cash	(5,252)	15,618
Net increase/(decrease) in cash and cash equivalents	$198,624	$(42,251)
	As of March 31, 2026	As of December 31, 2025
Cash and cash equivalents	$286,087	$87,463
Working capital deficit	$(1,878,645)	$(2,331,221)

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2026, was $290,556, reflecting a decrease of $37,313 compared to the three months ended March 31, 2025. Although the loss for the three months ended March 31, 2026 was larger than that for the three months ended March 31, 2025, accounts payable and accrued liabilities were higher at March 31, 2026, compared to March 31, 2025 which was offset by a loss on foreign exchange in the three months ended March 31, 2026 compared to a foreign exchange gain in the three months ended March 31, 2025. This contributed to the increased operating expense outflow on a comparative basis.

Financing Activities

Net cash flows provided by financing activities during the three months ended March 31, 2026 was $494,432, which consisted of proceeds from the Grafiti Note of $123,000, proceeds received from the issuance of the Bridge Note of $500,000, offset by the cash repaid for the Grafiti Note of $128,568. Net cash flows provided by financing activities during the three months ended March 31, 2025 was $270,000, which consisted of proceeds from the Grafiti Note.

Contractual Obligations and Commitments

Contractual obligations are cash that we are obligated to pay as part of certain contracts that we have entered into during our normal course of business.

As of December 31, 2025, our principal contractual commitments consisted of obligations under the First Note and Grafiti Note. The First Note was cancelled as a partial consideration for the issuance of the Bridge Note on March 31, 2026. Accordingly, as of March 31, 2026, our principal contractual commitments consisted of obligations under the Bridge Note and the Grafiti Note. As of the date of this filing, our principal contractual commitments consist of obligations under the Bridge Note and Grafiti Note.

As of December 31, 2025, we have outstanding indebtedness of $575,000 to Streeterville that bears interest at a fixed rate of 10% per annum under the First Note that was deemed cancelled as partial consideration for the issuance of the Bridge Note and Note Warrant on March 31, 2026 that is due and payable on April 30, 2027. As of the date of this filing, we have outstanding indebtedness of $1,135,000 to Streeterville under the Bridge Note that bears interest at a fixed rate of 10% per annum.

In addition, as of March 31, 2026, we have outstanding indebtedness of $2,786,549 under the Grafiti Note that matures on June 30, 2026 and bears interest at a fixed rate of 10% per annum. As of the date of this filing, the outstanding indebtedness under the Grafiti Note is $2,962,367.

We expect to fund these commitments through cash on hand, cash generated from operations or future debt or equity financings.

In addition to the above, on November 2025, the Company received a notice with an invoice (the “Invoice”) from its manufacturer asserting a claim (the “Manufacturer Claim”) in the amount of $543,369 (the “Invoice Amount”) relating to amounts they claimed remained outstanding in connection with a previous order for Game Golf KZN devices and testing equipment made in May 2023 (the “Prior Order”) that had not been shipped to or received by the Company as of the date of such invoice. Specifically, the claim relates to certain product and material that the manufacturer alleged it was unable to store due to regulatory constraints applicable to the manufacturer’s operations. In December 2025, the Company responded to such Manufacturer Claim indicating that the Prior Order was made on “FOB” shipping terms and did not contain a delivery deadline, shipment schedule or other requirement to accept delivery at any time. The Company was not advised of such alleged regulatory constraints in advance and was not contractually obligated to accept delivery of the product within any specified time period. In addition, the Company was not obligated under the applicable arrangements to reimburse the manufacturer for raw materials, storage, or disposal-related costs associated with such product.

The manufacturer has not provided additional substantiation or further correspondence regarding the matter since the Company’s response to such claim delivered to the manufacturer in December 2025.

Based on the foregoing, management concluded that the likelihood of a material loss is reasonably possible but not probable. In addition, while an unfavorable resolution of the matter could have an adverse effect on the Company’s financial position, results of operations or cash flows in a future period, because the Company disputes that it has any contractual obligation for the asserted costs, management determined that any potential loss or range of loss is not reasonably estimable as of the balance sheet date. The Company will continue to evaluate the matter if additional information becomes available.

Financial Obligations and Requirements

During the years ended December 31, 2024 and December 31, 2025 and three months ended March 31, 2026, we have primarily been funded through debt financings, including through the issuance of promissory notes to Grafiti and, during the periods ended December 31, 2025 and March 31, 2026, Streeterville, and certain Parent Advances (as defined below) from Grafiti. We have directed our resources over the past number of years to the development of our new hardware device, KZN AI and the development of software applications. During that period revenues have been minimal. We cannot assure that we will ever earn sufficient future revenues to support our operations, or that we will ever be profitable. In order to continue our development work and operations, support from Grafiti, our parent company, will be required over the foreseeable future and/or we will need to obtain financing either by debt or equity or both. However, we cannot provide assurance that we will secure financing in a timely manner.

The adverse conditions detailed above raise substantial doubt about our ability to continue as a going concern for at least one year after the date of issuance of the financial statements included herein. The accompanying condensed consolidated financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

After evaluating our material cash requirements and liquidity position and our current cash operating expenses of approximately $160,000 per month, which are inclusive of the additional costs and expenses incurred and anticipated to be incurred until the direct listing of our securities, we estimate that the minimum funding required to maintain our operations and remain in business for at least the next 12 months is approximately $1,920,000. We expect that we will have cash resources of approximately $600,000, including cash and cash equivalents available as of March 31, 2026, from net proceeds received under the Bridge Note issued on such date (see “Recent Developments — Bridge Financing” for more information), amounts available to us under the Grafiti Note (see “Certain Relationships and Related Transactions — Related Party Notes” for more information), in addition to amounts anticipated to be received in connection with the first purchase of the purchase commitments made by GolfSuites pursuant to the Marketing Agreement (see “Recent Developments — GolfSuites Transactions” for more information). Accordingly, using only the capital resources described above, we expect to be able to conduct planned operations through approximately July 2026.

After the direct listing of our common stock, and after consideration of the additional costs and expenses associated with being subject to public company reporting requirements, we expect that our cash operating expenses will increase to approximately $250,000 per month, or approximately $3,000,000 per year. However, with the availability of the additional capital resources anticipated to be received upon the commencement of trading of our shares of common stock on Nasdaq as a result of this direct listing, in accordance with the terms of the Preferred Purchase Agreement, we expect such funds will be sufficient to support our business needs for at least the next twelve (12) months. Until such time as we are able to access the additional capital under the Preferred Purchase Agreement, Grafiti, may continue to support our operations and fund our working capital requirements as needed, however, there can be no assurance that Grafiti will provide such support, that any such will be sufficient or that it will continue to be available on terms acceptable to us. In addition, the direct listing is contingent on the approval by Nasdaq to list our common stock and there can be no assurance that we will be able to complete the direct listing if our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Internal Control Over Financial Reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles in the United States, or GAAP. Under standards established by the Public Company Accounting Oversight Board, or PCAOB, a deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

We identified the following deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses related to our financial reporting of December 31, 2024: (i) lack of adherence to formal policies and procedures; (ii) insufficient risk assessment procedures on internal controls to detect financial reporting risks on a timely manner; (iii) insufficient design and implementation of effective controls to achieve complete and accurate financial reporting and disclosures, including documented controls over the preparation and review of journal entries, account reconciliations and income taxes; and (iv) insufficient resources to appropriately address technical accounting considerations, such as having enough trained accounting personnel and others.

To address each of these material weaknesses, as of December 31, 2025, we have implemented remediation measures designed to improve our internal controls over financial reporting. Specifically, we have: (i) formalized of accounting policies, procedures and review controls relating to the financial close and reporting process, including standardized balance sheet reconciliation and financial statement review procedures; (ii) documented account reconciliation preparation and review controls, including designated preparer and reviewer responsibilities for significant accounts; (iii) enhanced controls and review procedures relating to journal entries, account reconciliations, technical accounting analyses and financial statement disclosures; (iv) enhanced management review controls and implemented appropriate segregation of duties where possible, and enhanced compensating controls in areas where full segregation is not economically feasible, to ensure the initiation, custody, and recording of transactions are adequately controlled; (iv) expanded the involvement and oversight of accounting personnel with public company reporting and technical accounting experience; and (v) engaged third party consultants and advisors with SEC reporting and technical accounting expertise.

Management believes that all remediation actions necessary to address the underlying causes of the identified material weaknesses were implemented as of December 31, 2025 and as of March 31, 2026 no new material weaknesses have been identified. However, in order to conclude that such material weaknesses have been fully remediated management believes it is necessary to evaluate such new processes and procedures at least through the quarter ended June 30, 2026. Accordingly, while management believes the design of the remediated controls is appropriate, management has not yet concluded that the material weaknesses have been fully remediated because the controls have not yet been in operation for a sufficient duration to permit completion of effectiveness testing.

The process of designing and implementing an effective accounting and financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain an accounting and financial reporting system that is adequate to satisfy our reporting obligations. As we continue to evaluate and take actions to improve our internal control over financial reporting, we may determine to take additional actions to address control deficiencies or determine to modify certain of the remediation measures described above. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to remediate the material weaknesses we have previously identified or avoid potential future material weaknesses.

Recently Issued Accounting Standards

For a discussion of recently issued accounting pronouncements, please see Note 2 to our audited consolidated financial statements for the years ended December 31, 2025 and 2024, which are included in this report beginning on page F-27.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and positions of our current executive officers and directors or director nominees, as applicable. On April 16, 2026, Nadir Ali resigned as our Chief Executive Officer, effective immediately, and he will resign as a director immediately prior to the effectiveness of this registration statement of which this prospectus forms a part. In connection with such resignation, Soumya Das was appointed as our Chief Executive Officer, effective immediately, and he will be appointed as a director immediately prior to the effectiveness of this registration statement of which this prospectus forms a part. It is expected that at least two (2) more independent directors will be appointed in compliance with Nasdaq listing rules and phase-in exemptions within the applicable prescribed time. Officers are appointed by and serve at the pleasure of the board of directors.

Name	Age	Position
Executive Officers
Soumya Das*	53	Chief Executive Officer and Director Nominee
Dominic Poole	64	Chief Financial Officer
Non-Executive Directors
Nadir Ali**	57	Director
Adam Benson	47	Independent Director Nominee

____________

*        Mr. Das was appointed as our Chief Executive Officer effective as of April 16, 2026, and he will be appointed as a non-independent director immediately prior to the effectiveness of this registration statement of which this prospectus forms a part.

**      Mr. Ali resigned as our Chief Executive Officer effective as of April 16, 2026, and he will resign as a director immediately prior to the effectiveness of this registration statement of which this prospectus forms a part.

Executive Officers

Soumya Das

Mr. Das was appointed as our Chief Executive Officer effective as of April 16, 2026, and immediately prior to the effectiveness of this registration statement of which this prospectus forms a part, he will be appointed as a director. Prior to becoming our Chief Executive Officer, Mr. Das served as the Chief Executive Officer of the Real Time Location System Division of XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTIA”) and a member of its board of directors from March 2024 until January 2026. Mr. Das also served as the Managing Director of XTIA’s wholly owned subsidiary Inpixon GmbH and its wholly owned subsidiary IntraNav GmbH. He previously served as Inpixon’s (prior to it becoming XTIA) Chief Operating Officer from February 2018 until the merger that resulted in XTIA, and as its Chief Marketing Officer from November 2016 until March 2021. Prior to joining XTIA and Inpixon, as applicable, from November 2013 until January 2016, Mr. Das was the Chief Marketing Officer of Identiv, a security technology company. From January 2012 until October 2013, Mr. Das was the Chief Marketing Officer of SecureAuth, a provider of multi-factor authentication, single sign-on, adaptive authentication and self-services tools for different applications. Mr. Das has also served as a member of the board of directors of the Museum on Mile from January 2019 until December 2024. Mr. Das earned an MBA from Richmond College, London, United Kingdom, and Bachelor of Business Management from Andhra University in India. We believe that Mr. Das’s experience in managing and operating high growth public companies qualifies him to serve on our board of directors.

Dominic Poole

Mr. Poole has served as our Chief Financial Officer since December 2016. He also served as the Chief Financial Officer of Active Mind Technology Inc. as of August 2015 prior to the sale of its assets to us. Mr. Poole builds and maintains the Company’s financial model to support budgeting and fundraising activities, works closely with the sales & marketing team to maximize revenue opportunities and with the engineering team in negotiating and optimizing BOM costs. He is the driver of cost control and working capital management across the Company.

Mr. Poole founded Poole Corporate Finance, a business development consultancy in 2008 which focused on helping entrepreneurs, start-ups and SME’S become more efficient and profitable through process and results driven strategies. The firm specialized in investment, capital fundraising, strategy development, restructuring, turnaround and M&A and analyzing options available from a strategic, financial and tax perspective.

In 2001, Mr. Poole joined Bio-Medical Research Limited (BMR) an Irish owned multinational in the FMCG sector with subsidiaries in six countries and operating two divisions, Slendertone and Neurotech. As Finance Director of that group, he was an integral part of the management team that devised and implemented a successful strategy that involved identifying and securing substantial venture capital investment, implementing a new business model and the outsourcing of non-core activities including product manufacture. This resulted in an increase in revenues to over $70 million and a return to continuous profitability.

Prior to joining BMR, Mr. Poole was a Senior Manager with EY, Ireland. He has a B.Comm. from University College Dublin and is a Fellow of the Institute of Chartered Accountants in Ireland.

Non-Executive Directors

Nadir Ali

Mr. Ali has served as our sole director since April 9, 2021, and he served as our Chief Executive Officer until April 16, 2026. Mr. Ali will resign as our sole director immediately prior to the effectiveness of the registration statement of which this prospectus forms a part. As the Chief Executive Officer of the Company, Mr. Ali was responsible for establishing the vision, strategy and the operational aspects of our business. Mr. Ali has over 20 years of experience in the consulting and high-tech industries. Mr. Ali currently serves as the Managing Director of Next Move Partners, LLC, a firm providing advisory services to emerging growth companies navigating the U.S. public markets as part of their strategic initiatives, and as Chief Financial Officer and Director of NMP Acquisition Corp., a special purpose acquisition corporation, since December 2024. Mr. Ali also currently serves as the Managing Director of 3AM Investments LLC, a company that advises and invests in certain asset classes including real estate and other asset classes since April 26, 2011. Mr. Ali also serves as the Chief Executive Officer of Grafiti LLC and in the capacities set forth below for each of Grafiti LLC’s direct and indirect subsidiaries (a) director of Inpixon India Limited since April 1, 2005, (b) Managing Director of Grafiti GmbH since May 8, 2020, (c) Managing Director of Grafiti Limited since November 28, 2025, and (d) director of Active Mind Technology Ltd. Mr. Ali served as the Chief Executive Officer and a director of Inpixon (now renamed XTI Aerospace, Inc.) (NASDAQ: XTIA) from September 2011 to March 2024. He served as the Chief Executive Officer of Grafiti Holding, Inc. from its inception in October of 2023 until November 13, 2024. From November 2015 until August 2018, Mr. Ali served as the Chief Executive Officer of Sysorex Inc. (OTCQB: SYSX) and a member of its board of directors until May 14, 2021. From 1998 to 2001, Mr. Ali was the co-founder and Managing Director of Tira Capital, an early stage technology fund. Immediately prior thereto, Mr. Ali served as Vice President of Strategic Planning for Isadra, Inc., an e-commerce software start-up, which was acquired by VerticalNet. From 1995 through 1998, Mr. Ali was Vice President of Strategic Programs at Sysorex Information Systems, a computer systems integrator, which was acquired by Vanstar Government Systems in 1997. Mr. Ali received a Bachelor of Arts degree in Economics from the University of California at Berkeley in 1989. Mr. Ali’s valuable entrepreneurial, management, mergers and acquisitions and technology experience together with his in-depth knowledge of the business led us to the conclusion that he should serve as a director of our board of directors.

Adam Benson

Mr. Benson will become our independent director upon the effectiveness of this registration statement of which this prospectus forms a part. He has served as Chief Technology Officer at VMG Strategic Consulting Inc., a consulting firm specializing in technology infrastructure and strategic business counsel, since August 2024. Prior to VMG Strategic Consulting, Inc., from June 2023 until August 2024, Mr. Benson served as the Founder at Tagd Consulting, where he provided consulting services related to mergers and acquisitions, capital raising and other general advisory services. Mr. Benson also served as Chief Technology Officer at CXApp Inc. from April 2023 until June 2023, and, before joining CXApp Inc., he served as Chief Technology Officer at Inpixon from September 2018 until April 2023. Mr. Benson holds a Master of Business Administration in Business and Data Analytics from the Louisiana State University Shreveport, and a Bachelor of Business Administration in Business from the Memorial University of Newfoundland. Mr. Benson is well qualified to serve on our board of directors because of his significant experience in accounting and finance, as well as information security, cybersecurity and artificial intelligence.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors, director nominees or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of one (1) director. Our board of directors may establish the authorized number of directors from time to time by resolution. We expect to appoint at least two (2) more directors within the applicable phase-in period provided by Nasdaq.

When considering whether directors have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on the information discussed in each of the directors’ individual biographies as set forth above.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through the audit committee that will address risks inherent in its area of oversight once it has been established in connection with our direct listing. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements.

Director Independence

Nasdaq’s listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

Upon the effectiveness of this registration statement of which this prospectus forms a part, we expect to have one (1) “independent director,” as defined in the Nasdaq listing standards and applicable SEC rules. Our board of directors has determined that Adam Benson will be an independent director under applicable SEC and Nasdaq rules. Pursuant to Nasdaq’s phase-in rules for newly listed companies, we will have 12 months from the date on which we are first listed on Nasdaq for a majority of our board of directors to be independent. We intend to appoint at least two (2) additional independent directors within the applicable time period.

Board Committees

Our board of directors will establish an audit committee, a compensation committee and a nominating and corporate governance committee, which will be established upon the effectiveness of the registration statement of which this prospectus forms a part, each of which will operate pursuant to a charter to be adopted by our board of directors to be effective at such time. The composition of each committee and its respective charter will be effective upon the effectiveness of this registration statement of which this prospectus forms a part, and copies of each charter will be posted on the corporate governance section of our website at www.gamegolf.com. Each committee has the composition and responsibilities described below. Our board of directors may establish other committees from time to time.

Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the audit committee, compensation committee and nominating and corporate governance committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of the registration statement of which this prospectus forms a part.

Audit Committee

Adam Benson will serve on the audit committee, which will be chaired by him. Our board of directors has determined that Mr. Benson is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each member has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Benson as an “audit committee financial expert,” as defined under the applicable rules of the SEC. We intend to comply with the applicable independent requirements for all members of the audit committee within the time periods specified under such SEC and Nasdaq rules. As a result, we intend to appoint at least two (2) additional independent directors to the audit committee within the applicable time period.

The audit committee’s responsibilities include:

•        appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•        pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•        reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•        reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•        coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•        establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•        recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•        preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•        reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•        reviewing quarterly earnings releases.

Compensation Committee

Adam Benson will serve on the compensation committee, which will initially be chaired by him. Our board of directors has determined that Mr. Benson is “independent” as defined in the applicable Nasdaq rules and each member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. We intend to comply with the applicable independent requirements for all members of the compensation committee within the time periods specified under such SEC and Nasdaq rules. As a result, we intend to appoint at least one (1) additional independent director to the compensation committee within the applicable time period.

The compensation committee’s responsibilities include:

•        reviewing and establishing our overall management compensation, philosophy and policy;

•        overseeing the evaluation of our senior executives;

•        reviewing and approving the compensation of our executive officers, including our chief executive officer;

•        overseeing and administering our compensation and similar plans;

•        evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•        retaining and approving the compensation of any compensation advisors;

•        reviewing and making recommendations to our board of directors about our policies and procedures for the grant of equity-based awards;

•        evaluating and making recommendations to the board of directors about director compensation;

•        preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

•        reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Adam Benson will serve on the nominating and corporate governance committee, which will initially be chaired by him. Our board of directors has determined that Mr. Benson is “independent” as defined in the applicable Nasdaq rules. We intend to comply with the applicable independent requirements for all members of the nominating and corporate governance committee within the time periods specified under such SEC and Nasdaq rules. As a result, we intend to appoint at least one (1) additional independent director to the nominating and corporate governance committee within the applicable time period.

The nominating and corporate governance committee’s responsibilities include:

•        developing and recommending to the board of directors criteria for board and committee membership;

•        establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•        reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•        identifying individuals qualified to become members of the board of directors;

•        recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•        developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•        overseeing the evaluation of our board of directors and its committees and our management.

Code of Business Conduct and Ethics

We will adopt a written code of business conduct and ethics to be effective upon the effectiveness of the registration statement of which this prospectus is a part, that will apply to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following effectiveness, we will post a copy of our code of ethics, and intend to post amendments to this code, or any waivers of its requirements, on our company website.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently or has been within the past three years one of our officers or an employee. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Conflicts of Interest

We comply with applicable state law with respect to transactions (including business opportunities) involving potential conflicts. Applicable state corporate law requires that all transactions involving our company and any director or executive officer (or other entities with which they are affiliated) are subject to full disclosure and approval of the majority of the disinterested independent members of our board of directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us. More particularly, our policy is to have any related party transactions (i.e., transactions involving a director, an officer or an affiliate of our company) be approved solely by a majority of the disinterested independent directors serving on the board of directors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

We are an “emerging growth company” under applicable SEC rules and are providing disclosure regarding our executive compensation arrangements pursuant to the rules applicable to emerging growth companies, which means that we are not required to provide a compensation discussion and analysis and certain other disclosures regarding our executive compensation. The following discussion relates to the compensation of our named executive officers during the fiscal years ended December 31, 2025 and December 31, 2024.

Our named executive officers for the fiscal year ended December 31, 2025, set forth in this prospectus are Nadir Ali and Dominic Poole. On April 16, 2026, Mr. Ali resigned as our Chief Executive Officer, effective immediately. In connection with such resignation, Soumya Das was appointed as our Chief Executive Officer, effective immediately. Mr. Das is not included in the table below as he has not received any compensation during the fiscal years ended December 31, 2024 or 2025. The compensation paid by us in the fiscal year ended December 31, 2025, may not be indicative of compensation that we will pay to our executive officers going forward.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers during the fiscal year ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Nadir Ali(1)	2025	—	—	—	—	—	—
Chief Executive Officer	2024	—	—	—	—	—	—

Dominic Poole	2025	$102,000	—	—	—	—	$102,000
Chief Financial Officer	2024	$102,000	—	—	—	—	$102,000

____________

(1)      Mr. Ali resigned as our Chief Executive Officer, effective as of April 16, 2026. Mr. Ali historically received compensation from Grafiti and has not received any cash or other compensation, including accrued or waived compensation, from us for his services as our former Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dominic Poole	9,350	0	0	$1.00	12/20/2026

Employment or other Compensatory Agreements with our Executive Officers

Agreement with Soumya Das

On April 16, 2026, we entered into an employment agreement with Soumya Das to serve as Chief Executive Officer. The agreement has an initial one-year term commencing April 16, 2026, and automatically renews for successive one-year periods unless terminated by either party.

Mr. Das will receive a base salary of $200,000 per year, payable semi-monthly. Beginning after his initial one-year term, Mr. Das is eligible for an annual bonus of $50,000, payable quarterly in equal installments, in cash or stock at the discretion of the board of directors, subject to the achievement of performance milestones to be determined by the board of directors or compensation committee.

Mr. Das is also eligible for a potential transaction bonus of up to three percent (3%) of total transaction consideration, at the sole discretion of the board of directors, in connection with the closing of any strategic acquisition transactions with a third-party company undertaken to advance our long-term goals, as further described in the agreement, either through the purchase of all or some of such company’s equity, or the purchase of all or substantially all of such company’s assets, in each case with total consideration of $10 million or more. The transaction bonus, if any, is payable within thirty (30) days after the closing of such transaction, unless otherwise agreed upon by us and Mr. Das. Subject to the approval by our board of directors, Mr. Das is entitled to receive a minimum grant of 200,000 stock options under the 2026 Plan (as defined below), at an exercise price based on the grant date, vesting monthly over forty-eight (48) months, subject to the terms and conditions of the 2026 Plan and the applicable award agreement. In the event of a change of control, all unvested equity awards granted to Mr. Das from time to time will accelerate and become fully vested.

The agreement may be terminated by the Company at any time with or without Just Cause, or by Mr. Das voluntarily with or without Good Reason, as such terms are defined therein. If Mr. Das is terminated without Just Cause or resigns for Good Reason after the first year of the agreement, he is entitled to: (i) continued payment of his base salary and annual bonus for twelve (12) months following termination, subject to customary payroll practices and withholdings; (ii) payment within forty-five (45) days of termination of all earned and accrued but unpaid bonus amounts; (iii) a lump sum payment within forty-five (45) days of termination equal to twelve (12) months of COBRA premiums for medical, dental, and vision coverage for Mr. Das, his spouse, and his children; (iv) full acceleration of all unvested stock options and other equity-based awards as of the termination date; (v) payment of all accrued but unused vacation time; and (vi) reimbursement of all outstanding unreimbursed business expenses. If Mr. Das is terminated for Just Cause or he resigns without Good Reason, Mr. Das is entitled only to accrued base salary, earned but unpaid bonuses, accrued vacation, and unreimbursed expenses. Mr. Das is subject to certain customary confidentiality and trade secret obligations during and after the term of his employment, including a one-year post-termination non-solicitation of employees covenant and a one-year post-termination non-solicitation of customers covenant.

Agreement with Dominic Poole

We entered into a Consulting Agreement on December 16, 2016, with Mr. Poole (the “CFO Agreement”). Under the terms of the CFO Agreement, Mr. Poole acts as our full-time Chief Financial Officer and receives compensation equal to $8,500 per month, for an annual total compensation of $102,000, and he is responsible for the day-to-day oversight of the Company’s finance and operations functions, including annual budgeting, preparation of monthly and annual management accounts and reporting to budget, support of fundraising initiatives and such other matters as may be directed by the CEO. In addition, Mr. Poole is entitled to a commission equal to 4% of net sales of product sold to certain accounts during the terms of the CFO Agreement. The CFO Agreement may be terminated at any time upon thirty (30) days written notice by other party except in the event of a breach, upon which the CFO Agreement may be terminated with five (5) days written notice to the other party.

Agreement with Nadir Ali

While Nadir Ali served as our Chief Executive Officer, we did not have an employment agreement with him. Mr. Ali historically received compensation from Grafiti and has not received any cash or other compensation, including accrued or waived compensation, from us for his services as our former Chief Executive Officer. Mr. Ali resigned as our Chief Executive Officer as of April 16, 2026.

2026 Equity Incentive Plan

Our board of directors and stockholders representing a majority of our voting capital stock approved the Game Your Game, Inc. 2026 Equity Incentive Plan (the “2026 Plan”) on June 30, 2026, to become effective immediately prior to the effectiveness of this registration statement. The 2026 Plan will provide for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and our parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options, stock appreciation rights, restricted stock, RSUs, performance units, and performance shares to our employees, directors, and consultants and our parent and subsidiary corporations’ employees and consultants.

Authorized Shares

Subject to the adjustment provisions of the 2026 Plan, and the automatic increase described in the 2026 Plan, the maximum aggregate number of shares of our common stock that may be issued under the 2026 Plan is 1,500,000. Subject to the adjustment provisions of the 2026 Plan, the number of shares of our common stock available for issuance under the 2026 Plan also includes an annual increase on the first day of each fiscal year beginning with the fiscal year ending December 31, 2027 and ending on (and including) the fiscal year ending December 31, 2036, in an amount equal to the lesser of:

•        10% of the shares of our common stock outstanding on December 31 of the immediately preceding calendar year, but in no event less than 1,000,000 shares of common stock; or

•        such lesser number of shares of our common stock as the administrator may determine.

If an award granted under the 2026 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program or, with respect to restricted stock, RSUs, performance units, or performance shares, is forfeited to, or repurchased by, us due to failure to vest, then the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2026 Plan (unless the 2026 Plan has terminated). With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2026 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2026 Plan (unless the 2026 Plan has terminated). Shares that actually have been issued under the 2026 Plan under any award will not be returned to the 2026 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, RSUs, performance shares, or performance units are repurchased or forfeited to us due to failure to vest, such shares will become available for future grant under the 2026 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2026 Plan. To the extent an award is paid out in cash rather than shares, the cash payment will not result in a reduction in the number of shares available for issuance under the 2026 Plan.

Plan Administration

The board of directors or one or more committees appointed by the board of directors will administer the 2026 Plan. In addition, if we determine it is desirable to qualify transactions under the 2026 Plan as exempt under Rule 16b-3, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2026 Plan, the administrator has the power to administer the 2026 Plan and make all determinations deemed necessary or advisable for administering the 2026 Plan, including the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreement for use under the 2026 Plan, determine the terms and conditions of awards (including the exercise price, the time or times when the awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2026 Plan and awards granted under it, prescribe, amend, and rescind rules and regulations relating to the 2026 Plan, including creating sub-plans, and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator may institute and determine the terms of an exchange program without stockholder approval, unless otherwise required by applicable law, under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price or different terms), awards of a different type and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, determinations, and interpretations are final and binding on all participants.

Stock Options

Stock options may be granted under the 2026 Plan in such amounts as the administrator will determine in accordance with the terms of the 2026 Plan. The exercise price of options granted under the 2026 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option will be stated in the award agreement, and in the case of an incentive stock option, may not exceed 10 years. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After a participant ceases to provide service as an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if the cessation of service is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the cessation of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2026 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2026 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights will expire upon the date determined by the administrator and set forth in the award agreement. After a participant ceases to provide service as an employee, director, or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if cessation of service is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the cessation of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2026 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash, shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2026 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator (if any). The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of the 2026 Plan, will determine any terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2026 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the 2026 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria, and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares, or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2026 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting provisions in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units will have an initial dollar value established by the administrator on or prior to the date of grant. Performance shares will have an initial value equal to the fair market value of our common stock on the date of grant. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof.

Non-Employee Directors

The 2026 Plan provides that all outside (non-employee) directors will be eligible to receive all types of awards (except for incentive stock options) under the 2026 Plan.

Non-Transferability of Awards

Unless the administrator provides otherwise, the 2026 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2026 Plan, the administrator may adjust the number and class of shares that may be delivered under the 2026 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2026 Plan.

Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control

The 2026 Plan provides that in the event of our merger with or into another corporation or entity or a change in control (as defined in the 2026 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices, (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control, (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control, (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment), or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion, or (v) any combination of the foregoing. The administrator will not be obligated to treat similarly all awards, all awards a participant holds, all awards of the same type, or all portions of awards.

In the event that the successor corporation does not assume or substitute for the award (or portions thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciations rights (or portions thereof) that is not assumed or substituted for, all restrictions on restricted stock, RSUs, performance shares, and performance units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any parent or subsidiary. Additionally, in the event an option or stock appreciation right (or portions thereof) is not assumed or substituted for in the event of a merger or change in control, the administrator will notify each participant in writing or electronically that the option or stock appreciation right (or its applicable portion), as applicable, will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion), as applicable, will terminate upon the expiration of such period.

An award agreement may also provide that, upon a change in control and the subsequent termination of the participant’s continuous service by us or our successor without “cause” or by the participant for “good reason” (or similar terms under any applicable agreement with such participant) within a specified period following the change in control, all or a portion of the participant’s outstanding award will vest, become exercisable, or otherwise be payable in accordance with the terms of such award agreement.

With respect to awards granted to an outside director, in the event of a change in control, such awards will not automatically accelerate solely as a result of the change in control if the awards are assumed, continued, or substituted by the successor entity or its parent. If an outside director’s service on the board of directors is terminated or ceases as a result of, or within twelve months following, the change in control, and the awards are not assumed, continued, or substituted, then all unvested portions of such awards will immediately become fully vested and exercisable, if applicable, all restrictions will lapse, and any performance goals will be deemed achieved at the target level of the applicable performance goals, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any parent or subsidiary.

Amendment; Termination

The administrator has the authority to amend, alter, suspend, or terminate the 2026 Plan provided such action does not materially impair the existing rights of any participant. The 2026 Plan will automatically terminate in 2036, unless terminated sooner.

2016 Stock Option Plan

Our board of directors and stockholders adopted the 2016 Employee Stock Incentive Plan (the “2016 Plan”) on December 20, 2016 (the “Effective Date”). The 2016 Plan provided for the granting of incentive stock options, NQSOs, stock grants and other stock-based awards (as defined in the 2016 Plan). Incentive stock options granted under the Plans are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common stock at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common stock on the grant date for any individual possessing more that 10% of the total outstanding common stock of the Company. Options granted under the Option Plans vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years.

The aggregate number of shares that may be awarded under the 2016 Plan as of March 31, 2026, is 94,591. As of March 31, 2026, 20,881 of options were granted to employees and consultants of the Company, and 73,710 options were available for future grant under the 2016 Plan. The 20,881 of stock options granted were issued in December 2016 with a four-year vesting period. There were no shares awarded under the 2016 Plan during the year ended December 31, 2025, during the three months ended March 31, 2026, or through the date of this filing. While the 2016 Plan automatically terminates ten years after the later of (i) the Effective Date, or (ii) the most recent increase in the number of shares reserved under Section 2 that was approved by stockholders, the Company does not intend to issue any additional awards under the 2016 Plan.

Clawback Policy

We will adopt a recovery policy (the “clawback policy”) upon commencement of trading of our shares of common stock on Nasdaq as a result of this direct listing that is compliant with the Nasdaq listing rules, as required by the Dodd-Frank Act. Awards will be subject to such clawback policy, which will require us to recoup incentive-based compensation from current and former executive officers in the event of an accounting restatement, subject to certain exceptions set forth in Nasdaq’s rules. In addition, the administrator of the 2026 Plan also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. The administrator of the 2026 Plan may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award pursuant to the terms of the clawback policy or applicable laws.

Director Compensation

Nadir Ali, our current sole director, did not receive compensation during the fiscal year ended December 31, 2025 for services provided as a director except reimbursement of ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a member of our board of directors. Mr. Ali will resign as our sole director immediately prior to the effectiveness of this registration statement of which this prospectus forms a part, at which time Soumya Das will be appointed as a director. Prior to our direct listing, Mr. Ali has not received, and Mr. Das will not receive, any compensation for services provided as a director except reimbursement of ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a member of our board of directors.

Following the completion of our direct listing, we plan to implement a compensation plan for our non-employee directors, such that non-employee directors will receive an annual cash retainer and/or an annual grant of stock options. Our committee chairpersons may receive certain additional retainer fees. Our directors who are also our employees or officers will not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred in connection with their attendance at meetings. Board compensation will be reviewed annually, and changes will be recommended by the compensation committee and approved by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have applied for the listing of our common stock on Nasdaq, therefore, our determination of the independence of directors is being made using the definition of “independent” contained in the listing standards of Nasdaq. On the basis of information solicited from each director, the board of directors has unanimously determined that Mr. Benson is independent within the meaning of such rules.

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

In addition to the executive officer and director compensation arrangements discussed in “Executive and Director Compensation,” the following is a description of all related person transactions that occurred during the period from January 1, 2024, through the present.

Related Party Notes

On December 28, 2024, the Company issued an unsecured promissory note (the “Grafiti Note”) to Grafiti, its former parent company and a wholly owned subsidiary of Grafiti Group, for an aggregate principal amount of $2,500,000 (“Maximum Amount”), with respect to an aggregate of $1,890,000 in advances made by Grafiti to or on behalf of the Company during the period from February 2024 through to December 2024, to support its working capital requirements. The promissory note has an interest rate of 10% and had an original maturity date on the earlier of (i) March 31, 2025 (“Due Date”) and (ii) the consummation by the Company (its parent company or any of its direct or indirect subsidiaries) of a Change of Control Event (as defined in the Grafiti Note) (“Maturity Date”). Events of default under the Grafiti Note include (a) failure by the Company to pay the principal amount due on the Maturity Date; (b) commencement by the company of a voluntary case under applicable bankruptcy, insolvency, or other similar laws or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or similar official) or for any substantial part of its property or an assignment for the benefit of creditors, the failure of the Company to pay its debts as such debts become due or the taking of corporate action in furtherance of any of the foregoing. As of December 31, 2024, the balance owed under the notes was $1,890,000 and the amount available under the note was $610,000. Interest payable as of December 31, 2024 was $87,692.

On March 31, 2025, the Company and Grafiti agreed to amend the Grafiti Note to increase the aggregate Maximum Amount available under the promissory note to $3,000,000 and extend the Due Date to December 31, 2025. As of March 31, 2026, the balance owed under the notes was $2,786,549 and the amount available under the note was $213,451. On March 31, 2026, the Company paid the accrued interest payable balance of $71,433 and therefore there was no interest payable as of March 31, 2026. As of the date of this filing, the balance owed under the Grafiti Note was $2,962,367 and the amount available for future loan under such note was $37,633.

Effective as of December 31, 2025, the Company and Grafiti agreed to further amend the Grafiti Note to extend the maturity date to June 30, 2026.

Related Party Advances

During the year ended December 31, 2024, Grafiti advanced $79,795 (“Parent Advances”) to the Company for working capital requirements. This Parent Advance was not under a formal agreement or note. There were no repayments of the Parent Advances during the year ended December 31, 2024 and accordingly the balance owed to Grafiti in connection with Parent Advances as of December 31, 2024 was $79,795. During the year ended December 31, 2025, Grafiti advanced $20,600 to the Company for working capital requirements and then the Parent Advances were repaid in full and the balance owed at December 31, 2025 was $0.

Grafiti Share Exchange Agreement

On April 2, 2026, we entered into the Share Exchange Agreement, pursuant to which Grafiti agreed to sell and transfer 562,500 shares of our common stock to GolfSuites, and in exchange, GolfSuites agreed to issue to Grafiti a number a number of shares of its common stock with an aggregate Target Value of $4,500,000, based on a price of $8.00 per share, resulting in an initial issuance of 562,500 GolfSuites Shares to Grafiti.

The closing of the transactions contemplated under the Share Exchange Agreement occurred concurrently with the execution and delivery of the Marketing Agreement, the description of which is incorporated herein by reference to the extent applicable (see “Recent Developments — GolfSuites Transactions”). In connection with the Share Exchange Agreement, GolfSuites and Grafiti were each granted piggyback registration rights, pursuant to which, if either we or GolfSuites proposes to file a registration statement in connection with a direct listing or other public offering of equity securities, not including a firm commitment underwritten public offering, the filing party is required to use commercially reasonable efforts to include in such registration statement all shares of equity securities acquired by or issuable to the other party pursuant to the Share Exchange Agreement, on the same terms and conditions as apply to other selling securityholders. These piggyback registration rights terminate upon the earlier of (i) three (3) years following the effective date of the applicable registration statement or (ii) such time as all registrable securities held by a party may be sold without restriction pursuant to Rule 144 under the Securities Act.

Exchange Agreement

On June 30, 2026, we entered into the Exchange Agreement with the Majority Holder, pursuant to which we issued 18,000.018 shares of the Company’s Series A Preferred Stock (the “Preferred Exchange Shares”) to the Majority Holder in exchange for 2,500,000 shares of common stock of the Company (the “Exchange Common Shares”) held by the Majority Holder (the “Exchange”). In connection with the Exchange, the Stockholders’ Agreement and all rights, preferences and obligations of the parties to the Stockholders’ Agreement were terminated and are of no further force and effect.

Review, Approval or Ratification of Transactions with Related Parties

Prior to this direct listing, our board of directors review and approve transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to this direct listing, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our board of directors prior to their consideration of such transaction, and the transaction is not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

Following the commencement of trading of our shares of common stock on Nasdaq as a result of this direct listing, our audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions” pursuant to a written related party transactions policy. Our audit committee charter that will be in effect upon the effectiveness of this registration statement of which this prospectus forms a part will provide that our audit committee shall review and approve or disapprove any related party transactions.

PRINCIPAL AND REGISTERED SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of            , 2026 for:

•        each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

The Registered Shareholders include substantially all holders of our common stock, including, but not limited to, (i) our affiliates and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their common stock from an affiliate or from us within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days, and (ii) our employees. The Registered Shareholders may, or may not, elect to sell their common stock covered by this prospectus, as and to the extent they may determine. The Registered Shareholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Registered Shareholders may elect to sell their shares in connection with this direct listing and in market transactions following this direct listing. As such, we will have no input if and when any Registered Shareholder may, or may not, elect to sell their common stock or the prices at which any such sales may occur. See “Plan of Distribution.”

We are not party to any arrangement with any Registered Shareholder or any broker-dealer with respect to sales of common stock by the Registered Shareholders. However, we have engaged a financial advisor with respect to certain other matters relating to our listing. See “Plan of Distribution.”

Beneficial ownership of our common stock is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of the date of this prospectus. Except as indicated by footnote, and subject to applicable community property laws, we believe the persons identified in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

In the following table, percentage ownership prior to this direct listing is based on 14,388,000 shares of our common stock outstanding as of            , 2026. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of            , 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The Registered Shareholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. Unless otherwise indicated, the address of each of the following persons is c/o Game Your Game, Inc., 405 Waverley Street, Palo Alto, California 94301, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned	Percentage of Total Voting Power	Shares Being Registered
Executive Officers, Directors and Director Nominees:
Soumya Das(2)	125,840	*	*	125,840
Dominic Poole(3)	141,089	*	*	125,840
Adam Benson(4)	—	—	—	—
Nadir Ali(5)	10,896,773	64.52%	64.52%	8,396,773
All directors and executive officers as a group (4 persons)	11,163,702	66.38%	66.38%	8,663,702

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned	Percentage of Total Voting Power	Shares Being Registered
5% Stockholders:
Grafiti Group LLC(6)	10,896,773	64.52%	64.52%	8,396,773
Streeterville Capital, LLC(7)	1,438,000	9.99%	9.99%	3,122,730

Other Registered Shareholders:
Rick Clemmer	193,267	1.34%	1.34%	193,267
Kalle Sundstrom	30,996	*	*	30,996
Golden Kingdom Holdings Pte. Ltd.	3,875	*	*	3,875
AMC Holding ApS(8)	19,373	*	*	19,373
Peter Wilmar Christensen	1,937	*	*	1,937
Adrienne Switzer	23,248	*	*	23,248
Weis Fund II LP(9)	23,248	*	*	23,248
Heidi Rus	3,875	*	*	3,875
Brian Amberg	3,875	*	*	3,875
Holodia AG(10)	3,100	*	*	3,100
Melanie Figueroa(11)	629,204	4.37%	4.37%	629,204
Wendy Loundermon(12)	503,364	3.50%	3.50%	503,364
Noshin Sharma	125,840	*	*	125,840
Noreen Kabra	125,840	*	*	125,840
Nasir Ali	125,840	*	*	125,840
Navid Ali	125,840	*	*	125,840
Adam Scally(13)	34,721	*	*	34,721
Francois Haughton(14)	34,721	*	*	34,721
David Kelly(15)	34,721	*	*	34,721
Nicolaas Jacob Swart(16)	26,567	*	*	26,567
Barend Micheal Pienaar(17)	26,567	*	*	26,567
Brandon De La Cruz(18)	31,460	*	*	31,460
Shirish Tangirala(19)	125,840	*	*	125,840
Thomas Vu	503,364	3.50%	3.50%	503,364
Mohammad A. Ali	503,364	3.50%	3.50%	503,364
GolfSuites 1, Inc.(20)	562,500	3.91%	3.91%	562,500
Mohammed Majid	25,000	*	*	25,000
Maxim Partners LLC(21)	450,000	3.13%	3.13%	450,000
All Other Registered Shareholders as a group	3,851,547			3,851,547

____________

*        Represents less than one percent.

(1)      The number of shares in this “Principal and Registered Shareholders” section gives effect to the Conversion that was effectuated on March 31, 2026, and assumes that the Exchange has been effectuated.

(2)      Mr. Das was appointed as our Chief Executive Officer effective as of April 16, 2026, and he will be appointed as a director immediately prior to the effectiveness of this registration statement of which this prospectus forms a part.

(3)      Includes (i) 125,840 shares of common stock and (ii) 15,249 shares of common stock underlying options to purchase shares of the Company’s common stock at an exercise price of $0.6132 per share.

(4)      Mr. Benson will be appointed as a director upon the effectiveness of this registration statement of which this prospectus forms a part.

(5)      Consists of: (i) 2,500,000 shares of common stock issuable upon the conversion of the Series A Preferred Stock to be issued in connection with the Exchange, and (ii) 8,396,773 shares of common stock, in each case held by Grafiti Group LLC (“Grafiti Group”), which reflects the consummation of the Share Transfer. Mr. Ali owns 1% of the outstanding equity interests of Grafiti Group and Mr. Ali is trustee for the Ali Family Charitable Trust which owns 99% (the “Ali Trust”) of the equity interests of Grafiti Group.

(6)      Mr. Ali owns 1% of the outstanding equity interests of Grafiti Group and Mr. Ali is trustee for the Ali Family Charitable Trust which owns 99% (the “Ali Trust”) of the equity interests of Grafiti Group. Mr. Ali resigned as our Chief Executive Officer effective as of April 16, 2026, and he will resign as a director immediately prior to the effectiveness of this registration statement of which this prospectus forms a part.

(7)     The number of shares beneficially owned includes 1,438,000 shares of common stock issued as Pre-Delivery Shares and excludes (i) up to 184,730 shares of common stock issuable upon conversion of the Bridge Note and (ii) up to 250,000 shares of common stock issuable upon exercise of the Note Warrant, which will become convertible or exercisable, as applicable, upon completion of our direct listing. The number of shares being registered includes (i) 1,438,000 shares of common stock issued as the Pre-Delivery Shares, (ii) up to 250,000 shares of common stock issuable upon the exercise of the Note Warrants, (iii) up to 184,730 shares of common stock issuable upon conversion of the Bridge Note, and (iv) up to 1,250,000 shares of common stock issuable upon exercise of the Warrants (see “Recent Developments — Series A Preferred Stock Financing” for more information). These securities held by Streeterville Capital, LLC contain a blocker provision under which the holder thereof does not have the right to exercise or convert, as applicable, such securities to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 9.99% of the outstanding common stock. John M. Fife, the President of Streeterville Capital, LLC, has voting and investment control of the securities held by Streeterville Capital, LLC and is the beneficial owner of such securities.

(8)     Anne Marie Cramer has the voting and investment control of the securities held by AMC Holding ApS and is the beneficial owner of such securities.

(9)     Wei Guo has the voting and investment control of the securities held by Weis Fund II LP and is the beneficial owner of such securities.

(10)   [•] has the voting and investment control of the securities held by Holodia AG and is the beneficial owner of such securities.

(11)   Melanie Figueroa serves as the General Counsel of Grafiti.

(12)   Wendy Loundermon serves as the Chief Financial Officer of Grafiti and has served as a financial consultant to the Company since January 2025.

(13)   Adam Scally serves as a consultant to the Company.

(14)   Francois Haughton is an employee of AMT, a subsidiary of the Company.

(15)   David Kelly serves as a consultant to the Company.

(16)   Nicolaas Jacob Swart serves as a consultant to the Company.

(17)   Barend Micheal Pienaar serves as a consultant to the Company.

(18)   Brandon De La Cruz serves as a consultant to the Company.

(19)   Shirish Tangirala serves as the Chief Operating Officer of Grafiti.

(20)   Gerald D. Ellenburg, Chief Executive Officer and sole member of GolfSuites’ board of directors, has the voting and investment control of the securities held by GolfSuites and is the beneficial owner of such securities.

(21)   The number of shares being registered includes 450,000 shares of common stock that we issued to Maxim Partners LLC, a designee of Maxim Group LLC, as partial compensation for financial advisory services in connection with this direct listing. Maxim Partners LLC is the record and beneficial owner of the securities set forth in the table. MJR Holdings LLC is the managing member of Maxim Partners LLC. Clifford Teller is the Chief Executive Officer of MJR Holdings LLC and has dispositive power over the securities held by Maxim Partners LLC. Mr. Teller disclaims beneficial ownership over any securities owned by Maxim Partners LLC and MJR Holdings LLC except to the extent of his pecuniary interest therein.

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws currently in effect following the completion of the Conversion are summaries and are qualified by reference to our articles of incorporation and bylaws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

We have authorized 1,005,000,000 shares of capital stock, par value $0.001 per share, of which 1,000,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of the date of this filing, 14,388,000 shares of our common stock were held by 32 stockholders of record and 18,000.018 shares of our Series A Preferred Stock were held by 1 stockholder of record.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•        Impairing dividend rights of our common stock;

•        Diluting the voting power of our common stock;

•        Impairing the liquidation rights of our common stock; and

•        Delaying or preventing a change of control without further action by our stockholders.

Series A Preferred Convertible Stock

In connection with our entrance into the Preferred Purchase Agreement, we designated 100,000 shares of our “blank check” preferred stock as Series A Preferred Stock.

The terms of the Series A Preferred Stock will be governed by the Certificate of Designation. The following is a summary of the terms of the Series A Preferred Stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Securities,” you should refer to our articles of incorporation and our bylaws, as currently in effect, and the Certificate of Designation, each of which is included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

Stated Value.    Each share of Series A Preferred Stock shall have a stated value of $1,111.11; provided that upon the occurrence of a Trigger Event (as defined in the Certificate of Designation), the Stated Value will automatically increase by five percent (5%), and upon the occurrence of an Event of Default (as defined in the Certificate of Designation), the Stated Value will automatically increase by ten percent (10%).

Ranking.    The Series A Preferred Stock will rank senior to all classes of our capital stock, including the common stock, with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of our company. Without the prior express written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, we shall not authorize or issue any additional or other shares of capital stock that is of senior or pari passu rank to the Series A Preferred Stock in respect of preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of our company.

Preferred Returns.    Each share of Series A Preferred Stock shall accrue a rate of return on the Stated Value at a rate of 10% per annum (the “Preferred Return”); provided that following the occurrence of an Event of Default, the Preferred Return will increase to 15% per annum. The Preferred Return shall accrue on each share of Series A Preferred Stock from its issuance date, shall compound daily and be payable on a quarterly basis within five (5) trading days following the end of each calendar quarter, either in cash or via the issuance to the applicable holder of an additional number of shares of Series A Preferred Stock equal to the Preferred Return then accrued and unpaid, divided by the Stated Value, with the election as to payment in cash or via the issuance of additional shares of Series A Preferred Stock to be determined in our discretion.

Liquidation Rights.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company or a Deemed Liquidation Event (as defined in the Certificate of Designation), each share of Series A Preferred Stock shall be entitled to be paid out of the assets of our company available for distribution to its stockholders, before any payment shall be made to the holders of junior securities, an amount per share of Series A Preferred Stock equal to the Stated Value at such time, plus any accrued and unpaid Preferred Return. If upon any such liquidation, dissolution or winding up or Deemed Liquidation Event, our assets available for distribution to stockholders shall be insufficient to pay the Series A Preferred Liquidation Amount, the holders of the Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Voting Rights.    The holders of the Series A Preferred Stock shall not have any voting rights and shall not vote on any matter submitted to the holders of common stock, or any class thereof, for a vote; provided that, we shall not amend or repeal the Certificate of Designation without the prior written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

Conversion Rights.    Each share of Series A Preferred Stock will be convertible at any time at the option of the holder into a number of shares of common stock determined by dividing the Stated Value of the shares being converted by a conversion price equal to the Fixed Price, or $8.00 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events); provided that following the occurrence of a Trigger Event (as defined in the Certificate of Designation) or an Event of Default (as defined in the Certificate of Designation), such conversion price shall be equal to the lower of the Fixed Price and a price equal to 88% of the lowest daily volume weighted average price of our common stock on its principal market during the ten (10) trading day period prior to the applicable measurement date, calculated as of the most recent issuance date, but in no event lower than the Floor Price of $4.00 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events). Notwithstanding the foregoing, we will not effect any conversion, and a holder will not have the right to convert, shares of Series A Preferred Stock to the extent that, after giving effect to the conversion, the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon conversion.

Redemption Rights.    At any time after the applicable issuance date of the Series A Preferred Stock, we may elect, in the sole discretion of our board of directors, to redeem all or any portion of the Series A Preferred Stock then issued and outstanding from all of the holders by paying to the holders an amount in cash equal to the Series A

Preferred Liquidation Amount then applicable to such shares of Series A Preferred Stock being redeemed multiplied by 110%. In addition, if an Event of Default has occurred from certain triggering events, as described below, the holders of at least a majority of the outstanding shares of Series A Preferred Stock may, by notice to us, force us to redeem all of the issued and outstanding shares of Series A Preferred Stock for a price equal to (i) the Stated Value of all such shares; plus (ii) any accrued and unpaid Preferred Return with respect to all such shares, provided that such Preferred Return shall be paid in cash in an amount equal to the number of shares otherwise issuable for the Preferred Return multiplied by the Stated Value; plus (iii) any and all other amounts due and payable to the holders pursuant to the Certificate of Designation. Triggering events include the failure to pay principal, interest, fees or other amounts when due, bankruptcy, insolvency, failure to reserve sufficient shares for conversion, failure to comply with other covenants, receipt of Nasdaq delisting notice, suspension or ineffectiveness of resale registration.

2026 Equity Incentive Plan

Upon adoption of the 2026 Plan, 1,500,000 shares of common stock will be available for future awards under the 2026 Plan. See “Executive and Director Compensation — 2026 Equity Incentive Plan” above for more information.

Indemnification of Directors and Officers

Section 78.7502 of the NRS provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 78.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 78.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws

Our articles of incorporation, our bylaws and the NRS contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and NRS that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Filling Vacancies

Nevada law and our bylaws establish that any vacancies on the board of directors may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director. A vacancy in the board of directors created by the removal of a director, and not otherwise filled by the remaining directors, may be filled by the vote of a plurality of the votes cast at the annual meeting of the stockholders or at a duly called special meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Nevada law and our bylaws provide that the entire board of directors, or any individual director, may be removed from office only by vote of the holders of capital stock representing not less than two-thirds of the voting power of the issued and outstanding capital stock entitled to vote. Under Nevada law, whenever the holders of any class or series of shares are entitled to elect one or more directors, unless otherwise provided in the articles of incorporation, removal of any such director requires only two-thirds of the holders of that class or series, and not the votes of the outstanding shares as a whole.

Board Action Without Meeting

Our bylaws provide that the board of directors may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board of directors to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Articles of Incorporation and Bylaws

Nevada law and our articles of incorporation give both the directors and the stockholders the power to adopt, amend or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw, including any bylaw that has been adopted by the stockholders may be amended or repealed by the board, unless otherwise prohibited by a bylaw adopted by the stockholders. Except for certain changes in connection with stock splits and a plan of merger, any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, and, if the proposed amendment would adversely alter or change any preference or any relative or other right of any class or series of outstanding shares, then also by the holders of shares representing a majority of the voting power of each class adversely affected.

Nevada Statutory Provisions

Though not now, in the future we may become subject to Sections 78.378 through 78.3793, inclusive, of the NRS (the “Nevada Control Share Statute”), pertaining to the acquisition of controlling interests, apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. Under those provisions, any person who acquires a controlling interest in a corporation may not exercise voting rights of any “control shares” unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. The statute applies to acquisition of a “controlling interest” in ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. “Control shares” also include shares acquired by persons acting in association with an acquiring person and those acquired within 90 days immediately preceding the date of the acquisition triggering the statute. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares pursuant to the Nevada dissenter’s rights statute.

The Nevada Control Share Statute does not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Therefore, the board of directors of a Nevada corporation usually may unilaterally avoid the imposition of burdens imposed by the control share statute by amending the bylaws of the corporation in connection with a transaction. A Nevada corporation may impose stricter requirements if it so desires. We have not opted out of the provisions of the Nevada Control Share Statute in our articles of incorporation as currently in effect.

We are also subject to the provisions of Sections 78.411 through 78.444 of the NRS (the “Nevada Combinations Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation, including the Company, having a requisite number of stockholders of record, with any person who beneficially owns (or any affiliate or associate of the corporation who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the corporation (an interested stockholder), within two years after such person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

Beginning two years after the date the person first became an interested stockholder, a combination may also be permitted if the interested stockholder satisfies certain requirements with respect to the aggregate consideration to be received by holders of outstanding shares in the combination. The Nevada Combinations Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Certain Effects of the Conversion from Delaware to Nevada

The Conversion effected a change in our legal domicile; however, the Conversion did not result in any change in headquarters, business, jobs, management, location of any of offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Conversion, which were immaterial). Management, including the directors and officers, remain the same following the Conversion, except as disclosed in this prospectus. There were no substantive changes in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the Conversion.

As of March 31, 2026, the effective date of the Conversion, each share of our common stock outstanding immediately prior to the effective time of the Conversion, by virtue thereof and without any action on the part of the holder thereof, converted into 1.630876537 shares of fully-paid and non-assessable common stock of Game Your Game, Inc., a Nevada corporation.

The articles of incorporation and bylaws adopted in connection with the Conversion are the governing instruments of the Company, which resulted in some changes from the prior certificate of incorporation and bylaws of the Company, which were primarily procedural in nature, such as a change in the registered office and agent of the Company from an office and agent in Delaware to an office and agent in Nevada.

Transfer Agent and Registrar

Our transfer agent and registrar is Odyssey Transfer and Trust Company, with an address at 860 Blue Gentian Rd, Suite 320, Eagan, MN 55121.

Listing

We have applied to list our common stock on Nasdaq under the symbol “GYGY.” There can be no assurance that our application to list our shares of common stock will be approved by Nasdaq. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this direct listing. In such case, we will not request that the registration statement of which this prospectus forms a part be declared effective by the SEC.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the direct listing of our common stock on Nasdaq, there has been no public market for our common stock. Sales of a substantial number of shares of our common stock in the public market following our listing on Nasdaq, or the perception that such sales could occur, could adversely affect the public price of our common stock and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any Registered Shareholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

We are registering 16,072,730 shares of our common stock for resale under the registration statement of which this prospectus forms a part, which includes (i) 14,388,000 shares of our common stock that will be outstanding upon the commencement of trading of our shares of common stock on Nasdaq and (ii) up to 1,684,730 shares of common stock issuable to Streeterville upon conversion or exercise, as applicable, of the Bridge Note, Note Warrant and Warrant. This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the conversion of our other outstanding convertible promissory notes, options and warrants, except as described in this prospectus. Any shares not registered hereunder will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain stockholders, substantially all of our common stock may be sold after our initial listing on Nasdaq, either by the Registered Shareholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

Immediately upon the effectiveness of this registration statement and prior to the commencement of trading, it is anticipated that GolfSuites will distribute the shares of our common stock it currently holds to its stockholders, the majority of whom hold their shares in round-lot quantities, and these stockholders will become our stockholders immediately prior to the commencement of trading. Accordingly, GolfSuites stockholders will be included in the calculation of our stockholders for purposes of satisfying the Nasdaq initial listing requirements relating to public holders, round-lot holders, and public float.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•        1% of the number of shares of our common stock then outstanding; or

•        the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale; and

•        provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons relying on Rule 144 to transact in our common stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Persons relying on Rule 701 to transact in our common stock, however, are required to wait until 90 days after the date of this prospectus before selling shares pursuant to Rule 701.

Registration Statements on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock subject to outstanding stock options or reserved for issuance under our 2016 Plan and 2026 Plan, as soon as permitted under the Securities Act. Such registration statements will automatically become effective upon filing with the SEC. However, shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144 and will not be eligible for resale until expiration of the lock-up agreements to which they are subject.

SALE PRICE HISTORY OF OUR CAPITAL STOCK

We have applied to list our common stock on Nasdaq. Prior to the listing of our common stock on Nasdaq, there have been no public market for our common stock. Our common stock has a limited history of sales in private transactions. The prices at which our common stock has been sold described below reflect the applicable price per share as of the transaction date and does not take into account any adjustments to share prices that may result from the Conversion that is described throughout this prospectus.

Since inception, we have conducted a limited number of private transactions involving the issuance of our securities. Historical sales of our common stock in private transactions by us have occurred at prices ranging from approximately $0.13 per share to $27.00 per share. In addition, since inception, we have also issued securities convertible into shares of common stock, including convertible notes and shares of preferred stock with conversion prices ranging from approximately $5.88 per share to $45.00 per share. For additional information regarding recent private issuances of our securities since January 1, 2023, including the terms upon which shares of common stock are issuable upon conversion of the Bridge Note issued pursuant to the Purchase Agreement and the terms upon which shares of common stock are issuable upon conversion of the Series A Preferred Stock issued pursuant to the Preferred Purchase Agreement, see “Recent Developments,” “Certain Relationships and Related Transactions” and “Part II, Item 15 — Recent Sales of Unregistered Securities” of the registration statement of which this prospectus is a part. Historically, the issuances of securities by us were negotiated directly with investors or service providers and were not the result of a competitive price discovery process.

In addition, holders of our securities have effected a limited number of private sale transactions in our common stock. These transactions were privately negotiated and were not conducted through a competitive process or public market mechanism. Based on information available to us, historical sales of our common stock in private transactions since inception through the date of this prospectus by security holders, including transactions with employees, consultants, entities or individuals that are or may have been affiliated with us, our majority holder or members of management, have occurred at prices ranging from approximately $0.003 per share to $8.00 per share, which includes the transaction with respect to the transfer and sale of shares of our common stock contemplated by the Share Exchange Agreement. These recent transactions involving our securities, including the prices and terms thereof, may influence investor perceptions regarding the value of our company and, as a result, may affect the opening trading price of our shares of common stock upon the commencement of trading on Nasdaq, however, these transactions were privately negotiated and involved a limited number of purchasers do not reflect an established trading market for our common stock. In addition, certain of these transactions by security holders may have been undertaken for reasons unrelated to investment value, including transactions among persons with personal or business relationships or for tax, estate planning, strategic or other purposes. As a result, the prices paid in such transactions may not be indicative of the fair value of our common stock or the price at which our common stock will trade in the public market.

While Maxim, in its capacity as our financial advisor, is expected to consider this information in connection with setting the opening public price of our common stock, this information may have little or no relation to broader market demand for our common stock and thus the opening public price and subsequent public price of our common stock on Nasdaq. As a result, you should not place undue reliance on these historical private sale prices as it may differ materially from the opening public price and subsequent public price of our common stock on Nasdaq. See the section entitled “Risk Factors — The public price of our shares of common stock, upon listing on Nasdaq, may have little or no relationship to the historical sales prices of our shares of common stock in private transactions.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock acquired in following this direct listing by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not address foreign, state, and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, and the Medicare contribution tax on net investment income. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who acquire our common stock through the exercise of an option or otherwise as compensation, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury Regulations, rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion is for informational purposes only and is not tax advice. Persons considering the purchase of our common stock following this direct listing should consult their own tax advisors concerning the U.S. federal income, estate, and other tax consequences of acquiring, owning, and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local, or foreign tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions

Distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding, and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. This certification must be provided to us and/or our paying agent prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us and/or our paying agent, either directly or through other intermediaries. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and such Non-U.S. Holder does not timely file the required certification, such Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess amount distributed, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other taxable disposition of our common stock unless (1) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), (2) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period in our common stock. In general, we would be a United States real property holding corporation if our interests in U.S. real property comprise (by fair market value) at least half of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (a) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (b) our common stock is regularly traded on an established securities market, as defined in applicable Treasury Regulations. There can be no assurance that our common stock will qualify as regularly traded on an established securities market. If a Non-U.S. Holder’s gain on disposition of our common stock is taxable because we are a United States real property holding corporation and such Non-U.S. Holder’s ownership of our common stock exceeds 5%, such Non-U.S. Holder will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply to a corporate Non-U.S. Holder.

Non-U.S. Holders described in (1) above will be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates, and corporate Non-U.S. Holders described in (1) above may be subject to the additional branch profits tax on such gain at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain described in (2) above will be subject to U.S. federal income tax at a flat 30% rate or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by certain U.S.-source capital losses (even though a Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting Requirements and Backup Withholding

Generally, we must report information to the IRS with respect to any distributions we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Distributions paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

FATCA withholding currently applies to payments of dividends, if any, on our common stock and, subject to the proposed Treasury Regulations described in this paragraph, generally also would apply to payments of gross proceeds from the sale or other disposition of our common stock. The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

The Registered Shareholders, and their pledgees, donees, transferees, assignees, distributees, or other successors in interest that may sell shares of common stock received after the date of this prospectus from a Registered Shareholder as a gift, pledge, distribution or other transfer, may sell their shares of common stock covered hereby pursuant to brokerage transactions on Nasdaq, or other public exchanges or registered alternative trading venues, at prevailing market prices at any time after our shares of common stock are listed for trading. We are not party to any arrangement with any Registered Shareholder or any broker-dealer with respect to sales of shares of common stock by the Registered Shareholders, except we have engaged a financial advisor with respect to certain other matters relating to the registration of our common stock and listing of our common stock, as further described below. As such, we do not anticipate receiving notice as to if and when any Registered Shareholder may, or may not, elect to sell their shares of common stock or the prices at which any such sales may occur, and there can be no assurance that any Registered Shareholders will sell any or all of their shares of common stock covered by this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the Registered Shareholders. We will recognize costs related to this direct listing and our transition to a publicly-traded company consisting of professional fees and other expenses. We will expense these amounts in the period incurred and not deduct these costs from net proceeds to the issuer as they would be in an initial public offering.

We have engaged the Advisor as our financial advisor to advise and assist us with respect to certain matters relating to our direct listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the direct listing, developing and assisting with our investor communication strategy in relation to the direct listing, and being available to consult with Nasdaq, including on the day that our shares of common stock are initially listed on Nasdaq.

In addition, the Advisor will determine when our shares of common stock are ready to trade and to approve proceeding with the opening of trading at the Current Reference Price. However, the Advisor has not been engaged to participate in investor meetings or to otherwise facilitate or coordinate price discovery activities or sales of our common stock in consultation with us, except as described herein.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence.

Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e., the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e., will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of common stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

•        Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

•        Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

•        Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The Advisor, as the designated financial advisor under Nasdaq Rule 4120(c)(8), will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. The length of such delay could vary greatly, from a short period of time such as one day, to a decision to not list our shares on Nasdaq at all. In case we decide not to list our shares on Nasdaq at all, we may seek to have our common stock quoted on the OTC Markets, although there is no assurance that we will seek an OTC Market quotation, or that we would be successful in obtaining such quotation.

Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. Under Nasdaq rules, in the event of such delay, prior to terminating such delay, there will be a 10-minute “Display Only” period during which market participants may enter quotes and orders in shares of our common stock in Nasdaq systems. In addition, beginning at 4:00 a.m., market participants may enter orders in shares of our common stock on Nasdaq. Such orders will be accepted and entered into the system. After the conclusion of the 10-minute “Display Only” period, our common stock will enter a “Pre-Launch” period of indeterminate duration. The “Pre-Launch” period will end and shares of our common stock will be released for trading by Nasdaq when certain conditions are met, including Nasdaq’s receipt of notice from the Advisor that our shares of common stock are ready to trade, after which the Nasdaq system will calculate the Current Reference Price at that time and display it to the Advisor. If the Advisor then approves proceeding, the Nasdaq system will conduct certain validation checks. The Advisor, with concurrence of Nasdaq, may determine at any point during the delay process up through the conclusion of the “Pre-Launch” period to postpone and reschedule the direct listing. Neither we nor the Registered Shareholders will be involved in Nasdaq’s price-setting mechanism nor will we or they coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of common stock that can be paired off the Current Reference Price, the number of shares of common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process, an organized process pursuant to which buy and sell interest is coordinated in advance to some prescribed level (the “book”). Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly.

In addition, to list on Nasdaq, we are also required to have at least three registered and active market makers. If the Advisor registers as a market maker in our common stock, it will not commence active market-making activities in our common stock until after the completion of the opening cross/trade on Nasdaq. We also expect to engage other market makers, whose active market-making activities will similarly not commence until after the completion of the opening cross/trade.

In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Registered Shareholders in private transactions exempt from the registration requirements of the Securities Act. Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

A Registered Shareholder may from time to time transfer, distribute (including distributions in kind by Registered Shareholders that are investment funds), pledge, assign, or grant a security interest in some or all the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under applicable provisions of the Securities Act amending the list of the Registered Shareholders to include the transferee, distributee, pledgee, assignee, or other successors in interest as Registered Shareholders under this prospectus. The Registered Shareholders also may transfer the shares in other circumstances, in which case the transferees, distributes, pledgees, or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Registered Shareholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. Further, immediately upon the effectiveness of the registration statement of which this prospectus forms a part and prior to the commencement of trading, it is anticipated that GolfSuites, a Registered Shareholder named in this prospectus, will distribute the shares of our common stock it currently holds to its stockholders, the majority of whom hold their shares in round-lot quantities, and these stockholders will become our stockholders immediately prior to the commencement of trading on Nasdaq as a result of this direct listing. To the extent that such members, partners or stockholders, including stockholder of GolfSuites, are not affiliates of ours, such members, partners or stockholder would thereby receive freely tradable shares of our common stock pursuant to the distribution through the registration statement of which this prospectus forms a part.

If any of the Registered Shareholders utilize a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

In connection with its engagement as our financial advisor, the Advisor received 450,000 shares of our common stock, which is equal to 3% of our outstanding common stock, on a fully diluted basis, as of the date of our engagement letter with the Advisor (the “Engagement Letter”). In the event that a Go-Public Transaction (as defined in the Engagement Letter) is not completed within the engagement term, then, upon termination of the Engagement Letter and for a subsequent period of six (6) months from such termination, we will have the option to repurchase 80% of the shares of common stock issued to the Advisor in connection with the Engagement Letter for $1,000. The Advisor will also be entitled to an expense reimbursement for all reasonable, documented expenses incurred by the Advisor in connection with its engagement, provided that such expenses, may not exceed $25,000 without our prior authorization.

The Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or the solicitation or sales of shares of our common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

Prior to the financial advisory services provided by the Advisor to us in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to us.

We agreed to keep this prospectus effective until all of the securities held by Streeterville that have been registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the shares of common stock being offered pursuant to this prospectus will be passed upon by Mitchell Silberberg & Knupp LLP, New York, New York.

EXPERTS

The consolidated financial statements of Game Your Game, Inc. as of and for the year ended December 31, 2024, included in this prospectus have been audited by KNAV CPA LLP, and the consolidated financial statements as of and for the year ended December 31, 2025 were audited by CBIZ CPAs P.C. each of which are an independent registered public accounting firms, as set forth in their report thereon appearing elsewhere herein (which report expresses an unqualified opinion and includes an explanatory paragraph as to our ability to continue as a going concern), and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our common stock, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy, and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the website of the SEC referred to above. We also maintain a website at www.gamegolf.com. Upon the effectiveness of the registration statement of which this prospectus forms a part, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The inclusion of our website address in this prospectus is an inactive textual reference only. The information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase shares of our common stock.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

GAME YOUR GAME, INC. AND SUBSIDIARIES

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(all amounts in USD, except number of shares and per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$286,087	$87,463
Accounts receivable, net	333	262
Inventory	1,141,144	1,142,377
Prepaid expenses and other current assets	13,413	2,415
Total Current Assets	1,440,977	1,232,517
Property and equipment, net	29,270	33,665
Total Assets	$1,470,247	$1,266,182

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$334,339	$226,648
Accrued expenses and other current liabilities	196,816	41,750
Short-term debt – related party	2,786,549	2,792,117
Short-term debt	—	500,000
Deferred revenue	1,918	3,223
Total Current Liabilities	3,319,622	3,563,738
Long-term debt	489,598	—
Total Liabilities	3,809,220	3,563,738

Commitments and Contingencies (Note 16)

Stockholders’ Deficit
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common Stock, $0.001 par value, 1,000,000,000 shares authorized, 15,000,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025	15,000	15,000
Additional paid-in capital	19,349,665	18,764,263
Accumulated other comprehensive income	(316,247)	(394,360)
Accumulated deficit	(21,387,391)	(20,682,459)
Total Stockholders’ Deficit	(2,338,973)	(2,297,556)
Total Liabilities and Stockholders’ Deficit	$1,470,247	$1,266,182

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in USD, except number of shares and per share data)

	For the Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenues	$2,514	$800
Cost of Revenues	1,237	298
Gross Profit	1,277	502

Operating Expenses
Research and Development	143,037	140,852
Sales and Marketing	29,947	30,927
General and Administrative	307,877	133,181
Total Operating Expenses	480,861	304,960

Loss from Operations	(479,584)	(304,458)

Other (Expense)/Income
Interest expense – related party	(71,433)	(50,275)
Interest expense	(89,554)	—
Gain on extinguishment of debt	14,554	—
(Loss)/Gain on foreign exchange, net	(78,915)	207,958
Total Other (Expense)/Income	(225,348)	157,683

Loss before income taxes	(704,932)	(146,775)
Income Taxes	—	—
Net Loss	$(704,932)	$(146,775)

Net Loss Per Share – Basic and Diluted	$(0.05)	$(0.01)

Weighted average shares outstanding, basic and diluted	15,000,000	15,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)

	For the Three Months Ended March 31,
	2026	2025
	(Unaudited)
Net Loss	$(704,932)	$(146,775)
Other comprehensive loss, net of tax
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	78,113	(197,381)
Total other comprehensive gain/(loss)	78,113	(197,381)
Total Comprehensive Loss	$(626,819)	$(344,156)

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (Unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(all amounts in USD, except number of shares and per share data)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – January 1, 2026	15,000,000	$15,000	$18,764,263	$(394,360)	$(20,682,459)	$(2,297,556)
Fair Value of Note Warrants	—	—	585,402	—	—	585,402
Cumulative Translation Adjustment	—	—	—	78,113	—	78,113
Net loss	—	—	—	—	(704,932)	(704,932)
Balance – March 31, 2026	15,000,000	$15,000	$19,349,665	$(316,247)	$(21,387,391)	$(2,338,973)
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – January 1, 2025	15,000,000	$15,000	$18,764,263	$129,813	$(19,898,670)	$(989,594)
Cumulative Translation Adjustment	—	—	—	(197,381)	—	(197,381)
Net loss	—	—	—	—	(146,775)	(146,775)
Balance – March 31, 2025	15,000,000	$15,000	$18,764,263	$(67,568)	$(20,045,445)	$(1,333,750)

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Three Months Ended March 31,
	2026	2025
	(Unaudited)
Cash Flows Used In Operating Activities
Net loss	$(704,932)	$(146,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,377	4,303
Accretion of debt discount on Streeterville December 2025 Note	75,000	—
Interest expense	14,554	—
Gain on extinguishment of debt	(14,554)	—
Unrealized loss/(gain) on foreign currency transactions	78,915	(207,958)
Changes in operating assets and liabilities:
Accounts receivable	(75)	(70)
Inventory	868	13,638
Prepaid expenses and other current assets	(10,999)	48,416
Accounts payable	110,043	(89,467)
Accrued expenses and other current liabilities	157,499	(231)
Interest payable – related party	—	50,275
Deferred revenue	(1,252)	—
Net Cash Used in Operating Activities	(290,556)	(327,869)

Cash From Financing Activities
Cash received from promissory notes from related party	123,000	270,000
Proceeds from issuance of Streeterville March 2026 Convertible Note	500,000	—
Cash paid for promissory notes from related party	(128,568)	—
Net Cash Provided By Financing Activities	494,432	270,000

Effect of Foreign Exchange Rate on Changes on Cash	(5,252)	15,618

Net Increase (Decrease) in Cash and Cash Equivalents	198,624	(42,251)

Cash and cash equivalents – beginning of the period	87,463	72,283
Cash and cash equivalents – end of the period	$286,087	$30,032

Supplemental disclosure of cash flow information:
Cash paid for:
Interest – related party	$71,433	$—
Income taxes	$—	$—

Non-cash financing activities:
Extinguishment of Streeterville December 2025 Note	$500,000	$—
Fair value of Note Warrants issued in connection with March 2026 Convertible Note	$585,402	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 1 — Organization and Nature of Business

The Company consists of Game Your Game, Inc. (“Game Your Game”) which was incorporated in the state of Delaware on December 5, 2016, Active Mind Technology Limited (“AMT”), which was incorporated on April 18, 2008 in Ireland, and Active Mind Technology R&D Limited (“AMT R&D”) which was incorporated on July 16, 2010 in Ireland (collectively the “Company,” “we,” “us”, “our”). Effective as of March 31, 2026, we converted from a Delaware corporation to a Nevada corporation pursuant to a statutory conversion, which we refer hereto as the “conversion” (see Note 2 — Basis of Presentation — Conversion for more information). As of March 31, 2026, Grafiti LLC (“Parent”) is the majority owner of Game Your Game and owns approximately 73% of the Company. Grafiti LLC is a wholly-owned subsidiary of Grafiti Group LLC, which is controlled by Nadir Ali, our former Chief Executive Officer.

The Company is a leading provider of golf technology, that provides advanced GPS shot tracking and proprietary AI-based performance analytics since 2014. The Company’s technology platform has been designed to serve multiple customers within the golf industry, including individual golfers, golf professionals and instructors, golf courses and clubs, and golf equipment manufacturers. The platform’s analytical capabilities can extend beyond individual performance tracking to include broader applications such as predictive analytics for player development, course management and optimization, equipment performance analysis, and social features that enable golfers to connect, compete, and share achievements. The Company has directed its resources over the past number of years to the development of its new hardware device, GameGolf KZN AI and the development of software applications. The Company operates primarily in the United States and Europe, and a significant portion of its revenues and assets are concentrated in these principal markets.

Note 2 — Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results for the three months ended March 31, 2026 are not necessarily indicative of the results for the full year ending December 31, 2026. These interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes for the years ended December 31, 2025 and 2024 included elsewhere in this document.

Basis of Presentation — Conversion

Effective March 31, 2026, the Company converted from a Delaware corporation to a Nevada corporation pursuant to a statutory conversion. In connection with the conversion, each outstanding share of the Company’s common stock was converted into 1.630876537 shares of common stock of Game Your Game, Inc., a Nevada corporation (see Note 17 — Plan of Conversion for more information). The accompanying financial statements and related notes have been prepared on a retrospective basis to give effect to the conversion for all periods presented.

Note 3 — Summary of Significant Accounting Policies

The Company’s significant accounting policies are described in Note 2 to the Company’s audited consolidated financial statements and notes for the years ended December 31, 2025 and 2024.

Risks and Uncertainties

Certain global events including the duration and outcome of the military conflict between Russia and Ukraine and the United States and Iran, market volatility and other general economic factors that are beyond our control may impact our results of operations. These factors can include tariffs impacting global trade, interest rates, recession,

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

inflation, unemployment trends, the threat or possibility of war, terrorism or other global or national unrest, political or financial instability, and other matters that influence our customers spending. Increasing volatility in financial markets and changes in the economic climate could adversely affect our results of operations.

Liquidity and Going Concern

As of March 31, 2026, the Company has negative working capital of $1,878,645 and cash of $286,087. For the three months ended March 31, 2026 and 2025, the Company incurred a net loss of $704,932 and $146,775, respectively, and net cash used in operating activities was $290,556 and $327,869, respectively. The Company has historically been funded by short-term debt, promissory notes and other advances from the Parent. The Company has directed its resources over the past number of years to the development of its new hardware device, GameGolf KZN AI and the development of software applications. During that period revenues have been minimal. The Company cannot assure that it will ever earn future revenues sufficient to support its operations, or that it will ever be profitable. In order to continue the Company’s development work and operations, support from the Company’s Parent will be required over the foreseeable future and/or the Company will need to obtain financing either by debt or equity or both. However, the Company cannot provide assurance that it will secure financing in a timely manner.

The global events and adverse conditions detailed above raise substantial doubt about the Company’s ability to continue as a going concern for at least one year after financial statement issuance date. The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company bases its estimates and judgments on historical experience, knowledge of current conditions and its beliefs of what could occur in the future, given available information. Changes in facts and circumstances may cause the Company to revise its estimates. The Company’s significant estimates consist of:

•        the net realizable value of inventories;

•        the fair valuation of Note Warrants and Streeterville March 2026 Convertible Note (each as defined below);

•        the valuation allowance for deferred tax assets.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and checking accounts. The Company considers all highly liquid investments with a maturity date of 90 days or less at the time of purchase to be cash equivalents. As of March 31, 2026 and December 31, 2025, the Company had cash of $286,087 and $87,463, respectively, no cash equivalents and no restricted cash.

Inventory

Finished goods are measured at the lower of cost and net realizable value. Cost includes the cost of purchase and freight inwards costs. Net realizable value is the price at which inventories can be sold in the normal course of business after allowing for the costs of realization. The Company states inventory utilizing the first-in, first-out method. The Company continually analyzes its slow-moving, excess and obsolete inventories. Based on historical and projected sales volumes and anticipated selling prices, the Company establishes reserves. If the Company does not

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

meet its sales expectations, these reserves are increased. Products that are determined to be obsolete are written down to net realizable value. No inventory obsolescence cost was recorded during the three months ended March 31, 2026 and 2025.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation. The Company depreciates its property using the straight-line method over its useful life as follows:

Type of Property	Useful Life
Computer and office equipment	5 to 8 years
Plant and equipment	5 years

Depreciation expense is included in general and administrative expenses in the consolidated statements of operations. Depreciation for the three months ended March 31, 2026 and 2025 was $4,377 and $4,303, respectively. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation is removed from the accounts and any gain or loss on disposal is recognized.

Foreign Currency

The Euro is the functional currency for the Company’s foreign operations in Ireland. As such, assets and liabilities related to the Company’s foreign operations in Ireland are calculated using the Euro and are translated at end-of-period exchange rates, while the related revenues and expenses are translated at average exchange rates prevailing during the period. Translation adjustments are recorded as a separate component of the consolidated statements of comprehensive loss, totaling a gain/(loss) of $78,113 and ($197,381) for the three months ended March 31, 2026 and 2025, respectively. There have been no reclassifications from accumulated other comprehensive loss to earnings.

Foreign currency gains and losses related to working capital items and operating transactions are included in operating expenses, while those related to financing activities, including the remeasurement of intercompany balances denominated in Euro that are intended to be settled, are recorded in other income/(expense), net. Unrealized (losses)/gains from intercompany balances for the three months ended March 31, 2026 and 2025 were ($78,915) and $207,958, respectively.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820, “Fair Value Measurement” (“ASC 820”) defines fair value as the amount at which an instrument could be exchanged in an orderly transaction between market participants at the measurement date (the exit price). ASC 820 establishes a fair value hierarchy based on the inputs used to measure fair value. The fair value hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from independent sources. Unobservable inputs reflect management’s assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. There are three fair value levels in the fair value hierarchy based upon the level of inputs that are significant to fair value measurement: Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities. Level 2 — Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means. Level 3 — Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable. The categorization of a

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

financial instrument within the fair value hierarchy is based upon the lowest level of input that is significant to its fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgements and consider factors specific to the asset or liability.

Revenue Recognition

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from hardware sales and software subscription fees. Any sales tax, value added tax, and other tax the Company collects concurrent with revenue producing are excluded from revenue.

Hardware Revenue Recognition

For sales of hardware, the Company’s performance obligation is satisfied at the point in time when control of the product is transferred to the customer, which typically occurs upon product delivery to the customer. This is when the customer has title to the product and the risks and rewards of ownership. The delivery of products to the Company’s customers occurs as a physical product shipment from the Company’s third-party warehouses. The Company receives fixed consideration for sales of hardware products. The Company’s customers generally pay on placement of orders. The revenue from hardware in the three months ended March 31, 2026 and 2025 was $1,013 and $593, respectively.

Software Subscription Revenue Recognition

The Company enters into subscription agreements with its customers whereby it grants access to its applications that utilizes specified golf tracking data collected from its GameGolf devices. The agreements are primarily for an annual term. The Company recognizes revenue from software agreements evenly over the subscription period using a time-based measure because the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the data is delivered. The revenue from software subscriptions in the three months ended March 31, 2026 and 2025 was $1,501 and $207, respectively.

Arrangements with Multiple Performance Obligations

The Company enters into contracts containing multiple performance obligations, including hardware and complimentary subscription services. These contracts include a one-year subscription to the GameGolf App with the purchase of the hardware. The first performance obligation is the hardware delivered at the time of sale. The second performance obligation is the provision of subscription services, which allows users to sync, view, and access real-time data on the Company’s online dashboard and mobile applications.

The Company allocates revenue to all performance obligations based on their relative standalone selling prices (“SSP”). The Company’s process for determining its SSP considers multiple factors including consumer behaviors, the Company’s internal pricing model, and cost-plus margin and may vary depending upon the facts and circumstances related to each deliverable. SSP for the product/hardware reflects the Company’s best estimate of the selling prices if they were sold regularly on a stand-alone basis and comprise the majority of the arrangement consideration. SSP for access to the software subscription-based services is based on the price charged when sold separately.

Amounts allocated to the delivered product/hardware are recognized at the time of delivery, provided the other conditions for revenue recognition have been met. Amounts allocated to the software subscription service are deferred and recognized on a straight-line basis over the estimated usage period.

The Company applies a practical expedient to expense costs to obtain a contract with a customer as incurred when the amortization period would be one year or less. The Company applies a practical expedient to not consider the effect of a significant financing component as it expects that the period between transfer of control and payment from customer to be one year or less.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company accounts for shipping and handling fees billed to customers as revenue. Sales taxes and value added taxes (“VAT”) collected from customers which are remitted to governmental authorities are not included in revenue, and are reflected as a liability on the consolidated balance sheets.

The Company provides a customary 30-day return policy as well as a limited warranty for one year. The Company warrants to the original purchaser that the Company’s hardware products purchased directly from the Company or from an authorized reseller shall be free from defects in material and workmanship under normal conditions of use during the warranty period. The warranty does not extend to any subsequent owners of the product. The Company has experienced minimal returns under the 30-day return policy and claims under the limited one-year warranty. As such, the Company has not recorded a liability related to the 30-day return policy and the one-year limited warranty.

At the time revenue is recognized, an estimate of future warranty costs is recorded as a component of cost of revenues. The estimate of future warranty costs is based on historical rates from similar products and projected warranty claim rates, historical and projected cost-per-claim and knowledge of specific product failures, if any, that are outside of the Company’s typical experience. The Company regularly reviews these estimates to assess the appropriateness of its recorded warranty liabilities and adjust the amounts as necessary. Factors that affect the warranty obligation include product failure rates, service delivery costs incurred in correcting the product failures, and warranty policies. Should actual product failure rates, use of materials or other costs differ from the Company’s estimates, additional warranty liabilities could be incurred, which could materially affect its results of operations. The estimates and assumptions used to reserve for product warranty have been accurate in all material respects. Based on historical experience, warranties are determined not be material as of March 31, 2026 and December 31, 2025 and as such no reserve for future warranty claims has been recorded for the periods then ended.

Contract Balances

Accounts receivable is recorded when there is an unconditional right to consideration based on a contract with a customer. For certain contracts with customers, the Company may recognize revenue in advance of the contractual right to invoice the customer, resulting in an amount recorded to contract assets. Once the Company has an unconditional right to consideration under these contracts, the contract assets are reclassified to accounts receivable. Differences in timing between revenue recognition and cash collection result in contract assets and contract liabilities. The Company classifies contract assets as unbilled revenue. There was no unbilled revenue as of March 31, 2026 and December 31, 2025. Contract liabilities or deferred revenue represents the amounts billed or cash payments received in advance of revenue recognition at the end of the reporting period. These amounts are recorded in deferred revenue until revenue is recognized through delivery of products, performance under the subscription service or upon meeting the performance obligation. The Company had deferred revenue of $1,918 and $3,223 as of March 31, 2026 and December 31, 2025, respectively, all of which is expected to be recognized within the next twelve months.

Sales and Use Taxes

The Company presents transactional taxes such as sales and use tax collected from customers and remitted to government authorities on a net basis.

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same since the inclusion of common shares issuable pursuant to the exercise of options in the calculation of diluted net loss per common shares would have been anti-dilutive. The weighted average number of common shares considered for earnings per share are retrospectively adjusted for the statutory conversion (see Note 17 — Plan of Conversion for more information).

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have had an anti-dilutive effect:

	March 31, 2026	March 31, 2025
Streeterville March 2026 Convertible Note(1)	166,912	—
Warrants issued with Streeterville March 2026 Convertible Note(2)	250,000	—
Stock options	20,881	20,881
Total	437,793	20,881

____________

(1)      Reflects a conversion price of $6.80.

(2)      Each warrant is exercisable into one share of common stock at a price per share of $6.80.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. All other warrants that do not meet the criteria for equity classification are accounted for as liabilities and measured at fair value, with changes in fair value recognized in the condensed consolidated statement of operations and comprehensive loss in each reporting period.

Gain (Loss) on Modification/Extinguishment of Debt

In accordance with ASC 470, Debt (“ASC 470”), a modification or an exchange of debt instruments that adds or eliminates a conversion option that was substantive at the date of the modification or exchange is considered a substantive change and is measured and accounted for as extinguishment of the original instrument along with the recognition of a gain/loss. Additionally, under ASC 470, a substantive modification of a debt instrument is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10% different from the present value of the remaining cash flows under the terms of the original instrument. A substantive modification is accounted for as an extinguishment of the original instrument along with the recognition of a gain/loss. Gain or loss on extinguishment of debt is calculated as the difference between the reacquisition price and net carrying amount of the debt, which includes unamortized debt issuance costs and the fair value of any related derivative instruments. For the three months ended March 31, 2026 the Company recorded a gain of $14,554 from the extinguishment of debt as non-operating income in the statements of operations.

Recently Issued and Adopted Accounting Standards

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires public entities to disclose significant segment expenses and other segment items on an interim and annual basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. The ASU does not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative threshold to determine its reportable segments. The new disclosure requirements are also applicable

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 3 — Summary of Significant Accounting Policies (cont.)

to entities that account and report as a single operating segment entity. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 during the reporting period ending December 31, 2024 which resulted in additional financial statement disclosures. See Note 14.

The FASB issued Accounting Standards Update 2023-09 Income Taxes (Topic 740) — Improvements to Income Tax Disclosures. The amendments in this update focus on improving the transparency, effectiveness and comparability of income tax disclosures primarily related to the pretax income (or loss), income tax expense (or benefit), rate reconciliation and income taxes paid for public business entities. The amendments in this update are effective for annual periods beginning after December 15, 2024. We have prospectively adopted this standard during the reporting period ending December 31, 2025. For additional information, see Note 12 — Income Taxes.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires enhanced disclosures about types of expenses, including purchases of inventory, employee compensation, depreciation, and amortization, in commonly presented expense captions. The amendments are effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. Entities may apply the amendments prospectively or retrospectively to any or all prior periods presented in the financial statements. This ASU will only impact our disclosures and not our financial condition and results of operations. The Company does not plan to early adopt the standard. The Company is currently evaluating the impact related to the adoption of ASU 2024-03 on its financial statement disclosures.

In July 2025, the FASB issued ASU No. 2025-05 Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide entities with a practical expedient to assume that conditions as of the balance sheet date do not change for the remaining life of accounts receivable and contract assets accounted for under Topic 606 when developing forecasts as part of estimating expected credit losses. They also provide entities choosing to elect the practical expedient with an option to make an accounting policy election to consider collection activity after the balance sheet date when estimated expected credit losses. The Company adopted ASU 2025-05 on January 1, 2026. The adoption of ASU 2025-05 did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In December 2025, the FASB issued ASU No. 2025-11 — Interim Reporting (Topic 270) with the goal of clarifying and reorganizing existing interim reporting guidance so it is easier for preparers to apply and understand. The update does not change the fundamental nature of interim reporting under U.S. GAAP or expand or reduce current interim disclosure requirements. The amendments are effective for fiscal years beginning after December 15, 2027, and interim periods within those annual reporting periods, with early adoption permitted as of the beginning of an annual reporting period. Entities may apply the amendments prospectively, retrospectively to any or all prior periods presented in the financial statements. The Company does not expect the changes to have a material impact on the consolidated financial statements and are assessing when to adopt the standard.

In December 2025, the FASB issued ASU No. 2025-12 — Codification Improvements designed to clarify, correct and improve U.S. GAAP guidance on a variety of topics. It is part of FASB’s ongoing Codification improvements project, which addresses technical corrections, resolves unintended application issues, and enhances usability of the Codification without making major changes to fundamental accounting principles. The amendments are effective for fiscal years beginning after December 15, 2026, and interim periods within those annual reporting periods, with early adoption permitted on an issue-by-issue basis, provided the financial statements for the period have not yet been issued. The Company is currently evaluating the impact related to the adoption of ASU 2025-12 on its financial statement disclosures.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 4 — Disaggregation of Revenue

Disaggregation of Revenue

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from hardware and subscription licenses for work performed in conjunction with its systems recognition policy.

Revenues consisted of the following:

	For the Three Months Ended March 31,
	2026	2025
Revenue
Hardware	$1,013	$593
Software subscriptions	1,501	207
Total Revenue	$2,514	$800

The Company’s operations are located primarily in the United States and Ireland and revenues are generated worldwide. Revenues by geographic region are based on the location of the customer and are as follows:

	United States	Ireland	Other Foreign Countries	Total
For the Three Months Ended March 31, 2026:	$1,515	$22	$977	$2,514
For the Three Months Ended March 31, 2025:	$747	$—	$53	$800

As a practical expedient, the Company has elected not to disclose the aggregate amount of the transaction price allocated to unsatisfied performance obligations, as our contracts have an original expected duration of less than one year.

Deferred revenue as of March 31, 2026 and December 31, 2025 was $1,918 and $3,223, respectively. The deferred revenue as of March 31, 2026 is expected to be recognized as revenue within the next twelve months.

The following summarizes deferred revenue activities for the periods presented:

	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
Beginning of the period	$3,223	$—
Additions	67	5,265
Revenue recognized	(1,344)	(2,064)
Foreign translation difference, net	(28)	22
End of the period	$1,918	$3,223

Note 5 — Inventory

Inventory as of March 31, 2026 and December 31, 2025 consisted primarily of finished goods and capitalized freight in and was located in the following geographical areas:

	March 31, 2026	December 31, 2025
United States	$1,120,029	$1,119,886
Ireland	21,115	22,491
Total inventory	$1,141,144	$1,142,377

During the three months ended March 31, 2026 and 2025, there was no obsolete inventory written off nor was any inventory pledged as collateral.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 6 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of March 31, 2026 and December 31, 2025 consisted of the following:

	March 31, 2026	December 31, 2025
Accrued legal expenses	$130,000	$—
Accrued payroll expenses	36,283	24,205
Accrued sales and other indirect taxes payable	11,262	4,673
Other accrued expenses	19,271	12,872
	$196,816	$41,750

Note 7 — Debt

Debt as of March 31, 2026 and December 31, 2025 consisted of the following:

Debt	Maturity	March 31, 2026	December 31, 2025
Promissory note payable – related party (short-term)	6/30/2026	$2,786,549	$2,792,117
Short-term debt	3/31/2026	—	500,000
Convertible Long-term debt, net of $645,402 debt discount	4/30/2027	489,598	—
Total Debt		$3,276,147	$3,292,117

Interest expense on the Grafiti Note totaled $71,433 and $50,275 for the three months ended March 31, 2026 and 2025, respectively. Interest expense on the Streeterville December 2025 Note totaled $89,554 and $0 for the three months ended March 31, 2026 and 2025, respectively. Interest expense on the Streeterville March 2026 Convertible Note was zero during the three months ended March 31, 2026 as the debt was issued on March 31, 2026. No interest was capitalized during the three months ended March 31, 2026 and 2025.

Notes Payable

Related Party Promissory Note Payable

On December 28, 2024, the Company entered into a non-secured promissory note with its Parent, Grafiti LLC (“Grafiti Note”), for an aggregate principal sum of $2,500,000. On March 31, 2025, the Company entered into an Amendment Agreement with Grafiti LLC to increase the aggregate principal of the promissory note to $3,000,000 and extend the due date to December 31, 2025. The Company and Grafiti LLC executed an additional amendment with an effective date of December 31, 2025 to extend the due date of the promissory note to June 30, 2026. The promissory note has an interest rate of 10% and is for funding of liabilities and working capital needs. No discount or issuance costs were incurred and therefore the effective interest rate is the same as the stated interest rate. Events of default under the Grafiti Note include (a) failure by the Company to pay the principal amount due on the Maturity Date; (b) commencement by the Company of a voluntary case under applicable bankruptcy, insolvency, or other similar laws or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or similar official) or for any substantial part of its property or an assignment for the benefit of creditors, the failure of the Company to pay its debts as such debts become due or the taking of corporate action in furtherance of any of the foregoing and (c) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days. Upon the occurrence of an event of default specified in (a) above, Grafiti LLC may by written notice to the Company declare all amounts due and payable under the note to be immediately due and payable. Upon the occurrence of an event of default specified in (b) or (c) above, all unpaid amounts under the note will become automatically and immediately due and payable.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 7 — Debt (cont.)

During the year ended December 31, 2025, the Company received $1,007,000 under the promissory notes and repaid $104,883 of the principal under the notes, leaving a principal balance of $2,792,117 as of December 31, 2025, with the amount available under the note of $207,883 as of that date. On December 31, 2025, the Company paid the accrued interest payable balance of $326,572 and therefore there was no interest payable as of December 31, 2025.

During the three months ended March 31, 2026, the Company received $123,000 under the promissory notes and repaid $128,568 of the principal under the notes, leaving a principal balance of $2,786,549 as of March 31, 2026, with the amount available under the note of $213,451 as of that date. On March 31, 2026, the Company paid the accrued interest payable balance of $71,433 and therefore there was no interest payable as of March 31, 2026.

Streeterville December 2025 Note

On December 31, 2025, the Company entered into a Note Purchase Agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company issued a secured promissory note (the “Streeterville December 2025 Note”) to Streeterville in an aggregate original principal amount of $575,000 for an aggregate purchase price of $500,000. The maturity date on the Streeterville December 2025 Note was sixty (60) days following the issue date. The note carries an original issue discount of $50,000 and includes $25,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs which are recorded as a direct deduction of the debt and will be amortized using the effective interest rate method over the contractual life of the note (60 days). The 60-day effective interest rate is 15% and the net carrying amount of the note is $500,000. On March 1, 2026, the Company and Streeterville agreed to an extension of the due date of the note to March 31, 2026. Interest accrues on the outstanding balance of the note at a rate of 10% per annum which will increase to 18% upon the occurrence of certain trigger events as described in the note which have not been cured within five business days following written notification by Streeterville of the occurrence of a Trigger Event and a demand to cure such Tigger Event within five trading days (“Event of Default”), provided, however, that certain Trigger Events may be deemed an automatic Event of Default whether or not notice to cure has been delivered by Streeterville. On March 31, 2026, the Streeterville December 2025 Note was deemed cancelled as partial consideration for the issuance of the Streeterville March 2026 Convertible Note as discussed below. Interest expense of $89,554 was recorded on the Streeterville December 2025 note which includes amortization of debt discount of $75,000.

The obligations under the Streeterville December 2025 Note are secured by: (i) a Guaranty from our former Chief Executive Officer, Nadir Ali (the “Guaranty”); (ii) a Pledge Agreement from Grafiti LLC (“Pledgor”) pursuant to which all shares of common stock of the Company owned by Pledgor which shall represent no less than sixty percent (60%) of the outstanding shares of common stock of the Company at any time (the “Pledged Shares”) as additional collateral under the Streeterville Note (the “Pledge Agreement”); (iii) a Security Agreement (the “Security Agreement”) pursuant to which Streeterville was granted a security interest in all of the existing and future assets of the Company subordinated only to permitted liens as described in the Streeterville Note (“Collateral”); and (iv) an Intellectual Property Security Agreement (the “IP Security Agreement”, and together with the Guaranty, Pledge Agreement, and Security Agreement, the “Collateral Agreements”) with respect to the security interests granted in the intellectual property owned by the Company.

Until all of the Company’s obligations under Streeterville Note (including the Collateral Agreements) are satisfied, the Company agreed to comply with the following covenants: (i) except with respect to any Permitted Issuance (as defined in the Streeterville Note) or Permitted Indebtedness (as defined in the Streeterville Note), the Company will not issue, incur, or guaranty any debt or issue any equity in Company without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; and (ii) the Company will not grant any security interest, lien, pledge or other encumbrance in any of its assets or equity without Streeterville’s prior written consent, which consent may be granted or withheld in Streeterville’s sole and absolute discretion.

Streeterville March 2026 Convertible Note

On March 31, 2026, the Company entered into a Securities Purchase Agreement with Streeterville, pursuant to which we agreed to offer and sell to Streeterville a secured convertible promissory note in the principal amount of $1,135,000 (the “Streeterville March 2026 Convertible Note”), and warrants (the “Note Warrants”) to purchase

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 7 — Debt (cont.)

250,000 shares of common stock at an exercise price equal to $6.80 per share, or 85% of $8.00, for an aggregate purchase price of $500,000, which, in addition to the original issue discount described below, includes (i) $575,000 underlying the Streeterville December 2025 Note that was deemed cancelled as partial consideration for the issuance of the Streeterville March 2026 Convertible Note and Note Warrants and (ii) $35,000 to pay for Streeterville’s fees. The Streeterville March 2026 Convertible Note and the Note Warrants were issued on March 31, 2026.

The Note Warrants allow the holder to purchase 250,000 shares of common stock at an exercise price equal to $6.80 per share, or 85% of $8.00. The Note Warrants may be exercised in whole or in part and can be exercised at any time on or after the first day that our common stock commences trading on Nasdaq until 5 years from the initial listing date.

The Streeterville March 2026 Convertible Note carries an original issue discount of $100,000 and accrues interest at a rate of 10% per annum compounded daily with the principal amount and all accrued interest being due and payable on April 30, 2027. We may prepay the Streeterville March 2026 Convertible Note upon 10 trading days’ notice; provided that if such prepayment is made, then we must pay an amount equal to 110% of the outstanding balance which includes the 10% prepayment penalty. The right to prepay is lost on an event of default or if prepayment is elected and the Company fails to do so on the date set forth in the prepayment notice.

Upon an event of default, the interest rate shall increase to 18% per annum or the maximum rate permitted under applicable law and Streeterville may accelerate the Note by written notice with the outstanding balance becoming immediately due and payable in cash. In addition, the Streeterville March 2026 Convertible Note contains certain triggering events (including failure to pay principal, interest, fees or other amounts when due, bankruptcy, insolvency, failure to reserve sufficient shares for conversion, failure to comply with other covenants, receipt of Nasdaq delisting notice, suspension or ineffectiveness of resale registration) that would increase the outstanding balance. Upon the occurrence of a Major Triggering Event (as defined in the Streeterville March 2026 Convertible Note), the outstanding balance would increase by an amount equal to 15% of the then outstanding balance, and upon the occurrence of a Minor Triggering Event (as defined in the Streeterville March 2026 Convertible Note), the outstanding balance would increase by an amount equal to 5% of the then outstanding balance.

At any time commencing on the first day that our common stock commences trading on Nasdaq (“Listing Date”), Streeterville may, at its election, convert all or any portion of the outstanding balance of the Streeterville March 2026 Convertible Note, which includes the principal amount under the note and any accrued interest thereunder, into shares of common stock at a conversion price equal to $6.80 per share, or 85% of $8.00. If the Streeterville March 2026 Convertible Note is converted on March 31, 2026, at such conversion price, the Streeterville March 2026 Convertible Note will be convertible into a maximum of 166,912 shares of common stock (the “Note Shares”). The Streeterville March 2026 Convertible Note and the Note Warrants also contain a beneficial ownership limitation which provides that we will not effect any conversion or exercise, and Streeterville will not have the right to convert or exercise, any portion of the Streeterville March 2026 Convertible Note or the Note Warrants to the extent that, after giving effect to the conversion or exercise, Streeterville (together with Streeterville’s affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares upon such conversion or exercise.

Upon creation of a class of Series A Convertible Preferred Stock, Streeterville will have the right, but not the obligation, to exchange the Streeterville March 2026 Convertible Note for a number of shares of Series A Convertible Preferred Stock equal to the outstanding balance divided by $1,000.

The Securities Purchase Agreement includes customary representations, warranties and covenants, including a covenant that we will not, without Streeterville’s prior written consent: (i) issue, incur or guaranty any debt or additional Liabilities (as defined in the purchase agreement) other than (a) trade payables incurred in the ordinary course of business, (b) indebtedness or liabilities incurred pursuant to equipment leases, purchase money financings, or capital leases entered into in the ordinary course of business, (c) indebtedness or liabilities incurred in connection with bona fide commercial banking or credit card arrangements on customary terms, or (d) intercompany indebtedness; or (ii) issue (a) any shares of common stock, preferred stock or any option, warrant, or right to subscribe for, acquire or

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 7 — Debt (cont.)

purchase shares of common stock or preferred stock, or (b) any securities that are convertible into or exchangeable for shares of common stock or any class or series of preferred stock, subject to certain exceptions set forth in the purchase agreement.

The Securities Purchase Agreement also contains a most favored nation provision, which provides that, so long as the Streeterville March 2026 Convertible Note or the Note Warrants is outstanding, upon our issuance of any security with any economic term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Streeterville in the transaction documents (as defined in the purchase agreement), then we shall notify Streeterville of such additional or more favorable term, which notice may be provided by means of a current report on Form 8-K or other filing with the SEC, and such term, at Streeterville’s option, shall become a part of the transaction documents for the benefit of Streeterville. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, floor prices, stock purchase prices, conversion prices, warrant coverage, warrant exercise prices, and anti-dilution/conversion and exercise price resets.

The obligations under the Streeterville March 2026 Convertible Note were secured by: (i) a Guaranty from Nadir Ali, our former Chief Executive Officer (the “Bridge Guaranty”); (ii) a Pledge Agreement from Grafiti (“Pledgor”) pursuant to which all shares of common stock of the Company owned by Pledgor which shall represent no less than 60% of the outstanding shares of common stock of the Company at any time (the “Pledged Shares”) as additional collateral under the Streeterville March 2026 Convertible Note (the “Bridge Pledge Agreement”); (iii) a Security Agreement (the “Bridge Security Agreement”) pursuant to which Streeterville was granted a security interest in all of the existing and future assets of the Company subordinated only to permitted liens as described in the Streeterville March 2026 Convertible Note (“Bridge Collateral”); and (iv) an Intellectual Property Security Agreement (the “Bridge IP Security Agreement”, and together with the Bridge Guaranty, the Bridge Pledge Agreement, and Bridge Security Agreement, the “Bridge Collateral Agreements”) with respect to the security interests granted in the intellectual property owned by the Company.

The Company evaluated the issuance of the Streeterville March 2026 Convertible Note in exchange for the Streeterville December 2025 Note under ASC 470-50, Debt — Modifications and Extinguishments, and determined that the exchange constituted an extinguishment of the Streeterville December 2025 Note because the terms of the new instrument were substantially different from those of the existing debt on account of the addition of a substantive conversion feature (it is reasonably possible that the conversion feature may be exercised and affect the manner of the debt instrument’s settlement).

Accordingly, the Company derecognized the carrying amount of the Streeterville December 2025 Note, and recognized the Streeterville March 2026 Convertible Note and the Note Warrants at their fair values as of the issuance date. The Company recorded a gain on extinguishment of $14,554. The extinguishment gain was included in Other (Expense)/Income in the Company’s condensed consolidated statement of operations.

The fair value measurement of the Streeterville March 2026 Convertible Note is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs. The fair value of the Streeterville March 2026 Convertible Note as of March 31, 2026 was $1,437,423, as determined by an independent third-party valuation firm using a Monte Carlo Simulation model.

The key assumptions used in the valuation were as follows:

March 31, 2026
Time period from issue date to listing date	0.25 years
Time period	0.83 years
Equity volatility	47.19%
Risk free rate	3.63%

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 7 — Debt (cont.)

The fair value measurement is subject to estimation uncertainty, as it is sensitive to changes in the discount rate and the timing of the expected listing.

Based upon the Company’s analysis, it was determined that the Streeterville March 2026 Convertible Note contains embedded features requiring recognition as derivatives and bifurcation. However, the Company determined the fair value of these embedded derivatives was immaterial as of March 31, 2026, and therefore recognized the Streeterville March 2026 Convertible Note at amortized cost and recorded as a liability on the condensed consolidated balance sheet. The Company assessed the embedded conversion feature and concluded that bifurcation and separate accounting as a derivative liability was not required because the feature is indexed to the Company’s own stock and meets the criteria for equity classification.

The fair value of the Streeterville March 2026 Convertible Note exceeded its stated principal amount by $302,423. In accordance with ASC 470-20, this premium is amortized and treated as a reduction of interest expense as this premium was attributable to the value of the embedded conversion feature. As a result, the Company recorded the excess of the fair value over the principal amount as debt premium which is amortized over the life of the Streeterville March 2026 Convertible Note. Further, the fair value of the Note Warrants of $585,402 was treated as a debt discount and amortized as interest expense over the life of the Streeterville March 2026 Convertible Note. Furthermore, the fair value of the Streeterville March 2026 Convertible Note over the amount of proceeds received which amounted to $362,423 was treated as a debt discount and amortized as interest expense over the life of the Streeterville March 2026 Convertible Note. Accordingly, the net debt discount is $645,402 which is amortized over the life of the Streeterville March 2026 Convertible Note.

Subsequent to initial recognition, the Streeterville March 2026 Convertible Note is accounted for at amortized cost. Interest expense will be recognized over the term of the note using the effective interest method. The effective interest rate is approximately 87% per annum, which exceeds the coupon rate of 10% per annum on account of net debt discount. The carrying amount of the Streeterville March 2026 Convertible Note is $489,598 (net of debt discount of $645,402).

Note 8 — Common Stock

Prior to the conversion indicated below, the Company was authorized to issue 20,000,000 shares of Common stock with a par value of $0.001 per share. Each share of common stock was entitled to one vote on all matters submitted to stockholders, including written consent actions in lieu of meetings. The rights of the holders of common stock, including voting, dividend, and liquidation rights, were subject to the rights, powers, and privileges of the holders of Preferred Stock.

Effective as of March 31, 2026, we effectuated a statutory conversion pursuant to which we converted from a Delaware corporation to a Nevada corporation. See Note 17 — Plan of Conversion. After the conversion, the Company is authorized to issue 1,000,000,000 shares of Common stock with a par value of $0.001 per share.

Post conversion, holders of the common stock are entitled to one vote per share. In addition, holders of the common stock will be entitled to receive pro-rata dividends, if any, declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of the common stock are entitled to share ratably in all assets that are legally available for distribution. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

At March 31, 2026, there were 15,000,000 shares of common stock outstanding. At December 31, 2025, there were 9,197,508 shares of common stock outstanding prior to the conversion, and 15,000,000 shares of common stock outstanding after the conversion. All shares of the Company’s common stock, per-share data and related information included in the accompanying consolidated financial statements have been retroactively adjusted as though the conversion had been effected prior to all periods presented.

No common stock was issued during the three months ended March 31, 2026 and 2025.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 9 — Preferred Stock

Prior to the conversion, the Company was authorized to issue up to 400,000 shares of preferred stock with a par value of $0.001 per share with rights and preferences that included the following:

Liquidation preference:    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any deemed liquidation event, before any payment shall be made to the holders of common stock, the holders of preferred stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to its stockholders an amount per share equal to the greater of (a) the original issue price for such share of preferred stock, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of preferred stock been converted into common stock immediately prior to such liquidation, dissolution or winding up or deemed liquidation event.

Voting:    Each holder of outstanding shares of preferred stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are convertible. Fractional votes are not permitted. Any fractional rights available on an as-converted basis shall be rounded to the nearest whole number.

Conversion:    Each share of preferred stock is convertible at the option of the holder at any time and without the payment of additional consideration into common stock by dividing the original issue price of the preferred stock by the conversion price as defined in the certificate of incorporation.

Dividends:    From and after the date of the issuance of any shares of preferred stock, dividends shall begin to accrue at 8% per year of the sum of the applicable original issue price of the preferred stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. Accruing dividends shall accrue whether or not declared provided however that the accruing dividends shall be payable only when and if declared by the board of directors, and the Company shall be under no obligation to pay such accruing dividends.

The preferred stock ranked senior to common stock with respect to voting, dividends and liquidation.

Effective as of March 31, 2026, we effectuated a statutory conversion pursuant to which we converted from a Delaware corporation to a Nevada corporation. See Note 17 — Plan of Conversion. After the conversion, the Company is authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. For post conversion preferred stock, our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of March 31, 2026 and December 31, 2025, no preferred stock had been issued or outstanding.

Note 10 — Stock Award Plans and Stock-Based Compensation

In 2016, the Company adopted the 2016 Employee Stock Incentive Plan (“2016 Plan”). The 2016 Plan provides for the granting of incentive stock options, NQSOs, stock grants and other stock-based awards (as defined in the 2016 Plan) to employees, officers, directors and consultants of the Company. Incentive stock options granted under the Option Plans are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common stock at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common stock on the grant date for any individual possessing more that 10% of the total outstanding common stock of the Company. Options granted under the Option Plans vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years.

The aggregate number of shares that may be awarded under the 2016 Plan as of March 31, 2026 is 94,591. As of March 31, 2026, 20,881 of options were granted to employees and consultants of the Company, and 73,710 options were available for future grant under the plan. The 20,881 of stock options were granted in December 2016 with a four-year vesting period and are exercisable for a period of 10 years from the grant date.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 10 — Stock Award Plans and Stock-Based Compensation (cont.)

Employee Stock Options

During the three months ended March 31, 2026 and 2025 there were no stock options granted under the plan and there was no share-based compensation cost recognized during either period.

As of March 31, 2026, the fair value of non-vested options was $0 as all stock options had vested in prior years.

See below for a summary of the stock options granted under the 2016 Plan:

	Total	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2025	20,881	$0.6132	1.00	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeitures	—	—	—	—
Outstanding at March 31, 2026	20,881	$0.6132	0.75	$—
Vested and exercisable at March 31, 2026	20,881	$0.6132	0.75	$—

Intrinsic value is calculated as the amount that the fair value exceeds the exercise price. Due to the performance of the Company and other factors, the Company believes the fair value is less than the exercise price.

Note 11 — Warrants

In connection with the issuance of the Streeterville March 2026 Convertible Note, the Company issued freestanding warrants (the “Note Warrants”) to the investor to purchase up to 250,000 shares of the Company’s common stock. The Note Warrants were issued pursuant to the Securities Purchase Agreement dated March 31, 2026. The Note Warrants are exercisable, in whole or in part, at any time from the initial listing date through the expiration date, which is five years from the initial listing date. The exercise price of the Note Warrants is $6.80 per share, or 85% of $8.00 (the “Nasdaq Valuation Price”), subject to adjustment in accordance with the terms of the Note Warrants.

The Note Warrants may be exercised for cash, at the holder’s election, and the Company is required to deliver the underlying shares promptly upon exercise. The Note Warrants include customary provisions providing for adjustments to the number of shares issuable and the exercise price in the event of stock splits, stock dividends, combinations, reclassifications, or similar events. The Note Warrants also contain a beneficial ownership limitation that restricts the holder from exercising the Note Warrants to the extent that such exercise would result in the holder and its affiliates owning more than 9.99% of the Company’s outstanding common stock.

The Note Warrants are transferable, subject to compliance with applicable securities laws and the terms of the warrant agreement. The Note Warrants do not provide the holder with any rights as a stockholder of the Company until such Note Warrants are exercised.

At any time following the date that is one (1) year from the initial listing date, Company may terminate the Note Warrants by providing ten (10) days’ prior written notice of termination to investor. During such ten (10) days notice period, investor may exercise all or any portion of the Note Warrants.

The Company evaluated the Note Warrants in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging, including the provisions of ASC 815-40 related to contracts indexed to and potentially settled in an entity’s own stock. In performing this evaluation, the Company considered whether the Note Warrants are freestanding instruments, whether they are indexed to the Company’s own stock, whether settlement is required to be in shares rather than cash, and whether any provisions could require net cash settlement under circumstances outside the Company’s control.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 11 — Warrants (cont.)

Based on this assessment, the Company concluded that the Note Warrants meet all of the criteria for equity classification under ASC 815-40 because they are indexed to the Company’s own stock and require physical settlement in a fixed number of shares, with no provisions that could require net cash settlement. Accordingly, the Note Warrants were classified as equity and are not subject to subsequent remeasurement.

At issuance, the Note Warrants were measured at their fair value of $585,402, which was determined using a Black-Scholes option pricing model. The fair value of the Note Warrants was recorded within additional paid-in capital in the Company’s condensed consolidated balance sheet and was recognized as part of the consideration transferred in the debt extinguishment transaction.

The fair value measurement of the Note Warrants is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs. The key assumptions used in the valuation were as follows:

March 31, 2026
Time period from issue date to listing date	0.25 years
Expected term	5 years
Equity volatility	44.53%
Risk-free rate	3.85%

The fair value measurement is subject to estimation uncertainty, as it is sensitive to changes in the discount rate and the timing of the expected listing.

During the three months ended March 31, 2026, no warrants were exercised. During the three months ended March 31, 2025 there were no warrants outstanding.

Note 12 — Income Taxes

The components of loss before income taxes were as follows:

	For the Three Months Ended March 31,
	2026	2025
United States	$(487,448)	$(193,269)
Ireland	(217,484)	46,494
Loss before income taxes	$(704,932)	$(146,775)

No income tax expense was recorded for the three months ended March 31, 2026 and 2025. The Company’s U.S. operations incurred losses during the period, and a full valuation allowance has been recorded against its deferred tax assets. In Ireland, no income tax expense was recognized as available net operating loss carryforwards offset any taxable income, and the jurisdiction generated a tax loss during the current period. The Company had no uncertain tax positions as of March 31, 2026 and 2025.

Note 13 — Credit Risk and Concentrations

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, consequently, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 13 — Credit Risk and Concentrations (cont.)

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits of $250,000. Cash is also maintained at foreign financial institutions for its Ireland subsidiary. Cash in foreign financial institutions as of March 31, 2026 and December 31, 2025 was approximately $56,949 and $21,268, respectively. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

The Company did not have any customers that accounted for at least 10% of revenues during the three months ended March 31, 2026 and 2025.

As of March 31, 2026 and December 31, 2025, Accounts receivable was immaterial and therefore there were no material concentrations.

As of March 31, 2026, three vendors represented approximately 29%, 12% and 9% of total gross accounts payable. Purchases from these vendors during the three months ended March 31, 2026 were $7,961, $40,913 and $30,598, respectively. As of December 31, 2025, three vendors represented approximately 45%, 14% and 5% of total gross accounts payable. Purchases from these vendors during the three months ended March 31, 2025 were $18,834, $29,118 and $0, respectively.

For the three months ended March 31, 2026, two vendors represented approximately 24% and 17% of total purchases. For the three months ended March 31, 2025, three vendors represented approximately 13%, 11% and 10% of total purchases.

Note 14 — Segments

Under Topic 280, an operating segment is defined as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the Chief Operating Decision Maker (CODM) to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available.

The Company operates as one operating segment. The Company’s Chief Executive Officer (“CEO”), as the Company’s CODM, manages and allocates resources to the operations of the Company on a consolidated basis. This enables the Company’s CEO to assess the overall level of available resources and determine how best to deploy these resources across service lines in line with the Company’s long-term company-wide strategic goals.

The CODM considers the Company’s net loss, expenses and the components of total assets to assess the segment’s performance and make resource allocation decisions for the Company’s single segment which is consistent with that presented within these consolidated financial statements. As the Company’s operations are comprised of a single reporting segment, the Company’s segment assets are reflected on the accompanying Consolidated Balance sheet as “total assets” and its significant segment expenses and net loss are listed on the accompanying Consolidated Statements of Operations and Comprehensive loss.

Note 15 — Related Party Transactions

Related Party Note Payable

On December 28, 2024 the Company entered into a non-secured promissory note with its Parent, Grafiti LLC, for an aggregate principal sum of $2,500,000. On March 31, 2025, the Company entered into an Amendment Agreement with Grafiti LLC to increase the aggregate principal of the promissory note to $3,000,000 and extend the due date to December 31, 2025. The Company and Grafiti LLC executed an additional amendment with an effective date of December 31, 2025 to extend the due date of the promissory note to June 30, 2026. The promissory note has an interest rate of 10% and is for funding of liabilities and working capital needs.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 15 — Related Party Transactions (cont.)

During the year ended December 31, 2025, the Company received $1,007,000 under the promissory notes and repaid $104,883 of the principal under the notes, leaving a principal balance of $2,792,117 as of December 31, 2025, with the amount available under the note of $207,883 as of that date. On December 31, 2025, the Company paid the accrued interest payable balance of $326,572 and therefore there was no interest payable as of December 31, 2025.

During the three months ended March 31, 2026, the Company received $123,000 under the promissory notes and repaid $128,568 of the principal under the notes, leaving a principal balance of $2,786,549 as of March 31, 2026, with the amount available under the note of $213,451 as of that date. On March 31, 2026, the Company paid the accrued interest payable balance of $71,433 and therefore there was no interest payable as of March 31, 2026.

Note 16 — Commitments and Contingencies

Litigation

Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company, in discussion with its legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows. However, the performance of our Company’s business, financial position, and results of operations or cash flows may be affected by unfavorable resolution of any particular matter.

The Company is not involved in any litigation as of March 31, 2026 or as of the date these condensed consolidated financial statements were available to be issued.

In November 2025, the Company received a notice with an invoice (the “Invoice”) from its manufacturer asserting a claim (the “Manufacturer Claim”) in the amount of $543,369 (the “Invoice Amount”) relating to amounts they claimed remained outstanding in connection with a previous order for Game Golf KZN devices and testing equipment made in May 2023 (the “Prior Order”) that had not been shipped to or received by the Company as of the date of such invoice. Specifically, the claim relates to certain product and material that the manufacturer alleged it was unable to store due to regulatory constraints applicable to the manufacturer’s operations. In December 2025, the Company responded to such Manufacturer Claim indicating that the Prior Order was made on “FOB” shipping terms and did not contain a delivery deadline, shipment schedule or other requirement to accept delivery at any time. The Company was not advised of such alleged regulatory constraints in advance and was not contractually obligated to accept delivery of the product within any specified time period. In addition, the Company was not obligated under the applicable arrangements to reimburse the manufacturer for raw materials, storage, or disposal-related costs associated with such product. The manufacturer has not provided additional substantiation or further correspondence regarding the matter since the Company’s response to such claim delivered to the manufacturer in December of 2025. Based on the foregoing, management concluded that the likelihood of a material loss is reasonably possible but not probable. In addition, while an unfavorable resolution of the matter could have an adverse effect on the Company’s financial position, results of operations or cash flows in a future period, because the Company disputes that it has

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 16 — Commitments and Contingencies (cont.)

any contractual obligation for the asserted costs, management determined that any potential loss or range of loss is not reasonably estimable as of the balance sheet date. The Company will continue to evaluate the matter if additional information becomes available. For the aforementioned matter, no accrual has been made because a loss is believed to be reasonably possible, but not probable or estimable.

Note 17 — Plan of Conversion

Effective as of March 31, 2026, we effectuated a statutory conversion pursuant to which we converted from a Delaware corporation to a Nevada corporation (the “Resulting Entity”). Under the terms of the conversion plan, each outstanding share of common stock of the Company was converted into 1.630876537 shares of common stock of the Resulting Entity and the certificate of incorporation and bylaws set forth in the conversion plan became the certificate of incorporation and bylaws of the Resulting Entity. All shares of the Company’s common stock, per-share data and related information included in the accompanying consolidated financial statements have been retroactively adjusted as though the conversion had been effected prior to all periods presented. Proportionate adjustments were also made to (i) the exercise prices, and the number of shares underlying the Company’s outstanding equity awards, as applicable, and (ii) the number of shares issuable under the Company’s equity incentive plans and certain existing agreements.

The share conversion increased the number of authorized shares of common stock which was retroactively applied and did not affect the par value of the common stock.

Note 18 — Subsequent Events

The Company evaluated subsequent events and transactions through the date the condensed consolidated financial statements were issued. Based upon this review, except as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

The Company received further advances of $175,818 under the existing Promissory Note from the Parent during the period from April 1 through May 31, 2026, to fund working capital requirements. As of the date these financials were published, the balance owed under the note was $2,962,367 and the amount available for future loan under the note was $37,633.

GolfSuites Transactions

Co-Marketing and Collaboration Agreement

On April 2, 2026, we entered into a Co-Marketing and Collaboration Agreement (the “Marketing Agreement”) with GolfSuites 1, Inc. (“GolfSuites”), a Delaware corporation that operates golf entertainment facilities. Under the Marketing Agreement, we appointed GolfSuites as a non-exclusive authorized reseller of our GameGolf KZN AI product within GolfSuites’ network of facilities and channels. GolfSuites committed to purchasing a minimum of approximately $105,000 in units per quarter for an initial four-quarter term, with payment obligations commencing upon the delivery of the initial purchase order which shall occur no later than August 31, 2026 (the “Commencement Date”). GolfSuites is entitled to a reseller discount of our then-current suggested retail price, and has full discretion to set its own end-customer resale prices. In exchange for GolfSuites providing co-marketing services, including on-site promotion, digital and direct marketing, customer activation, and events across its facilities, we agreed to pay GolfSuites a total marketing fee of $500,000, payable in two installments: (i) $150,000 upon execution of the Marketing Agreement and (ii) $350,000 within five (5) business days of the completion of our direct listing.

The Marketing Agreement has an initial one-year term from the Commencement Date and renews on successive one-year terms by mutual written agreement, with either party able to terminate for convenience on thirty (30) days’ notice following the initial term, or immediately for cause upon material breach (subject to a 30-day cure period) or insolvency. The closing of the Marketing Agreement is conditioned upon the concurrent execution and effect of the Share Exchange Agreement (the “Share Exchange Agreement”) by and among GolfSuites, us and Grafiti, and our payment of the first marketing fee installment of $150,000. We entered into such Share Transfer and Exchange

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 18 — Subsequent Events (cont.)

Agreement, as further described below, and such marketing fee installment was paid, on April 3, 2026. Each party granted the other a limited, non-exclusive, royalty-free license to use its trademarks and brand assets solely in connection with approved co-marketing activities.

Share Exchange Agreement

Concurrently with the execution of the Marketing Agreement described above, we entered into the Share Exchange Agreement dated April 2, 2026, by and among GolfSuites, Grafiti LLC and us. Pursuant to the Share Exchange Agreement, Grafiti agreed to sell and transfer 562,500 shares of our common stock to GolfSuites, and in exchange, GolfSuites agreed to issue to Grafiti a number of shares of its common stock, par value $0.00001 per share (the “GolfSuites Shares”), with an aggregate value equal to $4,500,000 (the “Target Value”), based on a Nasdaq Price of $8.00 per share, resulting in an initial issuance of 562,500 GolfSuites Shares to Grafiti on April 3, 2026.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Sole Director of
Game Your Game, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Game Your Game, Inc. and its subsidiaries (the “Company”) as of December 31, 2025, the related consolidated statements of operations, comprehensive loss, changes in stockholders’ deficit and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

We have served as the Company’s auditor since 2026.

New York, NY

April 20, 2026

Report of Independent Registered Public Accounting Firm

To the Sole Director and Stockholders of
Game Your Game Inc. and its subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheet of Game Your Game Inc. and its subsidiaries (the Company) as of December 31, 2024 and the related consolidated statement of operations and comprehensive loss, stockholders’ deficit and cash flows for the year ended December 31, 2024 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses, has an accumulated deficit and stockholders’ deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company’s auditor since 2025. (We were dismissed as auditors on January 28, 2026 and, accordingly, we have not performed any audit or review procedures with respect to any financial statement included in this Registration Statement for the periods after December 31, 2024, except for Note 15).

Atlanta, Georgia

September 17, 2025 (except for the impact of the 2026 Plan of Conversion, Share Transfer and Reorganization, as described in Note 15, as to which the date is April 20, 2026)

PCAOB ID – 2983

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(all amounts in USD, except number of shares and per share data)

	As of December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$87,463	$72,283
Accounts receivable, net	262	12
Inventory	1,142,377	1,204,788
Prepaid assets and other current assets	2,415	47,479
Total Current Assets	1,232,517	1,324,562

Property and equipment, net	33,665	51,003
Total Assets	$1,266,182	$1,375,565

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$226,648	$261,574
Accrued expense and other current liabilities	41,750	46,098
Due to related party	—	79,795
Interest payable – related party	—	87,692
Short-term debt – related party	2,792,117	1,890,000
Short-term debt	500,000	—
Deferred revenue	3,223	—
Total Current Liabilities	3,563,738	2,365,159

Commitments and Contingencies (Note 14)

Stockholders’ Deficit
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common Stock, $0.001 par value, 1,000,000,000 shares authorized, 15,000,000 shares issued and outstanding as of December 31, 2025 and 2024	15,000	15,000
Additional paid-in capital	18,764,263	18,764,263
Accumulated other comprehensive income	(394,360)	129,813
Accumulated deficit	(20,682,459)	(19,898,670)
Total Stockholders’ Deficit	(2,297,556)	(989,594)
Total Liabilities and Stockholders’ Deficit	$1,266,182	$1,375,565

The accompanying notes are an integral part of these consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in USD, except number of shares and per share data)

	For the years ended December 31,
	2025	2024
Revenues	$58,505	$14,878
Cost of Revenues	53,448	2,309
Gross Profit	5,057	12,569

Operating Expenses
Research and Development	515,787	898,721
Sales and Marketing	107,816	154,648
General and Administrative	452,940	489,094
Total Operating Expenses	1,076,543	1,542,463

Loss from Operations	(1,071,486)	(1,529,894)

Other Income/(Expense)
Interest expense – related party	(238,880)	(87,692)
Interest income	1	1
Gain/(loss) on foreign exchange, net	526,576	(231,034)
Total Other Income/(Expense)	287,697	(318,725)

Loss from Operations, before taxes	(783,789)	(1,848,619)
Income Taxes	—	—
Net Loss	$(783,789)	$(1,848,619)

Net Loss Per Share – Basic and Diluted	$(0.05)	$(0.12)

Weighted average shares outstanding, basic and diluted	15,000,000	15,000,000

The accompanying notes are an integral part of these consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the years ended December 31,
	2025	2024
Net Loss	$(783,789)	$(1,848,619)
Other comprehensive loss, net of tax
Unrealized foreign exchange (loss)/gain from cumulative translation adjustments	(524,173)	226,965
Total other comprehensive loss	(524,173)	226,965
Total Comprehensive Loss	$(1,307,962)	$(1,621,654)

The accompanying notes are an integral part of these consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – January 1, 2024	15,000,000	$15,000	$18,764,263	$(97,152)	$(18,050,051)	$632,060
Cumulative Translation Adjustment	—	—	—	226,965	—	226,965
Net loss	—	—	—	—	(1,848,619)	(1,848,619)
Balance – December 31, 2024	15,000,000	$15,000	$18,764,263	$129,813	$(19,898,670)	$(989,594)

Cumulative Translation Adjustment	—	—	—	(524,173)	—	(524,173)
Net loss	—	—	—	—	(783,789)	(783,789)
Balance – December 31, 2025	15,000,000	$15,000	$18,764,263	$(394,360)	$(20,682,459)	$(2,297,556)

The accompanying notes are an integral part of these consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2025	2024
Cash Flows Used In Operating Activities
Net loss	$(783,789)	$(1,848,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,508	17,851
Unrealized (gain)/loss on foreign currency transactions	(526,576)	231,034
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(250)	(11)
Inventory	70,561	3,703
Prepaid expenses and other current assets	47,878	(44,201)
Accounts payable	(56,299)	(388,095)
Accrued expense and other current liabilities	(9,082)	(20,694)
Interest payable – related party	(87,692)	87,692
Deferred revenue	3,223	—
Net Cash Used in Operating Activities	(1,324,518)	(1,961,340)

Cash flows used in investing activities
Purchase of property and equipment	—	(1,286)
Net cash used in investing activities	—	(1,286)

Cash From Financing Activities
Cash received from promissory notes from related party	1,007,000	1,890,000
Cash received from advances from related party	20,600	79,795
Cash received from promissory notes	500,000	—
Cash paid for promissory notes from related party	(104,883)	—
Cash paid for advances from related party	(100,395)	—
Net Cash Provided By Financing Activities	1,322,322	1,969,795

Effect of Foreign Exchange Rate on Changes on Cash	17,376	(7,175)

Net Increase/(Decrease) in Cash and Cash Equivalents	15,180	(6)

Cash and Cash Equivalents – Beginning of year	72,283	72,289
Cash and Cash Equivalents – End of year	$87,463	$72,283

Supplemental Disclosure of cash flow information:
Cash paid for:
Interest – related party	$326,572	$—
Income taxes	$—	$—

Non-Cash investing and financing activities
Constructive payment made by related party on behalf of the Company	$20,600	$79,795
Retirement of fixed assets for no consideration	$38,798	$—

The accompanying notes are an integral part of these consolidated financial statements.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 1 — Organization and Nature of Business

The Company consists of Game Your Game, Inc. (“Game Your Game”) which was incorporated in the state of Delaware on December 5, 2016, Active Mind Technology Limited (“AMT”), which was incorporated on April 18, 2008 in Ireland, and Active Mind Technology R&D Limited (“AMT R&D”) which was incorporated on July 16, 2010 in Ireland (collectively the “Company,” “we,” “us”, “our” or “GameGolf”). Effective as of March 31, 2026, we converted from a Delaware corporation to a Nevada corporation pursuant to a statutory conversion, which we refer hereto as the “conversion” (see Note 2 — Basis of Presentation — Conversion for more information). As of December 31, 2025, Grafiti LLC (“Parent”) is the majority owner of Game Your Game and owns approximately 76% of the Company. Grafiti LLC is a wholly-owned subsidiary of Grafiti Group LLC, which is controlled by Nadir Ali, our former Chief Executive Officer.

GameGolf is a leading provider of golf technology, that provides advanced GPS shot tracking and proprietary AI-based performance analytics since 2014. GameGolf’s technology platform has been designed to serve multiple customers within the golf industry, including individual golfers, golf professionals and instructors, golf courses and clubs, and golf equipment manufacturers. The platform’s analytical capabilities can extend beyond individual performance tracking to include broader applications such as predictive analytics for player development, course management and optimization, equipment performance analysis, and social features that enable golfers to connect, compete, and share achievements. The Company has directed its resources over the past number of years to the development of its new hardware device, GameGolf KZN AI and the development of software applications. The Company operates primarily in the United States and Europe, and a significant portion of its revenues and assets are concentrated in these principal markets.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP” or “GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding financial reporting. The consolidated financial statements include Game Your Game and its 100% owned subsidiaries, AMT and Active Mind Technology R&D Limited. All material inter-company balances and transactions have been eliminated. The Company’s functional currencies include the United States Dollar (“USD”) for Game Your Game and the Euro for AMT and AMT R&D. These consolidated financial statements are presented in USD.

Basis of Presentation — Conversion

Effective March 31, 2026, the Company converted from a Delaware corporation to a Nevada corporation pursuant to a statutory conversion. In connection with the conversion, each outstanding share of the Company’s common stock was converted into 1.630876537 shares of common stock of Game Your Game, Inc., a Nevada corporation (see Note 15 — Subsequent Events for more information). The accompanying financial statements and related notes have been prepared on a retrospective basis to give effect to the conversion for all periods presented.

Risks and Uncertainties

Certain global events, such as the implementation of tariffs by the Trump Administration, the duration and outcome of the military conflict between Russia and Ukraine and the United States and Iran, market volatility and other general economic factors that are beyond our control may impact our results of operations. These factors can include tariffs impacting global trade, interest rates, recession, inflation, unemployment trends, the threat or possibility of war, terrorism or other global or national unrest, political or financial instability, and other matters that influence our customers spending. Increasing volatility in financial markets and changes in the economic climate could adversely affect our results of operations.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Going Concern

As of December 31, 2025, the Company has negative working capital of $2,331,221 and cash of $87,463. For the years ended December 31, 2025 and 2024, the Company incurred a net loss of $783,789 and $1,848,619, respectively, and net cash used in operating activities was $1,324,518 and $1,961,340, respectively. The Company has historically been funded by short-term debt, promissory notes and other advances from the Parent. The Company has directed its resources over the past number of years to the development of its new hardware device, GameGolf KZN AI and the development of software applications. During that period revenues have been minimal. The Company cannot assure that it will ever earn future revenues sufficient to support its operations, or that it will ever be profitable. In order to continue the Company’s development work and operations, support from the Company’s Parent will be required over the foreseeable future and/or the Company will need to obtain financing either by debt or equity or both. However, the Company cannot provide assurance that it will secure financing in a timely manner.

The global events and adverse conditions detailed above raise substantial doubt about the Company’s ability to continue as a going concern for at least one year after financial statement issuance date. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company bases its estimates and judgments on historical experience, knowledge of current conditions and its beliefs of what could occur in the future, given available information. Changes in facts and circumstances may cause the Company to revise its estimates. The Company’s significant estimates consist of:

•        the net realizable value of inventories;

•        the valuation allowance for deferred tax assets.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and checking accounts. The Company considers all highly liquid investments with a maturity date of 90 days or less at the time of purchase to be cash equivalents. As of December 31, 2025 and 2024, the Company had cash of $87,463 and $72,283, respectively, no cash equivalents and no restricted cash.

Accounts Receivable, net and Allowance for Expected Credit Losses

Accounts receivables are stated at the amount the Company expects to collect. The Company recognizes an allowance for credit losses to ensure accounts receivables are not overstated due to un-collectability. Allowance for expected credit losses are maintained for various customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in such customer’s operating results or financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. Accounts receivable as of December 31, 2025 and 2024 is immaterial and inclusive of a $10,942 allowance for credit loss as of those dates. There was no credit losses recorded during the years ended December 31, 2025 or 2024.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Inventory

Finished goods are measured at the lower of cost and net realizable value. Cost includes the cost of purchase and freight inwards costs. Net realizable value is the price at which inventories can be sold in the normal course of business after allowing for the costs of realization. The Company states inventory utilizing the first-in, first-out method. The Company continually analyzes its slow-moving, excess and obsolete inventories. Based on historical and projected sales volumes and anticipated selling prices, the Company establishes reserves. If the Company does not meet its sales expectations, these reserves are increased. Products that are determined to be obsolete are written down to net realizable value. No inventory obsolescence cost was recorded during the years ended December 31, 2025 and 2024.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. The Company depreciates its property using the straight-line method over its useful life as follows:

Type of Property	Useful Life
Computer and office equipment	5 to 8 years
Plant and equipment	5 years

Depreciation expense is included in general and administrative expenses in the consolidated statements of operations. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization is removed from the accounts and any gain or loss on disposal is recognized.

Software Development Costs

The Company develops software to be sold with or separate from its hardware. The Company recognizes and measures software development costs in accordance with ASC 985-20, Software — Costs of Software to Be Sold, Leased, or Marketed, (“ASC 985-20”) which addresses which software costs are to be capitalized and how the software asset should be derecognized and recognized as cost of revenue or cost of sales.

Costs incurred for the year ended December 31, 2025 relate to product enhancements. In accordance with ASC 985-20 such costs should be expensed when incurred as research and development until the technological feasibility of the enhancement is established. Technological feasibility generally occurs when all planning, designing, coding and testing activities are completed that are necessary to establish that the product can be produced to meet its design specifications, including functions, features, and technical performance requirements. Once technological feasibility is established, capitalization and amortization of the product enhancement costs over the estimated life of the enhancement would be required. The Company has determined that the product had not yet reached technological feasibility and as such all costs have been expensed for the year ended December 31, 2025 and 2024.

Research and Development

Research and development costs consist primarily of professional fees and compensation expense incurred for developing new products and services and improving existing products and services.

All research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2025 and 2024 were $515,787 and $898,721, respectively.

Cost of revenue

Cost of revenue consists of product costs, including costs of contract manufacturers for production, shipping and handling costs, fulfillment costs, and other expenses associated with supply chain logistics.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Income tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain.

There was no income tax benefit recorded for the losses for the years ended December 31, 2025 and 2024 since management determined that the realization of the net deferred tax assets is not more likely than not to be realized and has recorded a full valuation allowance on the net deferred tax assets.

Foreign Currency

The Euro is the functional currency for the Company’s foreign operations in Ireland. As such, assets and liabilities related to the Company’s foreign operations in Ireland are calculated using the Euro and are translated at end-of-period exchange rates, while the related revenues and expenses are translated at average exchange rates prevailing during the period. Translation adjustments are recorded as a separate component of the consolidated statements of comprehensive loss, totaling a loss/(gain) of $524,173 and ($226,965) for the years ended December 31, 2025 and 2024, respectively. There have been no reclassifications from accumulated other comprehensive loss to earnings.

Foreign currency gains and losses related to working capital items and operating transactions are included in operating expenses, while those related to financing activities, including the remeasurement of intercompany loans denominated in Euro that are intended to be settled, are recorded in other income (expense), net. Unrealized gains/(losses) from intercompany loans for the year ended December 31, 2025 and 2024 were $526,576 and ($231,034), respectively.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) and its components in its consolidated financial statements. Comprehensive loss consists of net loss and foreign currency translation adjustments affecting stockholders’ deficit that, under GAAP, are excluded from net loss.

Revenue Recognition

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from hardware sales and software subscription fees. Any sales tax, value added tax, and other tax the Company collects concurrent with revenue producing are excluded from revenue.

Hardware Revenue Recognition

For sales of hardware, the Company’s performance obligation is satisfied at the point in time when control of the product is transferred to the customer, which typically occurs upon product delivery to the customer. This is when the customer has title to the product and the risks and rewards of ownership. The delivery of products to GameGolf’s customers occurs as a physical product shipment from the Company’s third-party warehouses. The Company receives fixed consideration for sales of hardware products. The Company’s customers generally pay on placement of orders. The revenue from hardware in the years ended December 31, 2025 and 2024 was $55,332 and $4,278, respectively.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Software Subscription Revenue Recognition

The Company enters into subscription agreements with its customers whereby it grants access to its applications that utilizes specified golf tracking data collected from its GameGolf devices. The agreements are primarily for an annual term. The Company recognizes revenue from software agreements evenly over the subscription period using a time-based measure because the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the data is delivered. The revenue from software subscriptions in the years ended December 31, 2025 and 2024 was $3,173 and $10,600, respectively.

Arrangements with Multiple Performance Obligations

The Company enters into contracts containing multiple performance obligations, including hardware and complimentary subscription services. These contracts include a one-year subscription to the GameGolf App with the purchase of the hardware. The first performance obligation is the hardware delivered at the time of sale. The second performance obligation is the provision of subscription services, which allows users to sync, view, and access real-time data on the Company’s online dashboard and mobile applications.

The Company allocates revenue to all performance obligations based on their relative standalone selling prices (“SSP”). The Company’s process for determining its SSP considers multiple factors including consumer behaviors, the Company’s internal pricing model, and cost-plus margin and may vary depending upon the facts and circumstances related to each deliverable. SSP for the product/hardware reflects the Company’s best estimate of the selling prices if they were sold regularly on a stand-alone basis and comprise the majority of the arrangement consideration. SSP for access to the software subscription-based services is based on the price charged when sold separately.

Amounts allocated to the delivered product/hardware are recognized at the time of delivery, provided the other conditions for revenue recognition have been met. Amounts allocated to the software subscription service are deferred and recognized on a straight-line basis over the estimated usage period.

The Company applies a practical expedient to expense costs to obtain a contract with a customer as incurred when the amortization period would be one year or less. The Company applies a practical expedient to not consider the effect of a significant financing component as it expects that the period between transfer of control and payment from customer to be one year or less.

The Company accounts for shipping and handling fees billed to customers as revenue. Sales taxes and value added taxes (“VAT”) collected from customers which are remitted to governmental authorities are not included in revenue, and are reflected as a liability on the consolidated balance sheets.

The Company provides a customary 30-day return policy as well as a limited warranty for one year. The Company warrants to the original purchaser that the Company’s hardware products purchased directly from the Company or from an authorized reseller shall be free from defects in material and workmanship under normal conditions of use during the warranty period. The warranty does not extend to any subsequent owners of the product. The Company has experienced minimal returns under the 30-day return policy and claims under the limited one-year warranty. As such, the Company has not recorded a liability related to the 30-day return policy and the one-year limited warranty.

At the time revenue is recognized, an estimate of future warranty costs is recorded as a component of cost of revenues. The estimate of future warranty costs is based on historical rates from similar products and projected warranty claim rates, historical and projected cost-per-claim and knowledge of specific product failures, if any, that are outside of the Company’s typical experience. The Company regularly reviews these estimates to assess the appropriateness of its recorded warranty liabilities and adjust the amounts as necessary. Factors that affect the warranty obligation include product failure rates, service delivery costs incurred in correcting the product failures, and warranty policies. Should actual product failure rates, use of materials or other costs differ from the Company’s estimates, additional warranty liabilities could be incurred, which could materially affect its results of operations. The estimates and assumptions used to reserve for product warranty have been accurate in all material respects. Based on historical experience, warranties are determined not be material as of December 31, 2025 and 2024 and as such no reserve for future warranty claims has been recorded for the years then ended.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Contract Balances

Differences in timing between revenue recognition and cash collection result in contract assets and contract liabilities. The Company classifies contract assets as unbilled revenue. There was no unbilled revenue as of December 31, 2025 or 2024. Contract liabilities or deferred revenue represents the amounts billed or cash payments received in advance of revenue recognition at the end of the reporting period. These amounts are recorded in deferred revenue until revenue is recognized through delivery of products, performance under the subscription service or upon meeting the performance obligation. The increase in deferred revenue during the year ended December 31, 2025 was primarily driven by advance billings for annual subscription services. There was no deferred revenue as of December 31, 2024, and therefore there was no deferred revenue recognized during the year ended December 31, 2025 from December 31, 2024 balances. There was $3,223 of deferred revenue as of December 31, 2025, all of which is expected to be recognized within one year.

Sales and Use Taxes

The Company presents transactional taxes such as sales and use tax collected from customers and remitted to government authorities on a net basis.

Shipping and Handling Costs

Shipping costs associated with the acquisition of inventories are capitalized with the cost of the inventory. This cost is then charged to cost of sales as inventories are sold. All other shipping and handling costs are expensed as incurred as part of general and administrative expenses in the operating expense section of the statement of operations. These costs were deemed to be nominal during each of the reporting periods.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred minimal advertising costs, which are included in sales and marketing expenses, during the years ended December 31, 2025 and 2024 as the Company was mainly engaged in the development of its new product, GameGolf KZN AI.

Stock-Based Compensation

The Company accounts for options granted to employees, consultants and other non-employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes model. The fair value of that award is then ratably recognized as an expense over the period during which the recipient is required to provide services in exchange for that award. The Company recognizes the impact of forfeitures when they occur.

The Company did not grant stock options nor did it incur any stock-based compensation charges during the years ended December 31, 2025 and 2024.

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same since the inclusion of common shares issuable pursuant to the exercise of options in the calculation of diluted net loss per common shares would have been anti-dilutive.

The number of common share equivalents excluded from the calculation of diluted net loss per common share was 20,881 for the years ended December 31, 2025 and 2024, which consisted of outstanding stock options.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Carrying Value, Recoverability and Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-35 “Impairment or Disposal of Long-lived Assets”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable or that the useful lives of those assets are no longer appropriate. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.

The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the carrying amount of the assets. An impairment loss, if one exists, is then measured as the amount by which the carrying amount of the asset exceeds the discounted estimated future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value of such assets less costs to sell. Asset impairment charges are recorded to reduce the carrying amount of the long-lived asset that will be sold or disposed of to their estimated fair values. Charges for the asset impairment reduce the carrying amount of the long-lived assets to their estimated salvage value in connection with the decision to dispose of such assets. There was no impairment recorded during the years ended December 31, 2025 or 2024.

Recently Issued and Adopted Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires public entities to disclose significant segment expenses and other segment items on an interim and annual basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. The ASU does not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative threshold to determine its reportable segments. The new disclosure requirements are also applicable to entities that account and report as a single operating segment entity. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. The adoption of ASU 2023-07 resulted in additional financial statement disclosures. See Note 12.

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2023-09 Income Taxes (Topic 740) — Improvements to Income Tax Disclosures. The amendments in this update focus on improving the transparency, effectiveness and comparability of income tax disclosures primarily related to the pretax income (or loss), income tax expense (or benefit), rate reconciliation and income taxes paid for public business entities. The amendments in this update are effective for annual periods beginning after December 15, 2024. We have prospectively adopted this standard as of our current annual reporting period ending December 31, 2025. For additional information, see Note 11 — Income Taxes.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires enhanced disclosures about types of expenses, including purchases of inventory, employee compensation, depreciation, and amortization, in commonly presented expense captions. The amendments are effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. Entities may apply the amendments prospectively or retrospectively to any or all prior periods presented in the financial statements. This ASU will only impact our disclosures and not our financial condition and results of operations. The Company does not plan to early adopt the standard. The Company is currently evaluating the impact related to the adoption of ASU 2024-03 on its financial statement disclosures.

In July 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-05 Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide entities with a practical expedient to assume that conditions as of the balance sheet date do not change for the remaining life of accounts receivable and contract assets accounted for under Topic 606 when

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

developing forecasts as part of estimating expected credit losses. They also provide entities choosing to elect the practical expedient with an option to make an accounting policy election to consider collection activity after the balance sheet date when estimated expected credit losses. The amendments are effective for fiscal years beginning after December 15, 2025, and interim periods within those annual reporting periods, with early adoption permitted. Entities should apply the amendments prospectively. The Company is evaluating the benefit of the practical expedient and accounting policy adoption but does not expect a material impact on the consolidated financial statements or disclosures. We do not plan to early adopt the standard.

In December 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-11 — Interim Reporting (Topic 270) with the goal of clarifying and reorganizing existing interim reporting guidance so it is easier for preparers to apply and understand. The update does not change the fundamental nature of interim reporting under U.S. GAAP or expand or reduce current interim disclosure requirements. The amendments are effective for fiscal years beginning after December 15, 2027, and interim periods within those annual reporting periods, with early adoption permitted as of the beginning of an annual reporting period. Entities may apply the amendments prospectively, retrospectively to any or all prior periods presented in the financial statements. The Company does not expect the changes to have a material impact on the consolidated financial statements and are assessing when to adopt the standard.

In December 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-12 — Codification Improvements designed to clarify, correct and improve U.S. GAAP guidance on a variety of topics. It is part of FASB’s ongoing Codification improvements project, which addresses technical corrections, resolves unintended application issues, and enhances usability of the Codification without making major changes to fundamental accounting principles. The amendments are effective for fiscal years beginning after December 15, 2026, and interim periods within those annual reporting periods, with early adoption permitted on an issue-by-issue basis, provided the financial statements for the period have not yet been issued. The Company is currently evaluating the impact related to the adoption of ASU 2025-12 on its financial statement disclosures.

Reclassification

During 2025, the Company changed the presentation of gain (loss) in foreign exchange, which was previously included in general and administrative expenses, to gain/(loss) on foreign exchange, net (presented within Other Expense). This change in presentation has been applied retrospectively to enhance comparability.

Note 3 — Disaggregation of Revenue

Disaggregation of Revenue

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from hardware and subscription licenses for work performed in conjunction with its systems recognition policy.

Revenues consisted of the following:

	For the Years Ended December 31,
	2025	2024
Revenue
Hardware	$55,332	$4,278
Software subscriptions	3,173	10,600
Total Revenue	$58,505	$14,878

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 3 — Disaggregation of Revenue (cont.)

The Company’s operations are located primarily in the United States and Ireland and revenues are generated worldwide. Revenues by geographic region are based on the location of the customer and are as follows:

	United States	Ireland	Other Foreign Countries	Total
For the Year Ended December 31, 2025:	$33,266	$915	$24,324	$58,505
For the Year Ended December 31, 2024:	$9,386	$81	$5,411	$14,878

As a practical expedient, the Company has elected not to disclose the aggregate amount of the transaction price allocated to unsatisfied performance obligations, as our contracts have an original expected duration of less than one year.

Deferred revenue as of December 31, 2025 and 2024 was $3,223 and $0, respectively. The deferred revenue as of December 31, 2025 is expected to be recognized as revenue in the year ended December 31, 2026.

Note 4 — Inventory

Inventory as of December 31, 2025 and 2024 consisted primarily of finished goods and capitalized freight in and was located in the following geographical areas:

	For the years ended December 31,
	2025	2024
United States	$1,119,886	$1,142,630
Ireland	22,491	62,158
Total inventory	$1,142,377	$1,204,788

During the years ended December 31, 2025 and 2024, there was no obsolete inventory written off nor was any inventory pledged as collateral.

Note 5 — Property and Equipment, net

Property and equipment as of December 31, 2025 and 2024 consisted of the following:

	As of December 31,
	2025	2024
Computer and office equipment	$33,989	$33,989
Plant and equipment	86,066	124,864
Foreign translation difference, net	2,192	(2,001)
Total	122,247	156,852
Less: accumulated depreciation and amortization	(86,460)	(107,750)
Foreign translation difference, net	(2,122)	1,901
Total Property and Equipment, Net	$33,665	$51,003

Depreciation and amortization expense was $17,508 and $17,851 for the years ended December 31, 2025 and 2024. During the years ended December 31, 2025 and 2024, $38,798 and $0, respectively, of fully depreciated fixed assets were retired with no value.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 6 — Accrued Expense and Other Current Liabilities

Accrued liabilities as of December 31, 2025 and 2024 consisted of the following:

	As of December 31,
	2025	2024
Accrued bonus and commissions	$—	$1,103
Accrued payroll taxes	24,205	11,194
Accrued sales and other indirect taxes payable	4,673	10,164
Other accrued expenses	12,872	23,637
	$41,750	$46,098

Note 7 — Short-term Debt

Short-term debt as of December 31, 2025 and 2024 consisted of the following:

Short-Term Debt	Maturity	December 31, 2025	December 31, 2024
Promissory note payable – related party	6/30/2026	$2,792,117	$1,890,000
Short-term debt	3/31/2026	500,000	$—
Total Short-Term Debt		$3,292,117	$1,890,000

Interest expense on the short-term debt totaled $238,880 and $87,692 for the years ending December 31, 2025 and 2024, respectively. No interest was capitalized during the years ended December 31, 2025 or 2024.

Notes Payable

Related Party Note Payable

On December 28, 2024 the Company entered into a non-secured promissory note with its Parent, Grafiti LLC, for an aggregate principal sum of $2,500,000. On March 31, 2025, the Company entered into an Amendment Agreement with Grafiti LLC to increase the aggregate principal of the promissory note to $3,000,000 and extend the due date to December 31, 2025. The Company and Grafiti LLC executed an additional amendment with an effective date of December 31, 2025 to extend the due date of the promissory note to June 30, 2026. The promissory note has an interest rate of 10% and is for funding of liabilities and working capital needs. No discount or issuance costs were incurred and therefore the effective interest rate is the same as the stated interest rate. Events of default under the Grafiti Note include (a) failure by the Company to pay the principal amount due on the Maturity Date; (b) commencement by the Company of a voluntary case under applicable bankruptcy, insolvency, or other similar laws or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or similar official) or for any substantial part of its property or an assignment for the benefit of creditors, the failure of the Company to pay its debts as such debts become due or the taking of corporate action in furtherance of any of the foregoing and (c) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days. Upon the occurrence of an event of default specified in (a) above, Grafiti LLC may by written notice to the Company declare all amounts due and payable under the note to be immediately due and payable. Upon the occurrence of an event of default specified in (b) or (c) above, all unpaid amounts under the note will become automatically and immediately due and payable.

During the year ended December 31, 2025, the Company received $1,007,000 under the promissory notes and repaid $104,883 of the principal under the notes, leaving a principal balance of $2,792,117 as of December 31, 2025, with the amount available under the note of $207,883 as of that date. On December 31, 2025, the Company paid the accrued interest payable balance of $326,572 and therefore there was no interest payable as of December 31, 2025.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 7 — Short-term Debt (cont.)

Streeterville Note Payable

On December 31, 2025, the Company entered into a note purchase agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company issued a secured promissory note (the “Streeterville Note”) to Streeterville in an aggregate original principal amount of $575,000 for an aggregate purchase price of $500,000. The maturity date on the Streeterville Note is sixty (60) days following the issue date. The Streeterville Note carries an original issue discount of $50,000 and includes $25,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs which are recorded as a direct deduction of the debt and will be amortized using the effective interest rate method over the contractual life of the note (60 days). The 60-day effective interest rate is 15% and the net carrying amount of the note is $500,000. On March 1, 2026, the Company and Streeterville agreed to an extension of the due date of the note to March 31, 2026. Interest accrues on the outstanding balance of the note at a rate of 10% per annum which will increase to 18% upon the occurrence of certain trigger events as described in the Streeterville Note which have not been cured within five business days following written notification by Streeterville of the occurrence of a Trigger Event and a demand to cure such Tigger Event within five trading days (“Event of Default”), provided, however, that certain Trigger Events may be deemed an automatic Event of Default whether or not notice to cure has been delivered by Streeterville.

The obligations under the Streeterville Note are secured by: (i) a Guaranty from our former Chief Executive Officer, Nadir Ali (the “Guaranty”); (ii) a Pledge Agreement from Grafiti LLC (“Pledgor”) pursuant to which all shares of common stock of the Company owned by Pledgor which shall represent no less than sixty percent (60%) of the outstanding shares of common stock of the Company at any time (the “Pledged Shares”) as additional collateral under the Streeterville Note (the “Pledge Agreement”); (iii) a Security Agreement (the “Security Agreement”) pursuant to which Streeterville was granted a security interest in all of the existing and future assets of the Company subordinated only to permitted liens as described in the Streeterville Note (“Collateral”); and (iv) an Intellectual Property Security Agreement (the “IP Security Agreement”, and together with the Guaranty, Pledge Agreement, and Security Agreement, the “Collateral Agreements”) with respect to the security interests granted in the intellectual property owned by the Company.

Until all of the Company’s obligations under Streeterville Note (including the Collateral Agreements) are satisfied, the Company agreed to comply with the following covenants: (i) except with respect to any Permitted Issuance (as defined in the Streeterville Note) or Permitted Indebtedness (as defined in the Streeterville Note), the Company will not issue, incur, or guaranty any debt or issue any equity in Company without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; and (ii) the Company will not grant any security interest, lien, pledge or other encumbrance in any of its assets or equity without Streeterville’s prior written consent, which consent may be granted or withheld in Streeterville’s sole and absolute discretion.

Note 8 — Common Stock

Prior to the conversion indicated below, the Company was authorized to issue 20,000,000 shares of Common stock with a par value of $0.001 per share. Each share of common stock was entitled to one vote on all matters submitted to stockholders, including written consent actions in lieu of meetings. The rights of the holders of common stock, including voting, dividend, and liquidation rights, were subject to the rights, powers, and privileges of the holders of Preferred Stock.

Effective as of March 31, 2026, we effectuated a statutory conversion pursuant to which we converted from a Delaware corporation to a Nevada corporation. See Note 15, Plan of Conversion, Share Transfer and Reorganization. After the conversion, the Company is authorized to issue 1,000,000,000 shares of Common stock with a par value of $0.001 per share

Post conversion, holders of the common stock are entitled to one vote per share. In addition, holders of the common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of the common stock are entitled to share ratably in all assets that are legally available for distribution. Holders of the common stock have no preemptive,

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 8 — Common Stock (cont.)

subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

At December 31, 2025 and 2024, there were 9,197,508 shares of Common Stock outstanding prior to the conversion, and 15,000,000 shares of Common Stock outstanding after the conversion.

No common stock was issued during the years ended December 31, 2025 and 2024.

Note 9 — Preferred Stock

Prior to the conversion, the Company was authorized to issue up to 400,000 shares of preferred stock with a par value of $0.001 per share with rights and preferences that included the following:

Liquidation preference:    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any deemed liquidation event, before any payment shall be made to the holders of common stock, the holders of preferred stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to its stockholders an amount per share equal to the greater of (a) the original issue price for such share of preferred stock, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of preferred stock been converted into common stock immediately prior to such liquidation, dissolution or winding up or deemed liquidation event.

Voting:    Each holder of outstanding shares of preferred stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are convertible. Fractional votes are not permitted. Any fractional rights available on an as-converted basis shall be rounded to the nearest whole number.

Conversion:    Each share of preferred stock is convertible at the option of the holder at any time and without the payment of additional consideration into common stock by dividing the original issue price of the preferred stock by the conversion price as defined in the certificate of incorporation.

Dividends:    From and after the date of the issuance of any shares of preferred stock, dividends shall begin to accrue at 8% per year of the sum of the applicable original issue price of the preferred stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. Accruing dividends shall accrue whether or not declared provided however that the accruing dividends shall be payable only when and if declared by the board of directors, and the Company shall be under no obligation to pay such accruing dividends.

The preferred stock ranked senior to common stock with respect to voting, dividends and liquidation.

Effective as of March 31, 2026, we effectuated a statutory conversion pursuant to which we converted from a Delaware corporation to a Nevada corporation. See Note 15, Plan of Conversion, Share Transfer and Reorganization. After the conversion, the Company is authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. For post conversion preferred stock, our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of December 31, 2025 and 2024, no preferred stock had been issued or outstanding.

Note 10 — Stock Award Plans and Stock-Based Compensation

In 2016, the Company adopted the 2016 Employee Stock Incentive Plan (“2016 Plan”). The 2016 Plan provides for the granting of incentive stock options, NQSOs, stock grants and other stock-based awards (as defined in the 2016 Plan) to employees, officers, directors and consultants of the Company. Incentive stock options granted under the

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 10 — Stock Award Plans and Stock-Based Compensation (cont.)

Option Plans are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common stock at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common stock on the grant date for any individual possessing more that 10% of the total outstanding common stock of the Company. Options granted under the Option Plans vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years.

The aggregate number of shares that may be awarded under the 2016 Plan as of December 31, 2025 is 94,591. As of December 31, 2025, 20,881 of options were granted to employees and consultants of the Company, and 73,710 options were available for future grant under the plan. The 20,881 of stock options were granted in December 2016 with a four-year vesting period and are exercisable for a period of 10 years from the grant date.

Employee Stock Options

During the years ended December 31, 2025 and 2024 there were no stock options granted under the plan and there was no share-based compensation cost recognized during either period.

During the year ended December 31, 2024, 3,262 stock options expired.

As of December 31, 2025, the fair value of non-vested options was $0 as all stock options had vested in prior years.

See below for a summary of the stock options granted under the 2016 Plan:

	Total	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2023	24,143	$0.6132	3	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	(3,262)	0.6132	2	—
Forfeitures	—	—	—	—
Outstanding at December 31, 2024	20,881	$0.6132	2	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeitures	—	—	—	—
Outstanding at December 31, 2025	20,881	$0.6132	1	$—
Vested and exercisable at December 31, 2025	20,881	$0.6132	1	$—

Intrinsic value is calculated as the amount that the fair value exceeds the exercise price. Due to the performance of the Company and other factors, the Company believes the fair value is less than the exercise price.

Note 11 — Income Taxes

The Company’s United States and Foreign Operations losses are as follows:

	For the Year Ended December 31,
	2025	2024
United States	$(684,497)	$(833,393)
Foreign	(99,292)	(1,015,226)
	$(783,789)	$(1,848,619)

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 11 — Income Taxes (cont.)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s net deferred tax assets and related valuation allowance are as follows:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Deferred tax assets:
Goodwill	$32,712	$46,645
Section 174 Research & Development Expenses	155,025	202,820
Net operating loss carry forwards	4,594,902	4,952,772
Total non-current deferred tax assets	4,782,639	5,202,237

Non-current deferred tax liabilities
Property and equipment	(7,274)	(13,575)
Total non-current deferred tax liabilities	(7,274)	(13,575)

Net deferred taxes	4,775,365	5,188,662
Less: Valuation Allowance	(4,775,365)	(5,188,662)
Net deferred taxes	$—	$—

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2025, there was a net valuation allowance decrease of $413,297. For the year ended December 31, 2025, the valuation allowance was $4,775,365.

The Company has federal net operating losses (“NOL’s”) available of $14,686,795 and $13,973,647 as on December 31, 2025 and December 31, 2024 respectively, out of this $293,064 if unutilized will expire in the year 2036 and the remaining can be carried forward indefinitely. The Company has state NOL’s available of $13,047,440 and $12,903,061 as on December 31, 2025 and December 31, 2024 which if unutilized will expire based on California state statutes.

There were $4,795,957 of Ireland NOL’s as of December 31, 2025. The Ireland NOL’s can be carried forward indefinitely.

The Company recognizes the benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Interest and penalties, if incurred, are recognized in the statement of operations as part of general and administrative operating expenses.

The Company has no unrecognized tax positions as at December 31, 2025.

The tax years of 2022 through 2024 remain subject to examination by the Federal taxing authorities and tax years 2021 through 2024 remain open subject to examination by California taxing authorities. For Ireland tax authorities beginning with the year ended December 31, 2021 remain subject to examination by taxing authorities.

The Company files Federal and State tax returns as per the regulations applicable to the Chapter C corporations in USA.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 11 — Income Taxes (cont.)

The components of the provision for income taxes are as follows:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Current taxes
Federal	$—	$—
State	—	—
Foreign	—	—
Total current income tax (benefit) expense	—	—

Deferred taxes
Federal	(595,624)	(265,079)
State	224,298	(79,776)
Foreign	784,623	(126,903)
Total deferred income tax benefit	413,297	(471,758)

Changes in valuation allowance	(413,297)	471,758
Total income tax (benefit) expense from continuing operations	$—	$—

Upon adoption of ASU 2023-09, Improvements to Income Tax Disclosures the reconciliation of taxes at the federal statutory rate to our provision for (benefit from) income taxes for the year ended December 31, 2025 was as follows:

	Year Ended December 31, 2025
	Amount	Percentage
U.S. federal statutory tax rate	$(160,281)	21.00%
Foreign tax effects
Statutory tax rate difference between Foreign and United States	7,234	(0.95)%
Other	10,438	(1.37)%
State taxes, net of federal benefit	(168)	0.02%
Changes in valuation allowances-Federal	140,810	(18.45)%
Non-taxable or non-deductible items
Fund raising costs	4,128	(0.54)%
Other adjustments	(2,161)	0.28%
Provision for income tax	$—	0.00%

The reconciliation of taxes at the federal statutory rate to the provision for (benefit from) income taxes for the year ended December 31, 2024 in accordance with the guidance prior to the adoption of ASU 2023-09 was as follows:

Year Ended December 31, 2024
Income Taxes at U.S. Statutory Rate	21%
Income Taxes at State Rate, net Federal Rate	3%
Foreign Tax Rate Differential	-5%
Others	0%
Change in valuation allowance and return to provision	-19%
Net	0%

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 11 — Income Taxes (cont.)

Upon adoption of ASU 2023-09, Improvements to Income Tax Disclosures cash paid for income taxes, net of refunds, during the year ended December 31, 2025 was as follows:

Year Ended December 31, 2025
Federal	$—
State	—
Total cash paid for income taxes, net of refunds	$—

Note 12 — Credit Risk, Concentrations, and Segment Reporting

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, consequently, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits of $250,000. Cash is also maintained at foreign financial institutions for its Ireland subsidiary. Cash in foreign financial institutions as of December 31, 2025 and 2024 was immaterial. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

The Company did not have any customers that accounted for at least 10% of revenues during the years ended December 31, 2025 and 2024.

As of December 31, 2025 and 2024, Accounts Receivable was immaterial and therefore there were no material concentrations.

As of December 31, 2025, two vendors represented approximately 45% and 14% of total gross accounts payable. Purchases from these vendors during the year ended December 31, 2025 were $26,313 and $58,683, respectively. As of December 31, 2024, three vendors represented approximately 39%, 37% and 15% of total gross accounts payable. Purchases from these vendors during the year ended December 31, 2024 was $396,049, $155,629 and $0, respectively.

For the year ended December 31, 2025, two vendors represented approximately 13% and 12% of total purchases. For the year ended December 31, 2024, two vendors represented approximately 23% and 9% of total purchases.

Segments

Under Topic 280, an operating segment is defined as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the Chief Operating Decision Maker (CODM) to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available.

The Company operates as one operating segment. The Company’s Chief Executive Officer (“CEO”), as the Company’s CODM, manages and allocates resources to the operations of the Company on a consolidated basis. This enables the Company’s CEO to assess the overall level of available resources and determine how best to deploy these resources across service lines in line with the Company’s long-term company-wide strategic goals.

The CODM considers the Company’s net loss, expenses and the components of total assets to assess the segment’s performance and make resource allocation decisions for the Company’s single segment which is consistent with that presented within these consolidated financial statements. As the Company’s operations are comprised of a single reporting segment, the Company’s segment assets are reflected on the accompanying Consolidated Balance sheet as “total assets” and its significant segment expenses and net loss are listed on the accompanying Consolidated Statements of Operations and Comprehensive loss.

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 13 — Related Party Transactions

Related Party Advance

During the years ended December 31, 2025 and 2024, the Company’s Parent advanced $20,600 and $79,795, respectively, to the Company for working capital needs. This advance was not under a formal agreement or note. The Company repaid all advances owed during the year ended December 31, 2025 of $100,395 and accordingly the balance owed to Parent as of December 31, 2025 was $0. The balance owed to Parent as of December 31, 2024 was $79,795.

Related Party Note Payable

On December 28, 2024 the Company entered into a non-secured promissory note with its Parent, Grafiti LLC, for an aggregate principal sum of $2,500,000. On March 31, 2025, the Company entered into an Amendment Agreement with Grafiti LLC to increase the aggregate principal of the promissory note to $3,000,000 and extend the due date to December 31, 2025. The Company and Grafiti LLC executed an additional amendment with an effective date of December 31, 2025 to extend the due date of the promissory note to June 30, 2026. The promissory note has an interest rate of 10% and is for funding of liabilities and working capital needs.

During the year ended December 31, 2025, the Company received $1,007,000 under the promissory notes and repaid $104,883 of the principal under the notes, leaving a principal balance of $2,792,117 as of December 31, 2025, with the amount available under the note of $207,883 as of that date. On December 31, 2025, the Company paid the accrued interest payable balance of $326,572 and therefore there was no interest payable as of December 31, 2025.

Note 14 — Commitments and Contingencies

Litigation

Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company, in discussion with its legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows. However, the performance of our Company’s business, financial position, and results of operations or cash flows may be affected by unfavorable resolution of any particular matter.

The Company is not involved in any litigation as of December 31, 2025 or as of the date these consolidated financial statements were available to be issued.

In November 2025, the Company received a notice with an invoice from its manufacturer asserting a claim in the amount of $543,369 relating to amounts they claimed remained outstanding in connection with a previous order for GameGolf KZN devices and testing equipment made in May 2023 that had not been shipped to or received by

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 14 — Commitments and Contingencies (cont.)

the Company as of the date of such invoice. In December 2025, the Company responded to such manufacturer claim indicating that the prior order was made on “FOB” shipping terms and did not contain a delivery deadline, shipment schedule or other requirement to accept delivery at any time. As of the issuance date of these consolidated financial statements, the Company has not received a reply to its response. For the aforementioned matter, no accrual has been made because a loss is believed to be reasonably possible, but not probable or estimable.

Note 15 — Plan of Conversion, Share Transfer and Reorganization

Effective as of March 31, 2026, we effectuated a statutory conversion pursuant to which we converted from a Delaware corporation to a Nevada corporation (the “Resulting Entity”). Under the terms of the conversion plan, each outstanding share of common stock of the Company was converted into 1.630876537 shares of common stock of the Resulting Entity and the certificate of incorporation and bylaws set forth in the conversion plan became the certificate of incorporation and bylaws of the Resulting Entity. All shares of the Company’s Common Stock, per-share data and related information included in the accompanying consolidated financial statements have been retroactively adjusted as though the conversion had been effected prior to all periods presented. Proportionate adjustments were also made to (i) the exercise prices, and the number of shares underlying the Company’s outstanding equity awards, as applicable, and (ii) the number of shares issuable under the Company’s equity incentive plans and certain existing agreements.

The share conversion increased the number of authorized shares of Common Stock and did not affect the par value of the Common Stock.

Note 16 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through April 20, 2026. Based upon this review, except as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

The Company received further advances of $123,000 under the existing Promissory Note from the Parent during the period from January 1 through March 31, 2026, to fund working capital requirements. The Company also made a $200,000 repayment on March 31, 2026 of which $71,433 was applied to accrued interest and $128,567 was applied to the principal balance — See Note 7. As of April 13, 2026, the balance owed under the note was $2,786,550 and the amount available for future loan under the note was $213,450.

GolfSuites Transactions

Co-Marketing and Collaboration Agreement

On April 2, 2026, we entered into a Co-Marketing and Collaboration Agreement (the “Marketing Agreement”) with GolfSuites 1, Inc. (“GolfSuites”), a Delaware corporation that operates golf entertainment facilities. Under the Marketing Agreement, we appointed GolfSuites as a non-exclusive authorized reseller of our GameGolf KZN AI product within GolfSuites’ network of facilities and channels. GolfSuites committed to purchasing a minimum of 500 units per quarter for an initial four-quarter term, with payment obligations commencing upon the earlier of the Listing Date or August 31, 2026. GolfSuites is entitled to a reseller discount of our then-current suggested retail price, and has full discretion to set its own end-customer resale prices. In exchange for GolfSuites providing co-marketing services, including on-site promotion, digital and direct marketing, customer activation, and events across its facilities, we agreed to pay GolfSuites a total marketing fee of $500,000, payable in two installments: (i) $150,000 upon execution of the Marketing Agreement and (ii) $350,000 within five (5) business days of the completion of our direct listing.

The Marketing Agreement has an initial one-year term from the commencement date and renews on successive one-year terms by mutual written agreement, with either party able to terminate for convenience on thirty (30) days’ notice following the initial term, or immediately for cause upon material breach (subject to a 30-day cure period) or insolvency. The closing of the Marketing Agreement is conditioned upon the concurrent execution and effect of

GAME YOUR GAME, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 16 — Subsequent Events (cont.)

the Share Exchange Agreement (the “Share Exchange Agreement”) by and among GolfSuites, us and Grafiti, and our payment of the first marketing fee installment of $150,000. We entered into such Share Transfer and Exchange Agreement, as further described below, and such marketing fee installment was paid, on April 3, 2026. Each party granted the other a limited, non-exclusive, royalty-free license to use its trademarks and brand assets solely in connection with approved co-marketing activities.

Share Exchange Agreement

Concurrently with the execution of the Marketing Agreement described above, we entered into the Share Exchange Agreement dated April 2, 2026, by and among GolfSuites, Grafiti LLC and us. Pursuant to the Share Exchange Agreement, Grafiti agreed to sell and transfer to 562,500 shares of our common stock to GolfSuites, and in exchange, GolfSuites agreed to issue to Grafiti a number a number of shares of its common stock, par value $0.00001 per share (the “GolfSuites Shares”), with an aggregate value equal to $4,500,000 (the “Target Value”), based on a Nasdaq price of $8.00 per share, resulting in an initial issuance of 562,500 GolfSuites Shares to Grafiti on April 3, 2026 (the “Initial Shares”). The Share Exchange Agreement provides that if, immediately prior to the effectiveness of a registration statement filed by GolfSuites in connection with a direct listing of its securities, the aggregate value of the Initial Shares issued to Grafiti is less than the Target Value, GolfSuites is obligated to issue to Grafiti, for no additional consideration, such additional GolfSuites Shares as are necessary so that the aggregate value of all GolfSuites Shares held by Grafiti equals the Target Value based on the actual Nasdaq Price approved in connection with such direct listing (the “Additional Shares”), with no downward adjustment or forfeiture of shares required if the aggregate value equals or exceeds the Target Value.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with this registration of common stock, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Nasdaq Capital Market listing fee.

Amount
SEC registration fee	$17,757.15
The Nasdaq Capital Market initial listing fee	50,000
Legal fees	300,000
Accounting fees and expenses	206,013.25
Transfer agent fees and expenses	5,000
Miscellaneous fees and expenses	45,150
Total	$623,920.40

Item 14. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

(1)    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3)    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

(1)    Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2; may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (c) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2)    The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3)    The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article VIII of our bylaws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise shall be indemnified and held harmless to the fullest extent permissible by the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, except any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities we have issued since January 1, 2023:

Note Conversion Agreement

On October 30, 2023, pursuant to the terms of a Note Conversion Agreement, the Company issued 1,461,640 shares of common stock to a holder of outstanding promissory notes (the “Noteholder”) with an outstanding principal balance plus accrued unpaid interest in an aggregate principal amount equal to $1,461,639.56. Upon issuance of the shares the outstanding balance due under the note and any other obligations of the Company to the Noteholder pursuant to the note were deemed to be satisfied in full. The Noteholder was also a shareholder of the Company. The issuance of the shares to the Noteholder was not registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions.

Second Note Conversion Agreement

On October 31, 2023, pursuant to the terms of a Note Conversion Agreement, the Company issued 5,207,595 shares of common stock to Inpixon (which was subsequently renamed XTI Aerospace, Inc.), which was the majority holder of the Company’s common stock from April 2021 until December 2023, and the holder of outstanding promissory notes with an outstanding principal balance plus accrued unpaid interest in an aggregate principal amount equal to $5,207,595. The issuance of the shares to Inpixon was not registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions. Upon issuance of the shares the outstanding balance due under the note and any other obligations of the Company pursuant to the note were deemed to be satisfied in full.

Grafiti LLC Unsecured Promissory Note

On December 18, 2024, the Company issued an unsecured promissory note to Grafiti LLC (the “Grafiti Note”), its former parent company and a wholly owned subsidiary of Grafiti Group LLC, for an aggregate principal amount of $2,500,000 (“Maximum Amount”), with respect to an aggregate of $1,890,000 in advances made by Grafiti LLC to or on behalf of the Company during the period from February 2024 through to December 2024, to support its working capital requirements. The Grafiti Note has an interest rate of 10% and an original maturity date on the earlier of (i) March 31, 2025 (“Due Date”) and (ii) the consummation by the Company (its parent company or any of its direct or indirect subsidiaries) of a Change of Control Event (as defined in the Grafiti Note) (“Maturity Date”). Events of default under the Grafiti Note include (a) failure by the Company to pay the principal amount due on the Maturity Date; (b) commencement by the company of a voluntary case under applicable bankruptcy, insolvency, or other similar laws or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or similar official) or for any substantial part of its property or an assignment for the benefit of creditors, the failure of the Company to pay its debts as such debts become due or the taking of corporate action in furtherance of any of the foregoing. On March 31, 2025, the Grafiti Note was amended to increase the aggregate Maximum Amount available under the promissory note to $3,000,000 and extend the Due Date to December 31, 2025. Effective as of December 31, 2025, the Company and Grafiti LLC agreed to further amend the Grafiti Note to extend the maturity date to June 30, 2026. As of March 31, 2026, the balance owed under the notes was $2,786,549 and the amount available under the note was $213,451. On March 31, 2026, the Company paid the accrued interest payable balance of $71,433 and therefore there was no interest payable as of March 31, 2026. As of the date of this filing, 2026, the balance owed under the note was $2,962,367 and the amount available for future loan under the note was $37,633. The issuance of the Grafiti Note was not registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions.

First Streeterville Secured Promissory Note

On December 31, 2025, in accordance with terms of a note purchase agreement with Streeterville Capital, LLC (“Streeterville”), we issued a secured promissory note (the “First Note”) to Streeterville in an aggregate original principal amount of $575,000 (the “Principal Amount”) for an aggregate purchase price of $500,000 the (“Purchase Price”). The First Note carries an original issue discount of $50,000 and includes $25,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. The maturity date on the First Note is sixty (60) days following December 31, 2025 (the “Maturity Date”) and interest accrues on the outstanding balance of the note at a rate of the ten percent (10%) per annum which will increase to 18% upon the occurrence of certain trigger events (each, a “Trigger Event”) as described in the First Note, which have not been cured within five business days following written notification by Streeterville of the occurrence of a Trigger Event and a demand to cure such Tigger Event within five trading days (“Event of Default”), provided, however, that certain Trigger Events may be deemed an automatic Event of Default whether or not notice to cure has been delivered by Streeterville. The issuance of the First Note was not registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions. On March 1, 2026, the Company and Streeterville entered into the first amendment to the First Note to extend the maturity date to March 31, 2026. As of March 31, 2026, the First Note and the related agreements were deemed cancelled as partial consideration for the Note (as defined below), as discussed below.

Bridge Financing

On March 31, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”), with Streeterville, pursuant to which we agreed to offer and sell to Streeterville a secured convertible promissory note in the principal amount of $1,135,000 (the “Note”), and a warrant (the “Note Warrant”) to purchase 250,000 shares of common stock at an exercise price equal to $6.80 per share, or eighty-five percent (85%) of $8.00, for an aggregate purchase price of $500,000, which, in addition to the original issue discount described below, includes (i) $575,000 underlying the First Note that was deemed cancelled as partial consideration for the issuance of the Note and Note Warrant and (ii) $35,000 to pay for Streeterville’s fees. The Note and the Note Warrant were issued on March 31, 2026. The Note Warrant may be exercised at any time on or after the first day that our common stock commences trading on Nasdaq (the “Listing Date”) until five (5) years from the Listing Date.

The Note carries an original issue discount of $100,000 and accrues interest at a rate of ten percent (10%) per annum with the principal amount and all accrued interest being due and payable on April 30, 2027. We may prepay the Note upon ten (10) trading days’ notice; provided that if such prepayment is made, then we must pay a prepayment penalty in an amount equal to 110% of the amount being prepaid.

Similar to the First Note, and as described above, the Note is also secured by all of our assets pursuant to a security agreement and an intellectual property security agreement, each entered into between the parties on March 31, 2026, and contains customary covenants and events of default for a loan of this type. Upon an event of default, the interest rate shall increase to eighteen percent (18%) per annum or the maximum rate permitted under applicable law. In addition, the Note contains certain triggering events that would increase the outstanding balance. Upon the occurrence of a Major Triggering Event (as defined in the Note), the outstanding balance would increase by an amount equal to fifteen percent (15%) of the then outstanding balance, and upon the occurrence of a Minor Triggering Event (as defined in the Note), the outstanding balance would increase by an amount equal to five percent (5%) of the then outstanding balance.

At any time commencing on the Listing Date, Streeterville may, at its election, convert all or any portion of the outstanding balance of the Note, which includes the principal amount under the Note and any accrued interest thereunder, into shares of common stock at a conversion price equal to $6.80 per share, or eighty-five percent (85%) of $8.00. Assuming that the Bridge Note is converted on March 31, 2027, at such conversion price, the Note will be convertible into up to 184,730 shares of common stock (the “Note Shares”). Further, upon the designation of our Series A Preferred Stock (as defined below), Streeterville will have the right, but not the obligation, to convert the Note for a number of Series A Preferred Stock equal to the Note’s outstanding balance divided by $1,000, at which time the Note would be deemed cancelled, terminated and of no further effect. The Note and the Note Warrant also contain a beneficial ownership limitation which provides that we will not effect any conversion or exercise, and Streeterville will not have the right to convert or exercise, any portion of the Note or the Note Warrant to the extent that, after giving effect to the conversion or exercise, Streeterville (together with Streeterville’s affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares upon such conversion or exercise.

The issuance of the Note and Note Warrant were not registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions.

Series A Preferred Stock Financing

On June 30, 2026, we entered into the Preferred Purchase Agreement with Streeterville, pursuant to which we agreed to offer and sell to Streeterville (i) up to $40,000,000 (the “Commitment Amount”) in shares of newly designated series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per Series A Preferred Stock; (ii) 1,438,000 shares of common stock (the “Pre-Delivery Shares”); and (iii) a warrant (the “Warrant”), to purchase 1,250,000 shares of common stock for a purchase price of $1,250.

The Preferred Purchase Agreement provides for closings in multiple tranches. At the first closing, which occurred on the date we entered into the Preferred Purchase Agreement, we issued the Pre-Delivery Shares to Streeterville for a purchase price of $1,438 and the Warrant for a purchase price of $1,250. Pursuant to the Preferred Purchase Agreement, we shall have the right, at any time after the six (6) month anniversary of the Subsequent Registration Statement being declared effective by the SEC, to repurchase the Pre-Delivery Shares upon a written request delivered to Streeterville at a purchase price of $0.001 for each such Pre-Delivery Share (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions), which, upon receipt of such written request, will be delivered by Streeterville within thirty (30) trading days of such date.

At the second closing, which will occur upon completion of our direct listing, we will issue 8,000 shares of Series A Preferred Stock for a purchase price of $8,000,000. The second closing is subject to certain conditions, including, among others: (i) the receipt of stockholder approval, which we obtained on June 30, 2026, (ii) the commencement of trading of our shares of common stock on Nasdaq as a result of this direct listing and (iii) that the registration statement of which this prospectus forms a part has been declared effective by the SEC. The Series A Preferred Stock is convertible at any time into shares of common stock at a conversion price equal to: (i) $8.00 per share (the “Fixed Price”), prior to the occurrence of a Trigger Event or Event of Default, and (ii) following the occurrence of a Trigger Event or Event of Default, the lesser of (A) the Fixed Price, and (B) 88% multiplied by the lowest daily VWAP (as defined in the Certificate of Designation) during the ten (10) trading day period prior to the applicable measurement date, but in no event lower than $4.00 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) (the “Floor Price”). As a result, the 8,000 shares of Series A Preferred Stock will be convertible into approximately 1,111,110 shares of common stock assuming conversion at the Fixed Price and that no Trigger Event or Event of Default has occurred.

The Warrant may be exercised at any time on or after the Listing Date and until the last calendar day of the month in which the five-year anniversary thereof occurs at an exercise price equal to $8.00 per share (subject to standard adjustments for stock splits, stock dividends, recapitalizations and similar transactions). The Warrants will be exercisable for 1,250,000 shares of common stock. Notwithstanding the foregoing, the Warrant also contains a beneficial ownership limitation which provides that we will not effect any exercise, and Streeterville will not have the right to exercise, any portion of the Warrant to the extent that, after giving effect to the exercise, Streeterville (together with Streeterville’s affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares upon such exercise.

The terms of the Series A Preferred Stock will be governed by the certificate of designation filed with the Nevada Secretary of State on June 30, 2026 (the “Certificate of Designation”), a summary of which is included in the registration statement of which this prospectus forms a part under the section titled “Description of Securities” above.

The issuance of the shares of Series A Preferred Stock issuable pursuant to the Preferred Purchase Agreement, including the Pre-Delivery Shares, and the Warrant will not be registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions.

Advisor Share Issuance

On June 30, 2026, we issued 450,000 shares of common stock to Maxim Partners LLC as partial consideration for their engagement to provide general financial advisory and investment banking services to the Company. These shares of common stock were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions.

Exchange Agreement

On June 30, 2026, we entered into the Exchange Agreement with Grafiti Group LLC (the “Majority Holder”), pursuant to which we issued 18,000.018 shares of our newly designated Series A Preferred Stock to the Majority Holder in exchange for 2,500,000 shares of the Company’s common stock of the Company (the “Exchange Common Shares”) held by the Majority Holder (the “Exchange”). In connection with the Exchange, that certain Stockholders’ Agreement dated April 19, 2021, and all rights, preferences and obligations of the parties to the Stockholders’ Agreement was deemed to be terminated and of no further force and effect. The Exchange Common Shares were issued in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits

2.1**	Asset Purchase Agreement, dated December 13, 2016, by and between Game Your Game, Inc. and Active Mind (ABC), LLC
2.2**#	Stock Purchase Agreement, dated March 25, 2021, by and among Game Your Game, Inc., Inpixon (now renamed XTI Aerospace, Inc.) and other stockholder signatories thereto
2.3**	Plan of Conversion
3.1**	Articles of Conversion
3.2**	Certificate of Conversion
3.3**	Articles of Incorporation of Game Your Game, Inc., a Nevada corporation, as currently in effect
3.4**	Bylaws of Game Your Game, Inc., a Nevada corporation, as currently in effect
3.5*	Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on June 30, 2026
4.1**	Unsecured Promissory Note issued to Grafiti LLC, dated December 28, 2024
4.2**	First Amendment and Waiver Agreement to the Unsecured Promissory Note, dated March 31, 2025, by and between Game Your Game, Inc. and Grafiti LLC
4.3**	Second Amendment and Waiver Agreement to the Unsecured Promissory Note, dated December 31, 2025, by and between Game Your Game, Inc. and Grafiti LLC
4.4**	Secured Promissory Note issued to Streeterville Capital, LLC, dated December 31, 2025
4.5**	Secured Promissory Note issued to Streeterville Capital, LLC, dated March 31, 2026
4.6**	Note Warrant issued to Streeterville Capital, LLC, dated March 31, 2026
4.7*	Warrant issued to Streeterville Capital, LLC, dated June 30, 2026
5.1*	Opinion of Mitchell Silberberg & Knupp LLP
10.1**†#	Stockholders’ Agreement, dated as of April 9, 2021, among Inpixon (now renamed XTI Aerospace, Inc.), Game Your Game, Inc. and the minority stockholders signatory thereto
10.2**+	Consulting Agreement, dated December 16, 2016, by and between Game Your Game, Inc. and Dominic Poole
10.3**+	Game Your Game, Inc. 2016 Stock Option Plan
10.4**+	Amendment to Game Your Game, Inc. 2016 Stock Option Plan
10.5**+	2016 Stock Option Plan Form of Stock Option Agreement
10.6**+	Form of Game Your Game, Inc. 2026 Equity Incentive Plan
10.7**+	Form of 2026 Equity Incentive Plan Form of Stock Option Agreement
10.8**+	Form of 2026 Equity Incentive Plan Form of Restricted Stock Award Agreement
10.9**+	Form of 2026 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement
10.10*	Stock Assignment Agreement, dated June 30, 2026, by and between Grafiti LLC and Grafiti Group LLC
10.11*	Exchange Agreement, dated June 30, 2026, by and between Game Your Game, Inc. and Grafiti Group LLC
10.12**	Note Purchase Agreement, dated December 31, 2025, by and between Game Your Game, Inc. and Streeterville Capital, LLC
10.13**	Guaranty, dated December 31, 2025, of Nadir Ali
10.14**	Pledge Agreement, dated December 31, 2025, by and between Grafiti LLC and Streeterville Capital, LLC
10.15**	Security Agreement, dated December 31, 2025, by and between Game Your Game, Inc. and Streeterville Capital, LLC
10.16**#	Intellectual Property Security Agreement, dated December 31, 2025, by and between Game Your Game, Inc. and Streeterville Capital, LLC
10.17**	Securities Purchase Agreement, dated March 31, 2026, by and between Game Your Game Inc. and Streeterville Capital, LLC
10.18**	Guaranty, dated March 31, 2026, of Nadir Ali
10.19**	Pledge Agreement, dated March 31, 2026, by and between Grafiti LLC and Streeterville Capital, LLC
10.20**	Security Agreement, dated March 31, 2026, by and between Grafiti LLC and Streeterville Capital, LLC
10.21**#	Intellectual Property Security Agreement, dated March 31, 2026, by and between Game Your Game, Inc. and Streeterville Capital, LLC
10.22**	Share Exchange Agreement, dated April 2, 2026, by and among GolfSuites 1, Inc., Grafiti LLC and Game Your Game, Inc.
10.23**†#	Co-Marketing Agreement, dated April 2, 2026, by and between Game Your Game, Inc. and GolfSuites 1, Inc.

10.24*	Securities Purchase Agreement, dated June 30, 2026, by and between Game Your Game Inc. and Streeterville Capital, LLC
10.25**+	Employment Agreement, dated April 16, 2026, by and between Game Your Game, Inc. and Soumya Das
10.26**+	Form of Indemnification Agreement for Directors and Officers
16.1**	Letter from KNAV CPA LLP
21.1**	List of Subsidiaries
23.1**	Consent of KNAV CPA LLP
23.2*	Consent of CBIZ CPAs P.C.
23.3*	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of the initial filing of this registration statement)
99.1**	Consent of Adam Benson to be named as a director nominee
99.2**	Consent of Soumya Das to be named as a director nominee
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously filed.

†        Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information contained in this exhibit has been omitted by means of redacting a portion of the text and replacing it with [***], because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

+        Indicates a management contract or compensatory plan or arrangement.

#        The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    Provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, California, on June 30, 2026.

GAME YOUR GAME, INC.
By:	/s/ Soumya Das
Soumya Das
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date
/s/ Soumya Das	Chief Executive Officer	June 30, 2026
Soumya Das	(Principal Executive Officer)
/s/ Dominic Poole	Chief Financial Officer	June 30, 2026
Dominic Poole	(Principal Financial and Accounting Officer)
*	Director	June 30, 2026
Nadir Ali
*By:	/s/ Soumya Das
Soumya Das
Attorney-in-fact